Exhibit 4.1

MGE POWER ELM ROAD, LLC

5.04% Senior Secured Notes, Series A, due February 3, 2040

____________________________________

NOTE PURCHASE AGREEMENT

___________________________________

Dated as of February 3, 2010

TABLE OF CONTENTS

SECTION

HEADING

PAGE

SECTION 1.

AUTHORIZATION OF NOTES

1

SECTION 2.

SALE AND PURCHASE OF NOTES

1

Section 2.1.

Series A Notes

1

Section 2.2.

Additional Series of Notes

1

Section 2.3.

Collateral

3

SECTION 3.

CLOSING

3

SECTION 4.

CONDITIONS TO CLOSING

3

Section 4.1.

Representations and Warranties

3

Section 4.2.

Performance; No Default

3

Section 4.3.

Certificates

4

Section 4.4.

Opinions of Counsel

4

Section 4.5.

Purchase Permitted by Applicable Law, Etc.

4

Section 4.6.

Sale of Other Series A Notes

5

Section 4.7.

Payment of Special Counsel Fees

5

Section 4.8.

Private Placement Number

5

Section 4.9.

Material Adverse Change

5

Section 4.10.

Changes in Organizational Structure

5

Section 4.11.

Funding Instructions

5

Section 4.12.

Proceedings and Documents

5

Section 4.13.

Security Documents and Filings

5

Section 4.14.

Collection Account.

6

Section 4.15.

The Project Agreements

6

Section 4.16.

Intercompany Note and Subordination Agreement

6

Section 4.17.

Undertaking by the Parent

7

Section 4.18.

Regulatory Approvals

7

Section 4.19.

Insurance

7

Section 4.20.

UCC Searches, Etc.

7

Section 4.21

Elm Road Site

7

Section 4.22.

Estoppel Certificate

8

Section 4.23.

Engineering and Environmental Reports

8

Section 4.24.

Conditions to Issuance of Additional Notes

8

SECTION 5.

REPRESENTATIONS AND WARRANTIES OF THE ISSUER

9

Section 5.1.

Organization; Power and Authority

9

Section 5.2.

Authorization, Etc.

9

Section 5.3.

Disclosure

10

Section 5.4.

Financial Statements

10

Section 5.5.

Compliance with Laws, Other Instruments, Etc.

10

-i-

Section 5.6.

Governmental Authorizations, Etc.

11

Section 5.7.

Litigation; Observance of Agreements, Statutes and Orders

11

Section 5.8.

Taxes

11

Section 5.9.

Title to Property

12

Section 5.10.

Patents, Copyrights, Etc

12

Section 5.11.

Compliance with ERISA

13

Section 5.12.

Private Offering by the Issuer

14

Section 5.13.

Use of Proceeds; Margin Regulations

14

Section 5.14.

Indebtedness

14

Section 5.15.

Foreign Assets Control Regulations, Etc

15

Section 5.16.

Status under Certain Statutes

15

Section 5.17.

Subsidiaries

16

Section 5.18.

Nature of Business and Location of Business and Offices

16

Section 5.19.

Environmental Matters

16

Section 5.20.

Facility Lease Agreements; Etc.

16

Section 5.21.

No Defaults

17

Section 5.22.

Adequate Rights in the Facilities

17

Section 5.23.

Insurance

18

Section 5.24.

Security Interests

18

Section 5.25.

Series A Notes Rank Pari Passu

18

SECTION 6.

REPRESENTATIONS OF THE PURCHASER

18

Section 6.1.

Purchase for Investment

18

Section 6.2.

Source of Funds

18

SECTION 7.

AFFIRMATIVE COVENANTS

20

Section 7.1.

Financial Statements and Notices

20

Section 7.2.

Officer’s Certificate

24

SECTION 8.

PAYMENT AND PREPAYMENT OF THE NOTES

25

Section 8.1.

Scheduled Payments for the Series A Notes

25

Section 8.2.

Optional Prepayment of the Notes with Make-Whole Amount

26

Section 8.3.

Allocation of Partial Prepayments

26

Section 8.4.

Required Prepayments of Notes

27

Section 8.5.

Maturity; Surrender, Etc

28

Section 8.6.

Purchase of Notes

28

Section 8.7.

Provision for Make-Whole Amount For Series A Notes

28

SECTION 9.

AFFIRMATIVE COVENANTS

30

Section 9.1.

Maintenance, Etc.

30

Section 9.2.

Insurance

31

-ii-

Section 9.3.

Maintenance of Properties

31

Section 9.4.

Environmental Matters

31

Section 9.5.

Performance of Obligations

31

Section 9.6.

Independence

32

Section 9.7.

Lease of the Facility

32

Section 9.8.

Information Required by 144A

33

Section 9.9.

Equitable Lien

33

Section 9.10.

Further Assurances

33

SECTION 10.

NEGATIVE COVENANTS

34

Section 10.1.

Indebtedness

34

Section 10.2.

Liens

35

Section 10.3.

Restricted Payments

35

Section 10.4.

Improvements

36

Section 10.5.

Mergers, Fundamental Changes, Etc.

36

Section 10.6.

Sales of Assets

36

Section 10.7.

Investments, Loans and Advances

36

Section 10.8.

Sales and Leasebacks

36

Section 10.9.

Nature of Business

37

Section 10.10.

Amendments; Etc

37

Section 10.11.

Proceeds of Notes

37

Section 10.12.

ERISA Compliance

37

Section 10.13.

Sale or Discount of Receivables

38

Section 10.14.

Transactions with Affiliates

38

Section 10.15.

Subsidiaries

38

Section 10.16.

Terrorism Sanctions Regulations

38

Section 10.17.

Debt Service Coverage Ratio

38

SECTION 11.

EVENTS OF DEFAULT

38

SECTION 12.

REMEDIES ON DEFAULT, ETC

41

Section 12.1.

Acceleration

41

Section 12.2.

Other Remedies

42

Section 12.3.

Rescission

42

Section 12.4.

No Waivers or Election of Remedies, Expenses, Etc.

42

SECTION 13.

REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES

42

Section 13.1.

Registration of Notes

42

Section 13.2.

Transfer and Exchange of Notes

43

Section 13.3.

Replacement of Notes

43

SECTION 14.

PAYMENTS ON NOTES

44

-iii-

Section 14.1.

Place of Payment

44

Section 14.2.

Home Office Payment

44

SECTION 15.

EXPENSES, ETC.

44

Section 15.1.

Transaction Expenses

44

Section 15.2.

Issue Taxes

45

Section 15.3.

Survival

47

SECTION 16.

SURVIVAL OF REPRESENTATIONS AND WARRANTIES

48

SECTION 17.

AMENDMENT AND WAIVER

48

Section 17.1.

Requirements

48

Section 17.2.

Solicitation of Holders of Notes

48

Section 17.3.

Binding Effect, Etc.

49

Section 17.4.

Notes Held by Issuer, Etc.

49

SECTION 18.

NOTICES

49

SECTION 19.

REPRODUCTION OF DOCUMENTS

50

SECTION 20.

CONFIDENTIAL INFORMATION

50

SECTION 21.

SUBSTITUTION OF PURCHASER

52

SECTION 22.

MISCELLANEOUS

52

Section 22.1.

Successors and Assigns

52

Section 22.2.

Payments Due on Non-Business Days

52

Section 22.3.

Accounting Terms

53

Section 22.4.

Severability

53

Section 22.5.

Construction

53

Section 22.6.

Counterparts

53

Section 22.7.

Governing Law

53

Section 22.8.

Jurisdiction and Process; Waiver of Jury Trial

54

Section 22.9

Non-Recourse

54

-iv-

ATTACHMENTS TO NOTE PURCHASE AGREEMENT:

SCHEDULE A

—

Information Relating to Purchasers

SCHEDULE B

—

Defined Terms

SCHEDULE 5.3

—

Disclosure Materials

SCHEDULE 5.4

—

Financial Information

SCHEDULE 5.5

—

Material Agreements, Orders, Judgments, Etc.

SCHEDULE 5.6

—

Governmental Authorizations

SCHEDULE 5.10

—

Patents, Copyrights, Etc.

SCHEDULE 5.14

—

Indebtedness

SCHEDULE 5.16

—

Regulated Status

SCHEDULE 5.20

—

Projected Debt Service Coverage Ratio

SCHEDULE 8.1

—

Scheduled Prepayments of Series A Notes

EXHIBIT 1

—

Form of 5.04% Senior Secured Note, Series A, due February 3, 2040

EXHIBIT 2.2

—

Form of Note Supplement to Note Purchase Agreement

EXHIBIT 4.4(a)

—

Form of Opinion of Sidley Austin LLP, Special Counsel for the Issuer

EXHIBIT 4.4(b)

—

Form of Opinion of Stafford Rosenbaum LLP, Special Wisconsin Counsel for the Issuer

EXHIBIT 4.4(c)

—

Form of Opinion of Special Counsel for the Purchasers

EXHIBIT 4.4(d)

—

Form of Opinion of Special Counsel for the Collateral Trustee

-v-

MGE POWER ELM ROAD, LLC

133 South Blair Street

Madison, Wisconsin 53703

5.04% Senior Secured Notes, Series A, due February 3, 2040

February 3, 2010

To each Purchaser listed in the attached

   Schedule A which is a signatory hereto:

Ladies and Gentlemen:

MGE Power Elm Road, LLC, a limited liability company organized under the laws of the State of Wisconsin (the “Issuer”), agrees with each of the purchasers whose names appear at the end hereof (each, a “Purchaser” and, collectively, the “Purchasers”) as follows:

SECTION 1.

AUTHORIZATION OF NOTES.

The Issuer will authorize the issue and sale of $50,000,000 aggregate principal amount of its 5.04% Senior Secured Notes, Series A, payable in installments with the final installment due on the Maturity Date (hereinafter defined) (the “Series A Notes,” such term to include any such notes issued in substitution therefor pursuant to Section 13).  The Series A Notes together with each Series of Additional Notes (as hereinafter defined) which may from time to time be issued pursuant to the provisions of Section 2.2 are collectively referred to as the “Notes” (such term to include any such notes issued in substitution therefor pursuant to Section 13).  The Series A Notes shall be substantially in the form set out in Exhibit 1.  Certain capitalized terms used in this Agreement are defined in Schedule B; and references to a “Schedule” or an “Exhibit” are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

SECTION 2.

SALE AND PURCHASE OF NOTES.

Section 2.1.

Series A Notes.  Subject to the terms and conditions of this Agreement, the Issuer will issue and sell to each Purchaser and each Purchaser will purchase from the Issuer, at the Closing provided for in Section 3, Series A Notes in the principal amount specified opposite such Purchaser’s name in Schedule A at the purchase price of 100% of the principal amount thereof.  The Purchasers’ obligations hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non-performance of any obligation by any other Purchaser hereunder.

Section 2.2.

Additional Series of Notes.  The Issuer may, from time to time, in its sole discretion, but subject to the terms hereof (including, without limitation, Section 10.1(b)), issue and sell one or more additional Series of its senior promissory notes under the provisions of this Agreement pursuant to a supplement (a “Note Supplement”) substantially in the form of Exhibit 2.2.  Each additional Series of Notes (the “Additional Notes”) issued pursuant to a Note Supplement shall be subject to the following terms and conditions:

(a)

each Series of Additional Notes, when so issued, shall be differentiated from all previous Series by sequential alphabetical designation inscribed thereon;

(b)

Additional Notes of the same Series may consist of more than one different and separate tranches and may differ with respect to outstanding principal amounts, maturity dates, interest rates and premiums, if any, and price and terms of redemption or payment prior to maturity, but all such different and separate tranches of the same Series shall vote as a single class and constitute one Series;

(c)

each Series of Additional Notes shall be dated the date of issue, bear interest at such rate or rates, mature on such date or dates, be subject to such mandatory and optional prepayment on the dates and at the premiums, if any, have such additional or different conditions precedent to closing, such representations and warranties and such additional covenants and events of default as shall be specified in the Note Supplement under which such Additional Notes are issued provided, that any such additional covenants and events of default (other than with respect to interest rate, prepayments or premiums thereon, maturity thereof or payment schedules therefor) in favor of the holder of such Additional Notes shall inure to the benefit of all holders of Notes so long as any Additional Notes issued pursuant to such Note Supplement remain outstanding and such additional covenants and events of default shall not amend, modify, impair or dilute the existing covenants and events of default set forth herein;

(d)

each Series of Additional Notes issued under this Agreement shall be in substantially the form of Exhibit 1 to Exhibit 2.2 hereto with such variations, omissions and insertions as are necessary or permitted hereunder;

(e)

the minimum principal amount of any Note issued under a Note Supplement shall be $500,000, except as may be necessary to evidence the outstanding amount of any Note originally issued in a denomination of $500,000 or more;

(g)

all Additional Notes shall constitute senior Indebtedness of the Issuer and shall rank pari passu with all other outstanding Notes under the terms of the Security Documents; and

(h)

no Additional Notes shall be issued hereunder if at the time of issuance thereof and after giving effect to the application of the proceeds thereof, any Default or Event of Default shall have occurred and be continuing.

It is specifically acknowledged and agreed that the Purchasers of the Series A Notes, or any other holder of Notes shall not have any obligation to purchase any Additional Notes.

Section 2.3.

Collateral.  Pursuant to the Security Documents, the Issuer will secure its obligations under the Notes and the other Financing Documents to which it is a party and the other Secured Obligations by granting to the Collateral Trustee, for the benefit of the holders of Notes and the other Secured Parties, a security interest and Lien in all of its right, title and interest in the Collateral.

SECTION 3.

CLOSING.

The sale and purchase of the Series A Notes to be purchased by each Purchaser shall occur at the offices of Chapman and Cutler LLP, 111 West Monroe Street, Chicago, IL 60603, at 10:00 a.m., Chicago time, at a closing (the “Closing”) on February 4, 2010 or on such other Business Day thereafter on or prior to February 9, 2010 as may be agreed upon by the Issuer and the Purchasers.  At the Closing, the Issuer will deliver to each Purchaser the Series A Notes to be purchased by such Purchaser in the form of a single Series A Note (or such greater number of Series A Notes in denominations of at least $500,000 as such Purchaser may request) dated the date of the Closing and registered in such Purchaser’s name (or in the name of its nominee), against delivery by such Purchaser to the Issuer or its order of immediately available funds in the amount of the purchase price therefor, by wire transfer of immediately available funds to JPMorgan Chase Bank, N.A., ABA No. 075 000 019, Account No. 698-573-052 and Ref:  MGE Power Elm Road, LLC.  If at the Closing the Issuer shall fail to tender such Series A Notes as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to such Purchaser’s satisfaction, such Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure or such nonfulfillment.

SECTION 4.

CONDITIONS TO CLOSING.

(A)

Series A Notes Closing.  Each Purchaser’s obligation to purchase and pay for the Series A Notes to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser’s satisfaction, prior to or at the Closing, of the following conditions:

Section 4.1.

Representations and Warranties.  The representations and warranties of the Issuer, MGE and the Collateral Trustee in each of the Financing Documents to which such Person is a party shall be correct in all material respects when made and at the time of the Closing.

Section 4.2.

Performance; No Default.  The Issuer, MGE and the Collateral Trustee shall have performed and complied with, and shall continue to be in compliance with, all agreements and conditions contained in each of the Financing Documents to which such Person is a party required to be performed or complied with by it prior to or at the Closing and, after giving effect to the issue and sale of the Series A Notes (and the application of the proceeds thereof as contemplated by Section 5.13), no Default or Event of Default shall have occurred and be continuing.

Section 4.3.

Certificates.  (a) Closing Certificate of the Issuer.  The Issuer shall have delivered to such Purchaser an Officer’s Certificate dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2, 4.9 and 4.10 applicable to it have been fulfilled.

(b)

Secretary’s Certificate of the Issuer.  The Issuer shall have delivered to such Purchaser (i) a certificate of one of its authorized Managers certifying (A) its articles of organization, (B) its Operating Agreement, (C) the due adoption or approval by the Managers of the Issuer of resolutions attached to such certificate relating to the transactions contemplated hereby and (D) the incumbency of each of the Managers of the Issuer who has executed this Agreement, the Series A Notes and the other Financing Documents on behalf of the Issuer and (ii) a good standing certificate from its state of formation.

(c)

Certificate of MGE.  MGE shall have delivered to such Purchaser an officer’s certificate of MGE, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2, 4.9 and 4.10 applicable to it have been fulfilled.

(d)

Certificate of the Collateral Trustee.  The Collateral Trustee shall have delivered to such Purchaser an officer’s certificate, dated the date of Closing, certifying that the conditions specified in Sections 4.1 and 4.2 applicable to it have been fulfilled.

(e)

Secretary’s Certificate of the Collateral Trustee.  The Collateral Trustee shall have delivered to such Purchaser a certificate of a corporate trust officer, dated the date of Closing, certifying as to the resolutions attached thereto and the authorization, execution and delivery of the Financing Documents to which it is a party.

Section 4.4.

Opinions of Counsel.  Such Purchaser shall have received opinions dated the date of the Closing, (a) from Sidley Austin LLP, special counsel for the Issuer, substantially in the form of Exhibit 4.4(a), (b) from Stafford Rosenbaum LLP, special Wisconsin counsel for the Issuer, substantially in the form of Exhibit 4.4(b), (c) from Chapman and Cutler LLP, the Purchasers’ special counsel, substantially in the form of Exhibit 4.4(c) and (d) from Dorsey & Whitney LLP, special counsel for the Collateral Trustee, substantially in the form of Exhibit 4.4(d).

Section 4.5.

Purchase Permitted by Applicable Law, Etc.  On the date of the Closing, such Purchaser’s purchase of Series A Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation.  If requested by such Purchaser, the Issuer shall provide such Purchaser with an Officer’s Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.

Section 4.6.

Sale of Other Series A Notes.  Contemporaneously with the Closing the Issuer shall sell to each other Purchaser and each other Purchaser shall purchase the Series A Notes to be purchased by it at the Closing as specified in Schedule A.

Section 4.7.

Payment of Special Counsel Fees.  Without limiting the provisions of Section 15.1, the Issuer shall have paid on or before the Closing the fees, charges and disbursements of the Purchasers’ special counsel referred to in Section 4.4(c) to the extent reflected in a statement of such counsel rendered to the Issuer at least one Business Day prior to the Closing.

Section 4.8.

Private Placement Number.  A Private Placement Number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for the Series A Notes.

Section 4.9.

Material Adverse Change.  Since December 31, 2008, no event or condition shall have occurred which reasonably may be expected to cause a Material Adverse Effect with respect to the Issuer, MGE or the Facilities.

Section 4.10.

Changes in Organizational Structure.  Neither of the Issuer nor MGE shall have changed its jurisdiction of organization or been a party to any merger or consolidation nor shall it have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Section 5.4.

Section 4.11.

Funding Instructions.  At least three Business Days prior to the date of the Closing, each Purchaser shall have received written instructions signed by a Responsible Officer on letterhead of the Issuer confirming the information specified in Section 3 including (i) the name and address of the transferee bank, (ii) such transferee bank’s ABA number and (iii) the account name and number into which the purchase price for the Series A Notes is to be deposited.

Section 4.12.

Proceedings and Documents.  All limited liability company, corporate and other proceedings in connection with the transactions contemplated by this Agreement and the other Financing Documents and all documents and instruments incident to such transactions shall be satisfactory to such Purchaser and its special counsel, and such Purchaser and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such special counsel may reasonably request.

Section 4.13.

Security Documents and Filings.  (a) The Security Documents shall have been duly executed and delivered by the parties thereto and shall be in full force and effect and such Purchaser shall have received true, correct and complete copies of each thereof.  The Collateral Trust Indenture and the UCC financing statements required to be filed, registered or recorded in connection with the transactions contemplated by the Security Documents shall have been properly filed, registered or recorded in each office required in order to create in favor of the Collateral Trustee, for the ratable benefit of the Purchasers and the  other Secured Parties, a valid perfected first priority Lien on the Collateral (subject to Excepted Liens), and the Collateral Trustee and such Purchaser shall have received acknowledgment copies of all of such filings, registrations and recordations stamped by the appropriate filing, registration or recordation officer (or, in lieu thereof, other evidence reasonably satisfactory to such Purchaser that all such filings, registrations and recordations have been made), and all necessary filing, registration and other similar fees, and all taxes and other charges related to such filings, registrations and recordations shall have been paid in full (or reasonably satisfactory arrangements shall have been made for such payment).

(b)

Each of the Facility Lease Agreements, the Property Rights Agreements and the Assignments of Easement Agreement (or a memoranda with respect to any of the foregoing) shall have been duly recorded with the Register of Deeds office for Milwaukee and Racine Counties, Wisconsin, and a precautionary UCC financing statement filed with respect to the interest of the Issuer, as lessor under the Facility Lease Agreements, and naming MGE as debtor and the Collateral Trustee as secured party, shall have been duly filed with the Department of Financial Institutions of the State of Wisconsin and duly recorded with the Register of Deeds office for Milwaukee County, Wisconsin, and, in each case, the Collateral Trustee and such Purchaser shall have received acknowledgment copies of all of such filings, registrations and recordations stamped by the appropriate filing, registration or recordation officer.

(c)

The Issuer shall have delivered the originals of the Facility Lease Agreements to the Collateral Trustee, to be held for the ratable benefit of the Purchasers, for purposes of perfecting the Collateral Trustee’s security interest in the Facility Lease Agreements.

Section 4.14.

Collection Account.  The Collection Account shall have been established in accordance with Section 3.1 of the Collateral Trust Indenture.

Section 4.15.

The Project Agreements.  Each of the Project Agreements shall be in full force and effect without amendment, modification or waiver and no defaults or events, which with the lapse of time or the giving of notice, will create a default shall have occurred and be continuing thereunder, and such Purchaser shall have received a copy thereof, certified as true, accurate and complete by the Issuer.

Section 4.16.

Intercompany Note and Subordination Agreement.  The Intercompany Note shall be in full force and effect without amendment, modification or waiver and no defaults or events, which with the lapse of time or the giving of notice, will create a default shall have occurred and be continuing thereunder, and such Purchaser shall have received a copy thereof, certified as true, accurate and complete by the Issuer.  The Subordination Agreement shall have been duly executed and delivered by the parties thereto and shall be in full force and effect and such

Purchaser shall have received true, correct and complete copy thereof.

Section 4.17.

Undertaking by the Parent.  The Parent shall have executed and delivered  to such Purchaser the Parent Undertaking pursuant to which the Parent covenants and agrees to pay when and as due any and all “Delay Damages” (as defined in the Unit 1 Facility Lease Agreement) related to the period from and including September 30, 2009 through and including January 27, 2010, which are  required to be paid by the Issuer to MGE pursuant to Section 2.3(a) of the Unit Facility Lease Agreement as a result of the Unit 1 Commercial Operation Date not having occurred on or prior to the “Scheduled Commercial Operation Date” (as defined in the Unit 1 Facility Lease Agreement).

Section 4.18.

Regulatory Approvals.  The Issuer shall have provided such Purchaser with copies, certified by the Issuer as true, accurate and complete, of all approvals from the Public Service Commission of Wisconsin and the Federal Energy Regulatory Commission that are necessary for the consummation by the Issuer of all of the transactions contemplated to be performed by it hereby and the consummation by the Issuer and MGE of the transactions contemplated to be performed by each of them under the Project Agreements, which approvals shall not be subject to appeal or modification.

Section 4.19.

Insurance.  The Issuer shall have obtained, or caused to be obtained, such insurance coverage as is required in the Facility Lease Agreements and the other Project Agreements (the “Mandatory Insurance”).  Such insurance shall be in full force and effect, and all premiums then due thereon shall have been paid.  In addition to and without limiting the foregoing, such Purchaser shall have received satisfactory evidence of such insurance (which may include certificates of such insurance) signed by the insurer or an agent authorized to bind the insurer.

Section 4.20.

UCC Searches, Etc.  UCC financing statement, judgment lien and federal income tax lien searches with respect to the Issuer (collectively, the “UCC Searches”) for each jurisdiction in which the Issuer is organized or in which the Facilities are located, shall have been delivered to such Purchaser and its special counsel, the results of which shall be satisfactory to such Purchaser and its special counsel.

Section 4.21

Elm Road Site.  The Issuer shall have provided such Purchaser a certificate of an officer of WEPCO confirming that (i) fee title in the Elm Road Site is vested in WEPCO, (ii) to its actual knowledge, the Issuer does not  have any interest in the Elm Road Site other than through the Property Rights Agreements, (iii) to its actual knowledge, title to the Facilities is vested in each of the Issuer, ERGS and WPPI, (iv) other than as set forth in the Property Rights Agreements and/or in the ERGS SC Facility Lease (as defined in the Property Rights Agreement), the Ground Leases (as defined in the Property Rights Agreement), the Ownership Agreements and the O&M Agreements, WEPCO has no rights to all or any portion of the Facilities, and (v) there is no lender to WEPCO that holds a mortgage, deed to secure debt or other security interest against the Elm Road Site, in each case, as contemplated by Sections 2.5 and 8.2 of each of the Property Rights Agreements.

Section 4.22.

Estoppel Certificate.  The Issuer shall have provided to such Purchaser a written estoppel certificate pursuant to Section 21.1(a) of the Unit 1 Facility Lease Agreement.

Section 4.23.

Engineering and Environmental Reports.  The Issuer shall have provided such Purchaser with a copy, certified by the Issuer as true, accurate and complete, of all written engineering and environmental reports (together with any supplements thereto) in its possession in respect of the Facilities and the Elm Road Site.

(B)

Additional Notes Closings.

Section 4.24.

Conditions to Issuance of Additional Notes.  The right of the Issuer to issue, and the obligation of the Additional Purchasers to purchase, any Additional Notes shall be subject to the following conditions precedent, in addition to the conditions specified in the Note Supplement pursuant to which such Additional Notes may be issued:

(a)

Compliance Certificate.  A duly authorized Senior Financial Officer of the Issuer shall execute and deliver to each Additional Purchaser and to each holder of Notes an Officer’s Certificate dated the date of issue of such Series of Additional Notes stating that (i) such officer has reviewed the provisions of this Agreement (including any Note Supplements) and setting forth the information and computations (in sufficient detail) required in order to establish whether the Issuer is in compliance with the requirements of Section 10.1 and Section 10.17 on such date, in each case, after giving pro forma effect to the issuance of such Series of Additional Notes and (ii) all conditions precedent to issuance of such Series of Additional Notes have been satisfied.

(b)

Execution and Delivery of Note Supplement.  The Issuer and each such Additional Purchaser shall execute and deliver a Note Supplement substantially in the form of Exhibit 2.2 with respect to such Additional Notes.

(c)

Execution and Delivery of Collateral Trust Indenture Supplement and Unit 2 Security Documents.  The Issuer, the Collateral Trustee and the Additional Purchasers shall execute and deliver a Joinder Collateral Trust Indenture with respect to the Additional Notes.

(d)

Execution and Delivery of Consent Agreement.

MGE, the Issuer and the Collateral Trustee, on behalf of the Secured Parties, shall execute and deliver a Consent with respect to the Additional Notes.

(e)

Closing Conditions.  The closing conditions set forth in Section 4 shall have been updated and performed as of the date of issuance of each Series of Additional Notes (irrespective of whether such closing conditions initially apply only to the Series A Notes, but with the understanding that references to “Purchaser” shall mean “Additional Purchaser”), with such closing conditions being modified and updated as necessary to take into account completion of the construction of the Unit 2 Facility (with such modifications and updates being mutually agreeable to the Issuer and the Additional Purchasers).

(f)

Representations, Warranties and Covenants with respect to the Unit 2 Facility.  The representations and warranties in Section 5 and the covenants in Sections 9 and 10 shall be modified and updated as necessary to take into account completion of the construction of the Unit 2 Facility (with such modifications and updates being mutually agreeable to the Issuer and the Additional Purchasers).

(g)

Representations of Additional Purchasers.  Each Additional Purchaser shall have confirmed in the Note Supplement that the representations set forth in Section 6 are true with respect to such Additional Purchaser’s purchase of Additional Notes on and as of the date of issue of such Additional Notes.

SECTION 5.

REPRESENTATIONS AND WARRANTIES OF THE ISSUER.

The Issuer represents and warrants to each Purchaser that on and as of the date hereof:

Section 5.1.

Organization; Power and Authority.  Each of the Issuer and MGE is a corporation or a limited liability company (as applicable) duly organized or formed, validly existing and in good standing under the laws of its jurisdiction of organization or formation, and is duly qualified as a foreign corporation or limited liability company and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Each of the Issuer and MGE has the corporate or limited liability company power and authority to own or hold under lease the properties (including as to the Issuer, without limitation, the Facility Interests) it purports to own or hold under lease (including as to the Issuer, without limitation, the Facility Interests), to transact the business it transacts and currently proposes to transact, and to execute and deliver the Financing Documents to which it is a party and to perform the provisions thereof.

Section 5.2.

Authorization, Etc.  (a) This Agreement, the Series A Notes and the other Financing Documents to which the Issuer is a party have been duly authorized by all necessary limited liability company action on the part of the Issuer, and this Agreement constitutes, and upon execution and delivery thereof each Series A Note and each of the other Financing Documents to which it is a party will constitute, a legal, valid and binding obligation of the Issuer enforceable against the Issuer in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(b)

The Financing Documents to which MGE is a party have been duly authorized by all necessary corporate action on the part of MGE and upon execution and delivery thereof will constitute the legal, valid and binding obligations of MGE enforceable against MGE in accordance with their terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(c)

The representations and warranties of the Issuer and MGE in each of the Financing Documents to which they are a party are true and complete.  The representations and warranties of the Issuer and MGE in each of the Project Agreements to which they are a party were true and complete at the time of execution and delivery thereof.

Section 5.3.

Disclosure.  The Issuer, through its agents, JPMorgan Securities Inc. and Banc of America Securities LLC, has delivered to each Purchaser a copy of a Private Placement Memorandum, dated January 2010 (the “Memorandum”), relating to the transactions contemplated hereby.  Except as specifically disclosed in Schedule 5.3, the Financing Documents, the Memorandum and the documents, certificates or other writings delivered to the Purchasers by or on behalf of the Issuer and MGE in connection with the transactions contemplated hereby and identified in Schedule 5.3, and the financial statements referred to in Section 5.4 (the Financing Documents, the Memorandum and such documents, certificates or other writings and such financial statements delivered to each Purchaser prior to January 13, 2010 being referred to, collectively, as the “Disclosure Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made.  Since December 31, 2008, there has been no change in the Facilities or the financial condition, operations, business or properties of the Issuer or MGE except changes that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.  There is no fact known to the Issuer that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Disclosure Documents.

Section 5.4.

Financial Statements.  The Issuer has delivered to each Purchaser copies of the financial statements listed on Schedule 5.4.  All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Issuer and MGE as of the respective dates specified in such financial statements and, if applicable, the results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

Section 5.5.

Compliance with Laws, Other Instruments, Etc.  The execution, delivery and performance by the Issuer of the Financing Documents and the Project Agreements to which it is a party and by MGE of the Financing Documents and the Project Agreements to which it is a party will not (a) violate any organizational document of the Issuer or MGE, (b) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any Property of the Issuer or MGE under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, or any other agreement or instrument to which the Issuer or MGE is bound or by which the Issuer or MGE and any of their respective Properties may be bound or affected, (c) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree or ruling of any arbitrator or Governmental Authority applicable to the Issuer or MGE or (d) violate any provision of any law, statute, rule or regulation of any Governmental Authority applicable to the Issuer or MGE.  Attached hereto as Schedule 5.5 is a list of (X) all material indentures, mortgages, deeds of trust, loan, purchase or credit agreements, leases and any other material agreement or instrument to which the Issuer and MGE is bound or by which the Issuer and MGE or any of their respective Properties may be bound or affected, and (Y) orders, judgments, decrees or rulings of any arbitrator or Governmental Authority applicable to the Issuer and MGE, in each case of (X) and (Y) that would reasonably be expected to relate to the ability of the Issuer or MGE to enter into any Financing Document or any Project Agreement.

Section 5.6.

Governmental Authorizations, Etc.  No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Issuer of the Financing Documents or the Project Agreements to which the Issuer is a party or by MGE of the Financing Documents or the Project Agreements to which MGE is a party, in each case other than those which (a) are listed on Schedule 5.6, (b) are in full force and effect, (c) are not subject to any appeal or other proceeding and (d) are not subject to renewal or any other condition (other than, in the case of the operating permits listed in Schedule 5.6, any operating limitations stated in such permits).

Section 5.7.

Litigation; Observance of Agreements, Statutes and Orders.  (a) There are (1) no actions, suits, investigations or proceedings pending or, to the knowledge of the Issuer, threatened against or affecting the Issuer or MGE or any Property of the Issuer or MGE in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect and (2) no actions, suits, investigations or proceedings pending or, to the knowledge of the Issuer, threatened against or affecting the Facilities that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

(b)

Neither of the Issuer nor MGE is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any Governmental Requirement (including, without limitation, Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

Section 5.8.

Taxes.  MGE Energy, Inc., the parent corporation of the Issuer and MGE, has, the Issuer has, or MGE and its Subsidiaries have, filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their Properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (a) the amount of which is not individually or in the aggregate Material or (b) the amount, applicability or validity of which is currently being Contested in Good Faith.  The Federal income tax liabilities of each of the Issuer and MGE have been finally determined (whether by reason of completed audits or the statute of limitations having run) for all fiscal years up to and including the fiscal year ended December 31, 2005.

Section 5.9.

Title to Property.  The Issuer and MGE have good and indefeasible title to their respective owned Properties that individually or in the aggregate are Material, including all such Properties reflected in the most recent balance sheet referred to in Section 5.4 or purported to have been acquired by the Issuer and MGE after said date (except as (i) as disclosed in the audited financial statements referred to in Section 5.4 with respect to the consolidation of certain variable interest entities under the provisions of FASB Interpretation No. 46R, Consolidation of Variable Interest Entities - An Interpretation of ARB No. 51, or (ii) sold or otherwise disposed of in the ordinary course of business) including as to the Issuer, without limitation, the Facility Interests, and, as to the Issuer only, in each case free and clear of Liens other than Excepted Liens.  All leases to which the Issuer and MGE is a party that individually or in the aggregate are Material, including, without limitation, the Facility Lease Agreements, the Property Rights Agreements and the Assignments of Easement Agreement, are valid and subsisting and are in full force and effect in all material respects.

As of the date of this Agreement, each of the Unit 1 Facility and the Unit 2 Facility is owned by each of the Issuer, ERGS and WPPI as tenants in common in the following respective percentages:  (i) the Issuer - 8.33%, (ii) ERGS - 83.34%, and (iii) WPPI - 8.33%.

Section 5.10.

Patents, Copyrights, Etc.  (a) Except as specifically disclosed in Schedule 5.10:

(i)

the Issuer and MGE own or possess or have the right to use all patents, copyrights, service marks, trademarks, trade names and domain names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others;

(ii)

to the best knowledge of the Issuer, no product of the Issuer or MGE infringes in any material respect any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name, domain name or other right owned by any other Person; and

(iii)

to the best knowledge of the Issuer, there is no violation by any Person of any right of the Issuer or MGE with respect to any patent, copyright, service mark, trademark, trade name, domain name or other right owned or used by the Issuer or MGE except such violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)

The Issuer owns or possesses or has the right to use all patents, copyrights, service marks, trademarks and trade names, or rights thereto, without any known conflict with the rights of others, necessary to perform its obligations under the Facility Lease Agreements as contemplated therein.

Section 5.11.

Compliance with ERISA.  (a) The Issuer does not operate or administer any Plan.  MGE and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and would not reasonably be expected to result in a Material Adverse Effect.  Neither the Issuer, MGE nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that would reasonably be expected to result in the incurrence of any such liability by the Issuer, MGE or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Issuer, MGE or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not result, individually or in the aggregate, in a Material Adverse Effect.

(b)

The present value of the aggregate benefit liabilities under each of the Plans to which Title IV of ERISA applies (other than Multiemployer Plans), determined as of the end of such Plan’s most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan’s most recent actuarial valuation report, did not at such time exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities.  The term “benefit liabilities” has the meaning specified in Section 4001 of ERISA and the terms “current value” and “present value” have the meanings specified in Section 3 of ERISA.

(c)

The Issuer, MGE and each of their respective ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under Section 4201 or 4204 of ERISA in respect of Multiemployer Plans that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

(d)

The expected post-retirement benefit obligation (determined as of the last day of the Issuer’s most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by Section 4980B of the Code) of the Issuer or MGE, respectively, would not result in a Material Adverse Effect or has otherwise been disclosed in footnote 13 of Notes to Consolidated Financial Statements in Part II, Item 8.  “Financial Statements and Supplementary Data” in MGE’s Annual Report on Form 10-K for the year ended December 31, 2008 and footnote 7 in Part 1, Item 1. “Financial Information” in MGE’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2009.

(e)

The execution and delivery of this Agreement and the other Financing Documents and the issuance and sale of the Series A Notes hereunder will not involve any transaction that is subject to the prohibitions of Section 406 of ERISA or in connection with which an excise tax could be imposed pursuant to Section 4975(c)(1)(A)-(D) of the Code.  The representation by the Issuer in the first sentence of this Section 5.11(e) is made in reliance upon and subject to the accuracy of such Purchaser’s representation in Section 6.2 as to the sources of the funds to be used to pay the purchase price of the Series A Notes to be purchased by such Purchaser.

Section 5.12.

Private Offering by the Issuer.  Neither the Issuer nor anyone acting on its behalf has offered the Series A Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers and not more than 40 other Institutional Investors, each of which has been offered the Series A Notes at a private sale for investment.  Neither the Issuer nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Series A Notes to the registration requirements of Section 5 of the Securities Act or to the registration requirements of any securities or blue sky laws of any applicable jurisdiction.

Section 5.13.

Use of Proceeds; Margin Regulations.  The Issuer will apply the proceeds of the sale of the Series A Notes to repay indebtedness of the Issuer incurred to finance the development and construction of the Facilities.  No part of the proceeds from the sale of the Series A Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Issuer or MGE in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220).  As used in this section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.  The Issuer does not own and will not acquire any margin stock.

Section 5.14.

Indebtedness.  (a) The Issuer has no Indebtedness (other than Indebtedness incurred to finance the development and construction of the Facilities and the Indebtedness represented by the Series A Notes) on or before the date of the Closing.  Schedule 5.14 sets forth a complete and correct list of all such outstanding Indebtedness of the Issuer as of the date of Closing (including a description of the obligors and obligees, principal amount outstanding and collateral therefor, if any, and Guaranty thereof, if any).  The Issuer is not in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Issuer and no event or condition exists with respect to any Indebtedness of the Issuer that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

(b)

Since September 30, 2009 there has been no material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness reflected on the financial statements of MGE as of such date (copies of which have been delivered to the Purchasers), other than borrowings under MGE’s credit agreements in the ordinary course of business.  MGE is not in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of MGE.  No event or condition exists with respect to any Indebtedness of MGE, the principal amount of which is at least $35,000,000, that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

(c)

The Issuer has not agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien (other than Excepted Liens).

(d)

The Issuer is not a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Issuer, any agreement relating thereto or any other agreement (including, but not limited to, its charter or other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the Issuer, except as described in Schedule 5.14.

Section 5.15.

Foreign Assets Control Regulations, Etc.  (a) Neither the sale of the Series A Notes by the Issuer hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, the Patriot Act or the Anti-Terrorism Order or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

(b)

Neither the Issuer nor MGE (i) is a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of the Anti-Terrorism Order or (ii) engages in any dealings or transactions with any such Person.  Each of the Issuer and MGE are in compliance, in all material respects, with the Patriot Act.

(c)

No part of the proceeds from the sale of the Series A Notes hereunder will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, assuming in all cases that such Act applies to the Issuer.

Section 5.16.

Status under Certain Statutes.  After giving effect to consummation of the transactions contemplated by this Agreement and the Project Agreements and except as specified in Schedule 5.16, (a) neither the Issuer nor MGE is (i) subject to registration as a “holding company” a “subsidiary company” of a “holding company” or an “affiliate” of a “holding company”, as such terms are defined in the Public Utility Holding Company Act of 2005, or otherwise subject to regulation thereunder, (ii) an “investment company” or a company “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, or otherwise subject to regulation thereunder, (iii) subject to regulation under the ICC Termination Act of 1995, (iv) subject to regulation by the Public Service Commission of Wisconsin, or (v) subject to regulation under the Federal Power Act, and (b) the Issuer is not subject to regulation under any federal, state or local law, statute, rule or regulation which limits its ability to incur Indebtedness hereunder or under the Series A Notes or conditions such ability upon any act, approval or consent of any Governmental Authority.

Section 5.17.

Subsidiaries.  The Issuer has no Subsidiaries.

Section 5.18.

Nature of Business and Location of Business and Offices.  The Issuer is organized for the purpose of the development, design, engineering, procuring, permitting, constructing, commissioning, leasing and financing of the Facilities and any electric generating unit that may be built on the same site in the future, and carrying on its business under the Project Agreements and does not engage directly or indirectly in any other business.  The Issuer’s principal place of business and chief executive offices are located at the address stated for the Issuer at the beginning of this Agreement.

Section 5.19.

Environmental Matters.  (a) Neither of the Issuer nor MGE has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Issuer or MGE or any of their respective real properties, including, without limitation, the Facilities, now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as would not reasonably be expected to result in a Material Adverse Effect.

(b)

Neither of the Issuer nor MGE has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties, including, without limitation, the Facilities, now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as would not reasonably be expected to result in a Material Adverse Effect.

(c)

Neither of the Issuer nor MGE has stored any Hazardous Materials on real properties, including, without limitation, the Facilities, now or formerly owned, leased or operated by any of them or has disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that would reasonably be expected to result in a Material Adverse Effect.

(d)

All buildings, including, without limitation, the Facilities, on all real properties now owned, leased or operated by the Issuer or MGE are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

Section 5.20.

Facility Lease Agreements; Etc.  (a) The Facility Lease Agreements and the other Project Agreements are valid, binding and enforceable against the parties thereto in accordance with their terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(b)

The Unit 1 Commercial Operation Date has occurred and is in effect as of February 2, 2010.  In accordance with Section 2.8 of the Unit 1 Facility Lease Agreement, the Issuer is presently leasing to MGE, and MGE is presently leasing from the Issuer, the Unit 1 Facility, and MGE is now obligated for the continued payment of Basic Rent under the Unit 1 Facility Lease Agreement on each Rent Payment Date during the Base Term (the terms “Basic Rent,” “Rent Payment Date” and “Base Term” have the meanings set forth in the Unit 1 Facility Lease Agreement as in effect on the date hereof).

(c)

The Basic Rent payable under the Unit 1 Facility Lease Agreement for each period is in excess of the amount required to make scheduled payments under this Agreement and the Series A Notes for such period.  The amount payable under the Unit 1 Facility Lease Agreement in an Event of Total Loss or other termination of the Unit 1 Facility Lease Agreement is in excess of the aggregate amount of principal, interest and Make-Whole Amount, if any, on the Series A Notes and all other obligations of the Issuer under this Agreement and the Series A Notes.

(d)

The Projected Debt Service Ratio as of the Unit 1 Commercial Operation Date is estimated by the Issuer to be approximately 3.11 to 1.0 and is not less than 1.25:1.00 as of the first day of each year thereafter through January 1, 2040, as illustrated in Schedule 5.20.

Section 5.21.

No Defaults.  No event has occurred and is continuing and no condition exists which, upon the issuance of the Series A Notes, would constitute a Default or Event of Default.  Neither of the Issuer nor MGE is in violation in any respect of any term of its organizational documents, and neither of the Issuer nor MGE is in violation of any term in any agreement or other instrument to which it is a party or by which it or any of its Property may be bound other than such violations as would not reasonably be expected to result in a Material Adverse Effect.

Section 5.22.

Adequate Rights in the Facilities.  If any Facility Lease Agreement is terminated early and the Issuer retains ownership of the Facility leased pursuant to such Facility Lease Agreement following such termination (i.e., such Facility Interest is not sold to MGE or any other Person), then the rights and interests of the Issuer in and to such Facility, together with the rights granted to the Issuer under the applicable Property Rights Agreement, are sufficient to enable the Issuer, its designee, lessee or transferee, or an operator acting on behalf of the Issuer, its designee, lessee or transferee, to obtain access to and operate, possess, use, maintain, repair, replace, modify and alter such Facility, and to sell and deliver power generated thereby, provided that in connection with any of the foregoing the Issuer (a) obtains all necessary consents, approvals or authorizations of, and makes all necessary registrations, filings or declarations with, any Governmental Authority and (b) obtains all necessary operation, transportation, interconnection, transmission and other necessary services of, or equipment, parts, raw materials, inputs, coal, natural gas or other supplies from, any Person.

Section 5.23.

Insurance.  The Mandatory Insurance is in force and all premiums due and payable in respect thereof have been paid.

Section 5.24.

Security Interests.  The Security Documents create a valid and enforceable Lien on and security interest in all of the Collateral in favor of the Collateral Trustee for the benefit of the holders of the Secured Obligations, subject to no other Liens (other than Excepted Liens).  All documents and instruments have been recorded or filed for record in such manner and in every such place as required to establish such Liens and to perfect and preserve perfected the first priority Liens intended to be created thereby and no further action is required to maintain and preserve, or effectively to put third parties on notice of, such Liens, other than (i) the filing of continuation UCC financing statements as required by applicable law and (ii) with respect to the Facility Lease Agreements, the delivery of the originals thereof to the Collateral Trustee.  The precautionary UCC financing statements filed with respect to the interest of the Issuer, as lessor under the Facility Lease Agreements, and naming MGE as debtor and the Collateral Trustee (as assignee of the Issuer) as secured party, have been duly filed with the Department of Financial Institutions of the State of Wisconsin and duly recorded with the Register of Deeds office for Milwaukee and Racine Counties, Wisconsin, and such filing and recordation of such UCC financing statements are valid to perfect the security interest of the Collateral Trustee as assignee of the Issuer in the event that the Facility Lease Agreements are treated as conditional sale agreements or secured loans.   All taxes and fees which are required to be paid or are payable in connection with the execution, delivery or recordation of such Liens have been paid.

Section 5.25.

Series A Notes Rank Pari Passu.  The obligations of the Issuer under this Agreement and the Series A Notes rank at least pari passu in right of payment with all other senior Indebtedness (actual or contingent) of the Issuer.

SECTION 6.

REPRESENTATIONS OF THE PURCHASER.

Section 6.1.

Purchase for Investment.  Each Purchaser severally represents that it is purchasing the Series A Notes for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds (and that such Purchaser is an accredited institutional investor within the meaning of Regulation D promulgated under the Securities Act) and not with a view to the distribution thereof, provided that the disposition of such Purchaser’s or their property shall at all times be within such Purchaser’s or their control.  Each Purchaser understands that the Series A Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Issuer is not required to register the Series A Notes.

Section 6.2.

Source of Funds.  Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Series A Notes to be purchased by such Purchaser hereunder:

(a)

the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the National Association of Insurance Commissioners (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or

(b)

the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

(c)

the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Purchaser to the Issuer in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

(d)

the Source constitutes assets of an “investment fund” (within the meaning of Part V of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part V of the QPAM Exemption), no employee benefit plan’s assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(a), (c) and (g) of the QPAM Exemption are satisfied, the QPAM does not own a 10% or more interest in the Issuer and any person controlling or controlled by the QPAM (applying the definition of “control” in Section V(e) of the QPAM Exemption) does not own a 20% or more interest in the Issuer and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Issuer in writing pursuant to this clause (d); or

(e)

the Source constitutes assets of a “plan(s)” (within the meaning of

Section IV of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Section IV(d) of the INHAM Exemption) owns a 5% or more interest in the Issuer and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Issuer in writing pursuant to this clause (e); or

(f)

the Source is a governmental plan; or

(g)

the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Issuer in writing pursuant to this clause (g); or

(h)

the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.2, the terms “employee benefit plan,” “governmental plan,” and “separate account” shall have the respective meanings assigned to such terms in section 3 of ERISA.

SECTION 7.

INFORMATION AS TO ISSUER.

Section 7.1.

Financial Statements and Notices.  The Issuer shall deliver, or shall cause to be delivered to each holder of the Notes:

(a)

Quarterly Statements - Issuer — within 60 days after the end of each quarterly fiscal period in each fiscal year of the Issuer (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of:

(1)

a balance sheet of the Issuer as at the end of such quarter, and

(2)

statements of income, changes in member’s equity and cash flows of the Issuer for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer of the Issuer as fairly presenting, in all material respects, the financial position of the Issuer and its results of operations and cash flows, subject to changes resulting from normal year-end adjustments;

(b)

Quarterly Statements – MGE — within 60 days after the end of each quarterly fiscal period in each fiscal year of MGE (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of:

(1)

a consolidated balance sheet of MGE and its Subsidiaries as at the end of such quarter, and

(2)

consolidated statements of income, changes in shareholder’s equity and cash flows of MGE and its Subsidiaries for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from normal year-end adjustments, provided that delivery within the time period specified above of copies of the MGE’s Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7.1(b);

(c)

Annual Statements - Issuer — within 120 days after the end of each fiscal year of the Issuer, duplicate copies of,

(1)

a balance sheet of the Issuer, as at the end of such year, and

(2)

statements of income, changes in member’s equity and cash flows of the Issuer, for such year,

setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and certified by a Senior Financial Officer of the Issuer as fairly presenting, in all material respects, the financial position of the Issuer and its results of operations and cash flows and having been prepared in conformity with GAAP;

(d)

Annual Statements - MGE — within 120 days after the end of each fiscal year of MGE, duplicate copies of,

(1)

a consolidated balance sheet of MGE and its Subsidiaries, as at the end of such year, and

(2)

consolidated statements of income, changes in shareholder’s equity and cash flows of MGE and its Subsidiaries, for such year,

setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, provided that the delivery within the time period specified above of MGE’s Annual Report on Form 10-K for such fiscal year (together with MGE’s annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission, shall be deemed to satisfy the requirements of this Section 7.1(d);

(e)

SEC and Other Reports — promptly upon their becoming available, one copy of (1) each financial statement, report, notice or proxy statement sent by the Issuer or MGE to public securities holders generally and (2) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Issuer or MGE with the Securities and Exchange Commission and of all press releases and other statements made available generally by the Issuer or MGE to the public concerning developments that are Material;

(f)

Notice of Default or Event of Default — promptly, and in any event within 5 Business Days after a Responsible Officer of the Issuer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(d) or (e), a written notice specifying the nature and period of existence thereof and what action the Issuer is taking or proposes to take with respect thereto;

(g)

Notices from Governmental Authority — promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Issuer or MGE or any of its Subsidiaries from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect;

(h)

Notices under Facility Lease Agreements — promptly, and in any event within 10 Business Days of receipt or transmission thereof, copies of any notices or reports sent or received pursuant to or under the Facility Lease Agreements (other than routine administrative notices, but including, without limitation, all reports under Section 18.1 of the Facility Lease Agreements);

(i)

Pending or Threatened Claims — promptly upon learning thereof, notice of any pending or threatened claim or other event which could reasonably be expected to have a Material Adverse Effect (including, without limitation, any pending or threatened action, investigation or inquiry by any Governmental Authority in connection with any Environmental Laws); provided that delivery within the time period specified above of a copy of MGE’s Current Report on Form 8-K prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7.1(i);

(j)

Notices under Project Agreements — promptly, and in any event within 10 Business Days of delivery or receipt thereof, copies of all notices or documents given or received by the Issuer pursuant to or in respect of any Project Agreement which describes an event or circumstance (including, without limitation, any notice of termination, default or event of default, any notice of suspension of performance or any notice of force majeure) which could reasonably be expected to have a Material Adverse Effect;

(k)

Notices of Casualty/Condemnation — promptly, and in any event within 10 Business Days of a Responsible Officer of the Issuer becoming aware of any physical loss or damage to, or condemnation or taking of, any Facility (or any part thereof) which is in excess of $10,000,000, a written notice specifying the nature of such loss or damage or condemnation or taking, as the case may be, the extent of any disruption caused to the operations of such Facility as a result of such loss or damage or condemnation or taking, as the case may be, and what action the Issuer is taking or proposes to take, if any, with respect thereto;

(l)

Amendments to Project Agreements — promptly, and in any event within 60 days after the end of each quarterly fiscal period in each fiscal year of the Issuer, copies of any new Material agreements entered into by the Issuer with respect to any Facility during the previous quarterly fiscal period and copies of any Material amendment, modification, supplement to, or waiver of any then existing Project Agreement entered into during the previous quarterly fiscal period;

(m)

Notices of Environmental Matters — promptly, and in any event within 10 Business Days of (i) a Responsible Officer of the Issuer becoming aware of any release of any Hazardous Material reportable under applicable Environmental Laws upon any premises owned or operated by the Issuer, (ii) the receipt by a Responsible Officer of the Issuer of any notice of violation of, or potential liability or similar notice under, or the existence of any condition that would reasonably be expected to result in a claim under, any Environmental Law or (iii) the commencement of, or any material change to, any action, investigation, suit, proceeding, audit, claim, demand, dispute alleging a violation of or liability under any Environmental Law, in each case, that would reasonably be expected to have a Material Adverse Effect;

(n)

Facility Appraisal — promptly, and in any event within 10 Business Days of delivery or receipt thereof, a certified copy of the written report from the Independent Appraiser (as defined in each of the Facility Lease Agreements) delivered to the Issuer pursuant to Section 3.3(b) of each of the Facility Lease Agreements;

(o)

Notice of Guaranteed Performance Levels — promptly, and in any event within 10 Business Days of a Responsible Officer of the Issuer becoming aware of the results of the completion of the performance tests performed on a Facility pursuant to Section 13.3 of the EPC Contract, a written report of a Responsible Officer of the Issuer as to whether the Guaranteed Performance Levels (as defined in each of the Facility Lease Agreements) of such Facility have been satisfied pursuant to Section 3.2 of the Facility Lease Agreement with respect to such Facility (and attaching to such report any written report received from the Project Manager on such subject), and if such Guaranteed Performance Levels have not been satisfied, what action the Issuer is taking or proposes to take, if any, with respect thereto;

(p)

Note Supplements — promptly and in any event within 10 Business Days after the execution and delivery of any Note Supplement, a copy thereof; and

(q)

Requested Information — with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Issuer or MGE or any of its Subsidiaries or relating to the ability of the Issuer to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by the holders of Notes holding at least 33% of the then aggregate outstanding principal amount of the Notes.

All information required to be delivered by the Issuer pursuant to this Section 7.1 shall be deemed to have been furnished if the Issuer shall have timely made the same available (a) on its website at www.mgeenergy.com and, substantially concurrently therewith, shall have notified each holder of Notes (which such notice may be made by electronic mail in accordance with the notices provision under Section 18) that such information has been posted on its website, and such information is fully accessible, provided that if any holder of Notes is unable to access the Issuer’s website the Issuer agrees to provide such holder with paper or electronic copies of such information required to be furnished pursuant to Section 7.1 promptly following notice from such holder (and thereafter so long as such notice remains in effect) or (b) by electronic email to the holders of Notes in accordance with the notices provision under Section 18 (such delivery made pursuant to this paragraph, “Electronic Delivery”); provided, however, that upon request of any holder, the Issuer will thereafter deliver in accordance with Section 18 (other than clause (d) thereof) paper copies of such information required to be delivered by the Issuer pursuant to this Section 7.1.

Section 7.2.

Officer’s Certificate.  Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(c) hereof shall be accompanied by a certificate of a Senior Financial Officer of the Issuer (which, in the case of Electronic Delivery of any such financial statements, shall be by separate delivery of such certificate to each holder of Notes within 5 Business Days of such Electronic Delivery to the holders of Notes) setting forth:

(a)

Covenant Compliance — the information (including detailed calculations) required in order to establish whether the Issuer was in compliance with the requirements of Sections 9.7, 10.1, 10.3, 10.4 or 10.17 hereof during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Section and the calculation of the amount, ratio or percentage then in existence); and

(b)

Event of Default — a statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Issuer from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Issuer to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Issuer shall have taken or proposes to take with respect thereto.

SECTION 8.

PAYMENT AND PREPAYMENT OF THE NOTES.

Section 8.1.

Scheduled Payments for the Series A Notes.  (a) In addition to paying the entire outstanding principal amount of, and the interest due on, the Series A Notes on the Maturity Date, the Issuer agrees to prepay, and there shall become due and payable, principal amounts of the Series A Notes (together with accrued interest owing thereon) on the respective dates set out on Schedule 8.1 hereto (the “Series A Notes Amortization Schedule”).

(b)

Each such prepayment of principal made pursuant to Section 8.1(a) shall be at 100% of the principal amount to be prepaid (but without payment of any Make-Whole Amount), together with interest accrued thereon to the date of prepayment.

(c)

The Issuer’s exercise of the prepayment option contained in Section 8.2 and any required prepayment pursuant to Section 8.4, in each case which results in a prepayment of less than all of the outstanding principal amount of the Series A Notes, shall be applied to reduce the principal amount of each required prepayment of the Series A Notes becoming due under this Section 8.1 on and after the date of such prepayment in the same proportion as the aggregate unpaid principal amount of the Series A Notes is reduced as a result of such prepayment.

Upon any partial prepayment of the Series A Notes pursuant to Sections 8.2 or 8.4, the Issuer shall prepare and distribute to the Collateral Trustee, for further distribution by the Collateral Trustee to the holders, a revised Series A Notes Amortization Schedule that shall automatically amend Schedule 8.1 (subject to the terms of this paragraph).  The revised Series A Notes Amortization Schedule shall reflect the aggregate principal amount of the Series A Notes becoming due after any partial prepayment referred to above for each scheduled payment date following such partial prepayment.  In the event that the holders of more than 50% in aggregate principal amount outstanding of the Series A Notes do not concur with the revised Series A Notes Amortization Schedule prepared by the Issuer, within 15 Business Days after receipt by such holders of such revised Series A Notes Amortization Schedule delivered by the Collateral Trustee, such holders of the Series A Notes shall provide a corrected revised Series A Notes Amortization Schedule to the Issuer and the Collateral Trustee prepared in accordance with the provisions of this Section 8.1, and such Series A Notes Amortization Schedule shall be presumptively correct absent manifest error.

Section 8.2.

Optional Prepayment of the Notes with Make-Whole Amount.  (a) The Issuer may, upon notice as provided in Section 8.2(b), prepay all of the Notes of any Series in whole or in part, from time to time, in multiples of One Million Dollars ($1,000,000) at 100% of the principal amount so prepaid, together with all interest accrued on the amount so prepaid plus the Make-Whole Amount, if any, determined for the prepayment date with respect to such principal amount of each Note of such Series; provided that such prepayment may be in an amount less than One Million Dollars ($1,000,000) if it is a prepayment in full of all of the outstanding Notes of such Series.

(b)

The Issuer will give notice of any optional prepayment of the Notes of a Series to each holder of the Notes of such Series not less than thirty (30) days nor more than sixty (60) days before the date fixed for prepayment, specifying (i) such date, (ii) the Section of this Agreement under which such prepayment is to be made, (iii) the principal amount of such holder’s Notes of such Series to be prepaid on such date, in the case of partial prepayments and (iv) the interest to be paid on the prepayment date with respect to such principal amount being prepaid and shall be accompanied by a certificate of a Responsible Officer of the Issuer as to the estimated Make-Whole Amount, if any, due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation.  Two (2) Business Days prior to such prepayment, the Issuer shall deliver to each holder of Notes of the Series being prepaid a certificate of a Responsible Officer of the Issuer specifying in reasonable detail the calculation of such Make-Whole Amount as of the specified prepayment date.  Notice of prepayment having been so given, the aggregate principal amount of the Notes specified in such notice, together with the Make-Whole Amount, if any, and accrued interest on such principal amount shall become due and payable on the specified prepayment date.

(c)

Notwithstanding anything contained in this Section 8.2 to the contrary, if and so long as any Default or Event of Default shall have occurred and be continuing, any partial prepayment of the Notes pursuant to the provisions of this Section 8.2 shall be allocated among all of the Notes of all Series at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof.

Section 8.3.

Allocation of Partial Prepayments.  All partial prepayments of the Series A Notes pursuant to Section 8.1(a) shall be applied to the outstanding Series A Notes ratably in accordance with the unpaid principal amounts thereof.  All regularly scheduled partial prepayments made with respect to any Series of Additional Notes issued pursuant to any Note Supplement shall be allocated as provided therein.  In the case of each partial prepayment of the Notes pursuant to Section 8.2, subject to the provisions of paragraph (c) thereof, the principal amount of the Notes of the Series to be prepaid shall be allocated among all of the Notes of such Series at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.  Required prepayments of the Notes made pursuant to Section 8.4 shall be applied to the Notes of all Series and shall be allocated among such Notes in accordance with the terms set forth in such Section.

Section 8.4.

Required Prepayments of Notes.

(a)

Event of Total Loss Prepayment.  (i) If there shall have occurred an Event of Total Loss with respect to a Facility, the Issuer shall apply the Required Prepayment Amount in respect of such Facility to prepay each outstanding Note in a principal amount which equals the Ratable Portion for such Note, together with accrued interest on such principal amount to the date of such prepayment, plus all other amounts payable hereunder (other than, for the sake of clarity and the avoidance of doubt, any Make-Whole Amount, which shall not be payable in connection with a prepayment due to an Event of Total Loss).

(ii)

The Issuer will give notice of prepayment under clause (a)(i) of this Section 8.4 to the holders of Notes promptly (and in any event within five (5) Business Days) after a Responsible Officer of the Issuer knows of the occurrence of an Event of Total Loss and shall specify in such notice (A) the date for such prepayment, (B) the Section of this Agreement under which such prepayment is to be made and describe in reasonable detail the events giving rise to such prepayment, (C) the Ratable Portion of each Note being prepaid on such date, and (D) the interest to be paid on the prepayment date with respect to such principal amount being prepaid.  The date for prepayment shall not be later than (1) 90 days after the date on which the Facility Lease Agreement in respect of the Facility for which there was an Event of Total Loss terminates in accordance with Section 11.2(c) of such Facility Lease Agreement or (2) if earlier, the earliest of (I) the first date on which the Issuer has funds in an amount sufficient to pay all amounts due hereunder, and (II) 270 days after the Event of Total Loss.

(b)

Early Termination Prepayment.  (i) If there shall have occurred an Early Termination with respect to a Facility Lease Agreement, the Issuer shall apply the Required Prepayment Amount in respect of such Facility Lease Agreement to prepay each outstanding Note in a principal amount which equals the Ratable Portion for such Note, together with accrued interest on such principal amount to the date of such prepayment and the Make-Whole Amount, if any, determined for the prepayment date with respect to the principal amount to be prepaid plus all other amounts payable hereunder.

(ii)

The Issuer will give notice of prepayment under clause (b)(i) of this Section 8.4 to the holders of the Notes promptly (and in any event within five (5) Business Days) after a Responsible Officer of the Issuer knows of the occurrence or has received a notice of election of an Early Termination and shall specify in such notice (A) the date for such prepayment, (B) the Section of this Agreement under which such prepayment is to be made and describe in reasonable detail the events giving rise to such prepayment, (C) the Ratable Portion of each Note being prepaid on such date, and (D) the interest to be paid on the prepayment date with respect to such principal amount being prepaid and shall be accompanied by a certificate of a Responsible

Officer of the Issuer as to the estimated Make-Whole Amount, if any, due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation.  Two (2) Business Days prior to the specified prepayment date, the Issuer shall deliver to each holder of Notes a certificate of a Responsible Officer of the Issuer specifying in reasonable detail the calculation of such Make-Whole Amount as of the specified prepayment date.  The date for prepayment of the Notes pursuant to Section 8.4(b)(i) shall be the date of the Early Termination, or if the Early Termination has occurred, such date of prepayment shall be no more than thirty (30) days after the date of the notice required to be given under this Section 8.4(b)(ii).  In the event the holders of Notes have not received the notice required to be given under this Section 8.4(b)(ii), such prepayment shall be due and payable upon the thirtieth (30th) day after the occurrence of such Early Termination or, if earlier, the date the Issuer receives payment from MGE in respect of such Early Termination pursuant to the applicable Facility Lease Agreement.

Section 8.5.

Maturity; Surrender, Etc.  In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment (which shall be a Business Day), together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any.  From and after such date, unless the Issuer shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue.  Any Note paid or prepaid in full shall be surrendered to the Issuer and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

Section 8.6.

Purchase of Notes.  The Issuer will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes.  The Issuer will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment or prepayment of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

Section 8.7.

Provision for Make-Whole Amount For Series A Notes.  The Issuer acknowledges that the right of each holder of a Series A Note to maintain a rate of return based upon the full term of the Series A Notes (and the scheduled prepayments under Section 8.1) is a valuable right, and that the provisions for payment of the Make-Whole Amount by the Issuer in the event that (a) the Series A Notes are otherwise prepaid (other than in connection with an Event of Total Loss) or (b) the maturity of the Series A Notes is accelerated, are intended (and shall be deemed for all purposes) to provide reasonable compensation for the deprivation of such right under such circumstances.

The term “Make-Whole Amount” means, with respect to any Series A Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Series A Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero.  For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

“Called Principal” means, with respect to any Series A Note, the principal of such Series A Note that is to be prepaid pursuant to Section 8.2 or Section 8.4(b) or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

“Discounted Value” means, with respect to the Called Principal of any Series A Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Series A Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

“Reinvestment Yield” shall mean, with respect to the Called Principal of any Series A Note, 0.50% over the yield to maturity implied by (a) the yields reported, as of 10:00 a.m. (New York, New York time) on the second (2) Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” on the Bloomberg Financial Services Screen (or such other display as may replace Page PX1 on the Bloomberg Financial Services Screen) for the most recently issued actively traded on the run U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (b) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable (including by way of interpolation), the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second (2) Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date.  In the case of each determination under the foregoing clauses (a) or (b), as the case may be, such implied yield will be determined, if necessary, by (1) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (2) interpolating linearly between (i) the actively traded U.S. Treasury security with the maturity closest to and greater than the Remaining Average Life and (ii) the actively traded U.S. Treasury security with the maturity closest to and less than the Remaining Average Life.  The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Series A Note.

“Remaining Average Life” means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of each such Remaining Scheduled Payment.

“Remaining Scheduled Payments” means, with respect to the Called Principal of any Series A Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2, Section 8.4(b) or Section 12.1.

“Settlement Date” means, with respect to the Called Principal of any Series A Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or Section 8.4(b) or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

SECTION 9.

AFFIRMATIVE COVENANTS.

The Issuer covenants and agrees that until payment in full of all Notes issued hereunder, all interest thereon and all other amounts payable by the Issuer hereunder:

Section 9.1.

Maintenance, Etc.  (a) The Issuer shall:  (i) preserve and maintain its limited liability company existence and all of its rights, privileges, licenses and franchises if failure to so preserve and maintain any such right, privilege, license or franchise could reasonably be expected to have a Material Adverse Effect; (ii) keep proper books of record and account in which full, true and correct entries will be made of all dealings or transactions of, or in relation to, its business and activities in accordance with GAAP consistently applied; (iii) comply with all Governmental Requirements to which the Issuer and its Properties are subject if failure to so comply with such requirements could reasonably be expected to have a Material Adverse Effect; (iv) pay and discharge, or cause to be paid or discharged, all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property, all trade accounts payable in accordance with usual and customary business terms and all claims for work, labor or materials prior to the date on which any Lien or penalties attach thereto, except for any such tax, assessment, charge, levy, account payable or claim, the payment of which is being Contested in Good Faith; and (v) permit any holder of the Notes or its representative to visit and inspect, under the Issuer’s guidance (and subject to safety and security procedures in place at the Facilities), any of the Properties of the Issuer, to examine all of its books of account, records, reports and other papers, to make copies and extracts therefrom and to discuss its affairs, finances and accounts with its officers and independent public accountants (and by this provision the Issuer authorizes said accountants to discuss with any holder of the Notes the finances and affairs of the Issuer) all at such reasonable times, upon reasonable notice and as often as may be reasonably requested; provided that the Issuer shall not be required to pay or reimburse any holder of the Notes for expenses which such holder may incur in connection with any such visitation or inspection, except that if such visitation or inspection is made during any period when a Default or an Event of Default shall have occurred and be continuing, the Issuer agrees to reimburse such holder for all such expenses promptly upon demand.

(b)

The Issuer will (i) maintain the Facility Lease Agreements and the other Project Agreements to which it is a party in full force and effect, (ii) comply in all material respects with all terms and provisions thereof and (iii) enforce the compliance by each of the other parties thereto in accordance with the terms thereof so as to avoid a Material Adverse Effect.

Section 9.2.

Insurance.  The Issuer will maintain or cause to be maintained, with financially sound and reputable insurers, insurance with respect to its Properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.  Without limiting the foregoing, the Issuer will cause to be maintained (a) the insurance with respect to the Facilities required by Section 11.3 of the Facility Lease Agreements and (b) the insurance required to be maintained by it pursuant to the other Project Agreements.  Upon reasonable request of the Majority Holders from time to time (but not more than once in any twelve month period), the Issuer shall deliver to the holders a certified copy of each of its policies of insurance, certificates of its insurance and evidence of payment of all premiums therefor.

Section 9.3.

Maintenance of Properties.  The Issuer will (a) maintain and keep or cause to be maintained and kept, its Properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, and (b) comply in all material respects with and keep in full force and effect the terms and conditions of all leases, easements, right-of-way agreements and other similar agreements (collectively, the “real property interests”) that are material to its operations, business or Properties, provided that this Section shall not prevent the Issuer from discontinuing or failing so to maintain or keep any of its Properties or failing to comply with the terms of or keep in full force and effect such real property interests if, in each case, such discontinuance or failure is desirable in the conduct of its business and the Issuer has concluded that such discontinuance or failure would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.4.

Environmental Matters.   The Issuer will operate its Property in compliance with Environmental Laws but for any noncompliance that could not reasonably be expected to have a Material Adverse Effect, and will establish and implement such procedures as may be reasonably necessary to continuously determine and assure that any failure of the following could not reasonably be expected to have a Material Adverse Effect:  (i) all Property of the Issuer and the operations conducted thereon and other activities of the Issuer presently are and will be in material compliance with Environmental Laws and (ii) no Hazardous Materials or solid wastes presently are or will be disposed of, discharged or otherwise released except in compliance with Environmental Laws.

Section 9.5.

Performance of Obligations.  The Issuer will pay the Notes according to the reading, tenor and effect thereof; and

the Issuer will perform every act and discharge all of the obligations to be performed and discharged by it under the Financing Documents, at the time or times and in the manner specified.

Section 9.6.

Independence.  The Issuer shall not change its legal structure to anything other than a limited liability company and shall observe the applicable legal requirements for the recognition of the Issuer as a legal entity separate and apart from MGE and its Affiliates (other than the Issuer), including, without limitation, compliance with the following:

(a)

the Issuer shall maintain separate company records, books of account and financial statements (each of which shall be sufficiently full and complete to permit a determination of the Issuer’s assets and liabilities and to permit a determination of the obligees thereon and the time for performance on each of the Issuer’s obligations) from those of its Affiliates;

(b)

the Issuer shall not commingle any of its assets or funds with those of its Affiliates;

(c)

Managers and member(s) of the Issuer shall hold all regular and special meetings appropriate to authorize limited liability company actions; regular meetings (or written consents in lieu thereof) of Managers and members will be held at least annually; the Managers and member(s) may act from time to time through one or more of their number or committee(s) in accordance with the Issuer’s operating agreement; and appropriate minutes of all meetings of the Managers (and committee(s) thereof, if any) and member(s) meetings shall be kept by the Issuer;

(d)

the Issuer shall act solely in its own limited liability company name and through its own authorized Managers and agents, and no Affiliate shall be appointed agent of the Issuer;

(e)

the Issuer shall at all times hold itself out to the public under the Issuer’s own name as a legal entity separate and distinct from any of its Affiliates (the foregoing to include, but not be limited to, use of materially separate and distinct letterhead);

(f)

all financial statements prepared by the Issuer shall comply with GAAP (subject to normal year-end adjustments and exclusive of footnotes) and such financial statements shall be issued separately from any reports prepared for any of its Affiliates; and

(g)

the financial statements of the Issuer’s member(s) and other Affiliates shall disclose the separateness of the Issuer as required by GAAP and that the Property of the Issuer is owned by the Issuer and therefore is not available to creditors of the Issuer’s member(s) or any of the Issuer’s other Affiliates.

Section 9.7.

Lease of the Facility.  The

Issuer shall (a) request promptly after any reasonable request to do so from any holder of a Note, a written estoppel certificate pursuant to Section 21.1(a) of the Facility Lease Agreements and upon receipt thereof provide a copy to each holder of Notes, and (b) provide to each holder of Notes a copy of any estoppel certificate promptly after any delivery thereof by the Issuer pursuant to Section 21.1(b) of the Facility Lease Agreements.  In addition, the Issuer shall cause:

(1)

rent due under the Facility Lease Agreements to be at all times free from any right of offset, defense, abatement or other reduction of any kind;

(2)

rent due under the Facility Lease Agreements to be at all times sufficient to pay in full all obligations of the Issuer under the Notes and this Agreement as and when due;

(3)

the last day of the “Base Term” under the Facility Lease Agreements to be a date on or after Maturity Date of the Notes; and

(4)

the amount payable under the Facility Lease Agreements upon any early termination thereof (pursuant to Sections 8.3(d), 11.2(c)(ii), 15.2(a)(i) or 15.2(a)(ii) thereof or otherwise) to be at all times equal to or in excess of the amount needed to pay in full all obligations of the Issuer under the Notes and the other Financing Documents.

Section 9.8.

Information Required by 144A.  The Issuer shall, upon the request of the holder of any Note, provide such holder, and any qualified institutional buyer designated by such holder, such financial and other information as such holder may reasonably determine to be necessary in order to permit compliance with the information requirements of Rule 144A under the Securities Act in connection with the resale of Notes.  For the purpose of this Section, the term “qualified institutional buyer” shall have the meaning specified in Rule 144A under the Securities Act.

Section 9.9.

Equitable Lien.  Without limiting Section 10.2 below, the Issuer covenants that if it creates, incurs, assumes or otherwise permits to exist any Lien on any of its now owned or hereafter acquired Properties other than Excepted Liens, it will make or cause to be made effective provision whereby this Agreement, the Notes and the other Financing Documents will be secured by such Lien equally and ratably with any and all other obligations thereby secured so long as any such other obligations shall be so secured and in any such case the holders shall have, to the fullest extent permitted by law, an equitable Lien on such Property ranking equal in priority to such other Lien; it being acknowledged and agreed that this Section shall not in any way limit or modify the right of the holders to enforce the provisions of Section 10.2.

Section 9.10.

Further Assurances.  The Issuer will cause each of the Facility Lease Agreements, the Property Rights Agreements and the Assignments of Easement Agreement (or a memorandum with respect to any of the foregoing) to be duly recorded with the Register of Deeds office for Milwaukee and Racine Counties, Wisconsin, and all Security Documents, mortgages, security agreements, instruments of further assignment, UCC financing statements and continuation statements at all times to be kept recorded and filed in such manner and in such places as may be required by law to fully preserve and protect the first priority security interest created under the Security Documents and the rights of the Collateral Trustee and the holders of the Notes under the Security Documents and the other Financing Documents and all rights of the Issuer as lessor under the Facility Lease Agreements.  The Issuer will, at its expense and at any time and from time to time, promptly execute and deliver all further instruments and documents and take all further action that may be necessary or desirable or that the Collateral Trustee may reasonably request in order to (a) perfect, protect or preserve the Liens and other rights created or purported to be created by the Security Documents and by the other Financing Documents; (b) enable the Collateral Trustee to exercise and enforce its rights and remedies under the Financing Documents in respect of the Collateral; (c) further evidence and more fully describe the Collateral intended as security for the Notes and the other Secured Obligations; and (d) otherwise effect the purposes of the Financing Documents, including, without limitation:  (i) filing any such financing or continuation statements and precautionary statements (or amendments thereto) as may be necessary or desirable or that the Collateral Trustee may reasonably request in order to perfect and preserve the Liens created or purported to be created by the Security Documents; and (ii) furnishing to the Collateral Trustee from time to time such other information in connection with the Collateral as the Collateral Trustee may reasonably request, all in reasonable detail.  The Issuer will furnish to the Trustee any information which the Trustee may from time to time reasonably request concerning any covenant, provision or representation contained herein or concerning any other matter in connection with the Collateral.

SECTION 10.

NEGATIVE COVENANTS.

The Issuer covenants and agrees that, until payment in full of the Notes issued hereunder, all interest thereon and all other amounts payable by the Issuer hereunder:

Section 10.1.

Indebtedness.  The Issuer will not incur, create, assume, suffer to exist or otherwise become liable in respect of any Indebtedness, except:

(a)

the Series A Notes (as reduced by any prepayments thereof);

(b)

Indebtedness incurred by the Issuer pursuant to the Unit 2 Facility Lease Agreement to finance or refinance the development, construction and operation of the Unit 2 Facility (as reduced by any prepayments thereof, other than as a result of any refinancing thereof); provided that (i) the Projected Debt Service Coverage Ratio for the period from the date of the incurrence of such Indebtedness through the Maturity Date of the Notes shall not be less than 1.25 to 1.00; (ii) the initial holders of such Indebtedness shall have executed and delivered to the Collateral Trustee a Joinder to the Collateral Trust Indenture being subject to the terms and provisions thereof; (iii) other than the Collateral, no collateral, Guaranty or other credit enhancement (any such collateral, Guaranty or other credit enhancement being referred to in this Section 10.1(b)(iii) as “security”) shall be provided by the Issuer or any of its Affiliates to secure such Indebtedness unless it makes, or causes to be made, effective provision whereby the Notes will concurrently therewith receive the equal and ratable benefit of any such security pursuant to documentation satisfactory to the Majority Holders, including, without limitation, an intercreditor agreement; (iv) the Unit 2 Facility Lease Agreement is in full force and effect and the Issuer is leasing to MGE, and MGE is leasing from the Issuer, the Unit 2 Facility, and MGE is obligated for the continued payment of Basic Rent under the Unit 2 Facility Lease Agreement on each Rent Payment Date during the Base Term (the terms “Basic Rent,” “Rent Payment Date” and “Base Term” have the meanings set forth in the Unit 2 Facility Lease Agreement as in effect on the date hereof); and (v) before and immediately after giving effect to the incurrence of such Indebtedness, no Default or Event of Default would exist;

(c)

Indebtedness incurred to finance, or refinance the acquisition and/or construction of Improvements in accordance with the requirements of Section 10.4; provided that in each case the principal amount of any such Indebtedness shall at no time exceed an amount equal to the lesser of (i) the cost to the Issuer of such Improvements and (ii) the fair market value (as determined in good faith by the Managers of the Issuer) of such Improvements at the time of such construction; and provided further that any Lien granted in respect of such Indebtedness is limited to the Improvement so financed; and

(d)

Subordinated Debt.

Section 10.2.

Liens.  The Issuer will not create, incur, assume or permit to exist any Lien on any of its now owned or hereafter acquired Properties (including, without limitation, the Facility Interests and any income or profits therefrom) other than (i) Excepted Liens and (ii) Liens on Property of the Issuer (other than the Collateral) securing Indebtedness incurred by the Issuer pursuant to and in accordance with Section 10.1(b), provided that the Issuer makes, or causes to be made, effective provision whereby the Notes will concurrently therewith be equally and ratably secured by such Property pursuant to documentation satisfactory to the Majority Holders, including, without limitation, an intercreditor agreement.

Section 10.3.

Restricted Payments.  (a) The Issuer will not declare, make or incur any liability to declare or make any Restricted Payment unless before and immediately after giving effect to such action:

(i)

the Projected Debt Service Coverage Ratio is not less than 1.25 to 1.00 for the four following fiscal quarters; and

(ii)

no Default, Event of Default or other Payment Event would exist.

(b)

The Issuer will not declare a Restricted Payment that is not payable within 60 days of such declaration.

(c)

Notwithstanding the foregoing, so long as no Event of Default shall have occurred and be continuing or would be caused thereby, the Issuer shall be permitted to make Permitted Tax Distributions.

Section 10.4.

Improvements.  The Issuer will not commence (or enter into any agreement  undertaking) any Improvements unless:

(i)

during the construction period of any such Improvement Project and upon completion thereof, the Projected Debt Service Coverage Ratio is not less than 1.25 to 1.00 for the then current fiscal year and for each of the remaining years to the last Maturity Date of the Notes; and

(ii)

before and immediately after giving effect to any agreement undertaking such Improvement, no Default or Event of Default would exist.

Section 10.5.

Mergers, Fundamental Changes, Etc.  The Issuer will not merge into or with or consolidate with any other Person, or sell, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its Property to any other Person.  The Issuer will not (a) abandon or suspend construction or operation of the Facility Interests, other than as provided in the Facility Lease Agreements in the event of an Event of Total Loss or as provided in the O&M Agreements for planned and unplanned outages, or (b) enter into any contract for the overall operation or maintenance of the Facility Interests without the consent of the Majority Holders (other than the Facility Lease Agreements and the O&M Agreements).

Section 10.6.

Sales of Assets.  (a) The Issuer shall not permit the amount of the Issuer’s Unit 1 Facility Interest in the Unit 1 Facility to be less than 8.33% at any time.

(b)

The Issuer shall not permit the amount of the Issuer’s Unit 2 Facility Interest in the Unit 2 Facility to be less than 8.33% at any time.

(c)

The Issuer will not sell, transfer, convey, lease or otherwise dispose of any of its Properties that individually or in the aggregate are Material (including, without limitation, any Property the transfer, conveyance, lease or other disposal of which would materially impair the value or the use or operation of any of the Facilities), other than the lease of the Issuer’s Facility Interests pursuant to the respective Facility Lease Agreements.

Section 10.7.

Investments, Loans and Advances.  The Issuer will not make or permit to remain outstanding any loans or advances to or investments in any Person, except that the foregoing restriction shall not apply to:

(a)

accounts receivable arising in the ordinary course of business (which are not more than 90 days past due); and

(b)

Permitted Investments.

Section 10.8.

Sales and Leasebacks.  The Issuer will not enter into any arrangement, directly or indirectly, with any Person whereby the Issuer shall sell or transfer any of its Facility Interests or any part thereof, whether now owned or hereafter acquired, and whereby the Issuer shall then or thereafter rent or lease as lessee such Facility Interests or any part thereof for substantially the same purpose or purposes.

Section 10.9.

Nature of Business.  The Issuer will not engage directly or indirectly in any business or activity except developing and constructing the Facilities and owning the Facility Interests, leasing the Facility Interests to MGE pursuant to the Facility Lease Agreements and performing its obligations under the Project Agreements to which it is a party.

Section 10.10.

Amendments; Etc.  The Issuer will not (a) amend, assign, vary or waive, or consent to the amendment, assignment, variation or waiver of, or fail to enforce any terms of any of, or grant any accommodation with respect to, the Project Agreements, (b) release, surrender, cancel or terminate any rights or obligations under, or discharge any obligations (other than by performance) of, any of the Project Agreements, or (c) without limiting the foregoing, agree to any reduction in, or change in the manner (including timing) in which, either any amounts are payable to the Issuer under or with respect to any of the Project Agreements; provided, however, that (I) the terms of this Section 10.10 shall not be deemed to prohibit an amendment of the Facility Lease Agreements (W) to increase rent payable by MGE thereunder, or (X) in connection with the financing and construction of Improvements (as defined in the Facility Lease Agreements), and (II) so long as no Default or Event of Default has occurred and exists, the Issuer may amend or vary the term of a Project Agreement if the effect of such amendment or variance (independently or together with all related amendments or variances) clearly does not involve an amount in excess of $5,000,000 and, in any event with respect to clauses (I) and (II) above, such amendment or variance could not reasonably be expected to result in a violation of any other provision of any Financing Document or in any Material Adverse Effect.  Without limiting the foregoing, the Issuer shall not, without the prior written consent of the Majority Holders, (1) elect to cancel or terminate the Facility Lease Agreements, (2) permit MGE to cancel or terminate the Facility Lease Agreements (other than upon purchase of the applicable Facility in accordance with the terms of Section 8.3 thereof), (3) agree to any reduction in, or change in the manner (including timing) in which, either any amounts are payable to the Issuer under or with respect to the Facility Lease Agreements, (4) exercise any rights under Article 15 of the Facility Lease Agreements, (5) consent or otherwise agree to any assignment, transfer or novation of any party’s rights or obligations under any Project Agreement, or (6) consent or otherwise agree to any sublease of the Facility Lease Agreements.

Section 10.11.

Proceeds of Notes.  The Issuer will not permit the proceeds of the Notes to be used for any purpose other than those permitted by this Agreement.  Neither the Issuer nor any Person acting on behalf of the Issuer has taken or will take any action which causes or will cause this Agreement or the Notes to violate Regulation T, U or X or any other regulation of the Board of Governors of the Federal Reserve System or to violate Section 7 of the Securities Exchange Act of 1934 or any rule or regulation thereunder.

Section 10.12.

ERISA Compliance.  The

Issuer will not at any time be a party to any pension plans or become subject to any obligations under ERISA.

Section 10.13.

Sale or Discount of Receivables.  The Issuer will not discount or sell (with or without recourse) any of its accounts receivable.

Section 10.14.

Transactions with Affiliates.  Other than the Facility Lease Agreements and Subordinated Debt financing from MGE Power LLC to Issuer, the Issuer will not enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property or the rendering of any service, with any Affiliate unless such transactions are in the ordinary course of its business and are upon fair and reasonable terms no less favorable to it than it would obtain in a comparable arm’s-length transaction with a Person not an Affiliate.

Section 10.15.

Subsidiaries.  The Issuer shall not create, acquire or otherwise permit to exist any Subsidiaries.

Section 10.16.

Terrorism Sanctions Regulations.  The Issuer will not (a) become a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of the Anti-Terrorism Order or (b) engage in any dealings or transactions with any such Person.

Section 10.17.

Debt Service Coverage Ratio.  The Issuer shall not permit the Debt Service Coverage Ratio as of the end of any fiscal quarter of the Issuer to be less than 1.25 to 1.00 for the twelve (12) month period ending on the last day of such fiscal quarter.

SECTION 11.

EVENTS OF DEFAULT.

An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:

(a)

(i) the Issuer shall default in the payment or prepayment (other than scheduled prepayments under Section 8.1) when due of any principal of, or Make-Whole Amount on, any Note, or (ii) the Issuer shall default in the payment or scheduled prepayment under Section 8.1 when due of any principal of, or interest on, any Note or shall default in the payment when due of any fees or other amount payable by it hereunder and such default shall continue for a period of five (5) Business Days; or

(b)

(i) the Issuer shall default in the performance of any of its obligations under Sections 9.1(b)(ii), 9.1(b)(iii), 9.2, 9.7 (other than clause (3) thereof), 10.2, 10.3, 10.7 or 10.14 or any covenant in a Note Supplement which provides that it shall have the benefit of this paragraph (b)(i) and (1) such default is reasonably capable of being cured within thirty (30) days of its occurrence and diligent efforts are being taken by the Issuer to cure such default promptly and, in any event, within such time period, and (2) such default is not completely remedied within thirty (30) days of its occurrence; or (ii) the Issuer shall default in the performance of any of its obligations under Sections 7.1(f), 9.1(b)(i), 9.7(3) or Section 10 (other than Sections 10.2, 10.3, 10.7 or 10.14 to the extent that clause (i) above otherwise applies thereto) or any covenant in a Note Supplement which provides that it shall have the benefit of this paragraph (b)(ii); or

(c)

the Issuer shall default in the performance of any of its obligations (i) under this Agreement or in any Supplement (other than the payment of amounts due which shall be governed by Section 11.1(a) and the performance of its obligations governed by Section 11.1(b)) or in any other Financing Document and such default is not remedied within sixty (60) days after the earlier to occur of (A) a Responsible Officer of the Issuer obtaining knowledge of such default and (B) the Issuer receiving written notice of such default from any holder of the Notes or (ii) under the Facility Lease Agreements and such default is not remedied on or prior to the last day of the applicable grace period or cure period, if any, for such default; or

(d)

(i) the Issuer defaults (as principal or as other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least $5,000,000 beyond any period of grace provided with respect thereto, or (ii) the Issuer defaults in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least $5,000,000 or of any mortgage, indenture, instrument or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared (or, with respect to any of the Secured Obligations other than the Notes, one or more Persons are entitled to declare such Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests), the Issuer has become obligated to purchase or repay any Indebtedness before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $5,000,000; or

(e)

(i) MGE defaults (as principal or as other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least $35,000,000 beyond any period of grace provided with respect thereto, or (ii) MGE defaults in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least $35,000,000 or of any mortgage, indenture, instrument or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared, due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests), MGE has become obligated to purchase or repay any Indebtedness before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $35,000,000; or

(f)

any representation, warranty or certification at any time made or deemed made herein by the Issuer or any certificate furnished to the Purchasers or any other holders of the Notes pursuant to the provisions hereof shall prove to have been false or misleading in any material respect as of the time made or furnished; or

(g)

a judgment or judgments for the payment of money in excess of $5,000,000 in the aggregate shall be rendered by a court against the Issuer and the same shall not be paid or discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within thirty (30) days from the date of entry thereof or the Issuer, as applicable, shall not, within said period of thirty (30) days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

(h)

the Issuer shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

(i)

the Issuer shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code, (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, liquidation or composition or readjustment of debts, (v) acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code or (vi) take any corporate action for the purpose of effecting any of the foregoing; or

(j)

(i) a proceeding or case shall be commenced, without the application or consent of the Issuer in any court of competent jurisdiction, seeking (A) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts, (B) the appointment of a trustee, receiver, custodian, liquidator or the like of the Issuer or all or any substantial part of its assets or (C) similar relief in respect of the Issuer under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed for a period of sixty (60) days, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of sixty (60) days, or (ii) an order for relief against the Issuer shall be entered in an involuntary case under the Bankruptcy Code and such order is not dismissed within sixty (60) consecutive days of such order being entered; or

(k)

with respect to any Project Agreement:  (1) to the extent it could reasonably be expected to have a Material Adverse Effect, any term thereof (A) ceases to be a valid and binding obligation of any of the parties thereto or (B) is declared unenforceable by a Governmental Authority or otherwise is or becomes unenforceable;

(2) such Project Agreement is terminated (prior to its stated maturity other than in accordance with its terms) unless (X) the Majority Holders reasonably believe such termination can be reversed within 30 days without any material adverse effect to the holders of the Notes, (Y) the Issuer is diligently engaged in efforts to reverse such termination and (Z) such termination is reversed within 30 days of such termination without any material adverse effect to the holders of the Notes; or (3) any party thereto denies its liabilities with respect to such Project Agreement or such Project Agreement shall for any reason, except to the extent permitted by the terms thereof, cease to be in full force and effect and valid, binding and enforceable in accordance with its terms unless (X) the Majority Holders reasonably believe that such denial can be revoked or any Project Agreement subject to such cessation can be reinstated, in either case without any material adverse effect to the holders of the Notes, (Y) the Issuer is diligently engaged in efforts to have such denial revoked or such Project Agreement reinstated, and (Z) such denial is revoked and any such Project Agreement is reinstated within 30 days in either case without any material adverse effect to the holders of the Notes; or

(l)

a “Lessee Event of Default” (as such term is defined in the Facility Lease Agreements) shall have occurred and be continuing; or

(m)

any of the Security Documents ceases to be effective or any Lien granted therein ceases to be a valid and first priority perfected Lien (subject to Excepted Liens).

SECTION 12.

REMEDIES ON DEFAULT, ETC.

Section 12.1.

Acceleration.  (a) If an Event of Default with respect to the Issuer described in Section 11(h), (i) or (j) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

(b)

If any other Event of Default has occurred and is continuing, the Majority Holders may at any time at its or their option, by notice or notices to the Issuer, declare all the Notes then outstanding to be immediately due and payable.

(c)

If any Event of Default described in Section 11(a) has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Issuer, declare all the Notes held by it or them to be immediately due and payable.

Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon (including, but not limited to, interest accrued thereon at the Default Rate) and (y) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived.  The Issuer acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Issuer (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Issuer in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

Section 12.2.

Other Remedies.  If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any other Financing Document, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

Section 12.3.

Rescission.  At any time after any Notes have been declared due and payable pursuant to Section 12.1(b) or (c), the Majority Holders, by written notice to the Issuer, may rescind and annul any such declaration and its consequences if (a) the Issuer has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) neither the Issuer nor any other Person shall have paid any amounts which have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes.  No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

Section 12.4.

No Waivers or Election of Remedies, Expenses, Etc.  No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies.  No right, power or remedy conferred by this Agreement or by any other Financing Document upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.  Without limiting the obligations of the Issuer under Section 15, the Issuer will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12 and any other Financing Document, including, without limitation, reasonable attorneys’ fees, expenses and disbursements.

SECTION 13.

REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

Section 13.1.

Registration of Notes.  The

Issuer shall keep at its principal executive office a register for the registration and registration of transfers of Notes.  The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register.  Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Issuer shall not be affected by any notice or knowledge to the contrary.  The Issuer shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

Section 13.2.

Transfer and Exchange of Notes.  Upon surrender of any Note to the Issuer at the address and to the attention of the designated officer (all as specified in Section 18(iv)), for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder’s attorney duly authorized in writing and accompanied by the relevant name, address and other information for notices of each transferee of such Note or part thereof), within ten Business Days thereafter, the Issuer shall execute and deliver, at the Issuer’s expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note.  Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of the Note of such Series originally issued hereunder or pursuant to a Note Supplement.  Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon.  The Issuer may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes.  Notes shall not be transferred in denominations of less than $500,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $500,000.  Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed (i) to have made the representation set forth in Section 6.2 and (ii) to have agreed to the terms and conditions of the Collateral Trust Indenture, to be bound by the terms thereof and to have all the rights and benefits granted to a Secured Party therein (without any further action on the part of such transferee).

Section 13.3.

Replacement of Notes.  Upon receipt by the Issuer at the address and to the attention of the designated officer (all as specified in Section 18(iv)) of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

(a)

in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $50,000,000 or a Qualified Institutional Buyer, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or

(b)

in the case of mutilation, upon surrender and cancellation thereof,

within ten Business Days thereafter, the Issuer at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

SECTION 14.

PAYMENTS ON NOTES.

Section 14.1.

Place of Payment.  Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in Milwaukee, Wisconsin at the principal office of U.S. Bank National Association in such jurisdiction.  The Issuer may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Issuer in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

Section 14.2.

Home Office Payment.  So long as any Purchaser or Additional Purchaser or their respective nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Issuer will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below such Purchaser’s name in Schedule A, or, in the case of any Additional Purchaser, below such Additional Purchaser’s name in the Schedule A attached to the applicable Note Supplement or by such other method or at such other address as such Purchaser or Additional Purchaser shall have from time to time specified to the Issuer in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Issuer made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser or Additional Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Issuer at its principal executive office or at the place of payment most recently designated by the Issuer pursuant to Section 14.1.  Prior to any sale or other disposition of any Note held by a Purchaser or Additional Purchaser or such Person’s nominee, such Person will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Issuer in exchange for a new Note or Notes pursuant to Section 13.2.  The Issuer will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by a Purchaser or Additional Purchaser under this Agreement and that has made the same agreement relating to such Note as the Purchasers and Additional Purchaser have made in this Section 14.2.

SECTION 15.

EXPENSES, ETC.

Section 15.1.

Transaction Expenses.  Whether or not the transactions contemplated hereby or by any Note Supplement are consummated, the Issuer will pay all costs and expenses, including the cost of obtaining the

Private Placement Number and reasonable attorneys’ fees of Chapman and Cutler LLP (and, if reasonably required by the Majority Holders, local or other counsel), incurred by the Purchasers and Additional Purchasers and each other holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of any Financing Document (whether or not such amendment, waiver or consent becomes effective), including, without limitation:  (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under any Financing Document or in responding to any subpoena or other legal process or informal investigative demand issued in connection with any Financing Document, or by reason of being a holder of any Note, (b) the costs and expenses, including financial advisors’ fees incurred in connection with the insolvency or bankruptcy of the Issuer or MGE or in connection with any work-out or restructuring of the transactions contemplated hereby and (c) the costs and expenses incurred in connection with the initial filing of this Agreement and all related documents and financial information with the Securities Valuation Office of the National Association of Insurance Commissioners, provided that such costs and expenses under this clause (c) shall not exceed $3,000 with respect to each Series of Notes.  The Issuer will pay, and will save each Purchaser and Additional Purchaser and each other holder of a Note harmless from, all claims in respect of any fees, if any, of brokers and finders (other than those retained by such Purchaser, Additional Purchaser or other holder of a Note).

Section 15.2.

Issue Taxes.  The Issuer will pay all taxes, assessments and charges in connection with the issuance and sale of the Notes by the Issuer and in connection with any modification of the Notes and will save each holder of any Note harmless, without limitation as to time, against any and all liabilities with respect to all such taxes.

Section 15.3.

Indemnities, Etc.  (a) The Issuer agrees:

(i)

TO INDEMNIFY EACH HOLDER OF THE NOTES AND EACH OF THEIR AFFILIATES AND EACH OF THEIR OFFICERS, DIRECTORS, EMPLOYEES, REPRESENTATIVES, AGENTS AND ATTORNEYS (“INDEMNIFIED PARTIES”) FROM, HOLD EACH OF THEM HARMLESS AGAINST AND PROMPTLY UPON DEMAND PAY OR REIMBURSE EACH OF THEM FOR, THE INDEMNITY MATTERS WHICH MAY BE INCURRED BY OR ASSERTED AGAINST OR INVOLVE ANY OF THEM (WHETHER OR NOT ANY OF THEM IS DESIGNATED A PARTY THERETO AND WHETHER GROUNDLESS OR OTHERWISE) AS A RESULT OF, ARISING OUT OF OR IN ANY WAY RELATED TO (A) ANY ACTUAL OR PROPOSED USE BY THE ISSUER OF THE PROCEEDS OF ANY OF THE NOTES, (B) THE EXECUTION, DELIVERY AND PERFORMANCE OF THE FINANCING DOCUMENTS BY THE ISSUER, (C) THE OPERATIONS OF THE BUSINESS OR ASSETS OF THE ISSUER, (D) THE FAILURE OF THE ISSUER TO COMPLY WITH THE TERMS OF THE FINANCING DOCUMENTS OR WITH ANY GOVERNMENTAL REQUIREMENT, (E) ANY INACCURACY OF ANY REPRESENTATION OR ANY BREACH OF ANY WARRANTY OR COVENANT OF THE ISSUER SET FORTH IN THE FINANCING DOCUMENTS OR (F) ANY ASSERTION THAT THE HOLDERS OF THE NOTES WERE NOT ENTITLED TO RECEIVE THE PROCEEDS RECEIVED PURSUANT TO THIS AGREEMENT OR THE NOTES, IN EACH CASE, TOGETHER WITH THE REASONABLE FEES AND DISBURSEMENTS OF COUNSEL AND ALL OTHER EXPENSES INCURRED IN CONNECTION WITH

INVESTIGATING, DEFENDING OR PREPARING TO DEFEND ANY SUCH ACTION, SUIT, PROCEEDING (INCLUDING ANY INVESTIGATIONS, LITIGATION OR INQUIRIES) OR CLAIM AND INCLUDING ALL INDEMNITY MATTERS ARISING BY REASON OF THE ORDINARY NEGLIGENCE OF ANY INDEMNIFIED PARTY, BUT EXCLUDING ALL INDEMNITY MATTERS ARISING SOLELY BY REASON OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT ON THE PART OF SUCH INDEMNIFIED PARTY; AND

(ii)

TO INDEMNIFY AND HOLD HARMLESS THE INDEMNIFIED PARTIES FROM AND AGAINST ANY AND ALL LOSSES, CLAIMS, COST RECOVERY ACTIONS, ADMINISTRATIVE ORDERS OR PROCEEDINGS, DAMAGES AND LIABILITIES TO WHICH ANY SUCH PERSON MAY BECOME SUBJECT IN CONNECTION WITH THE FINANCING DOCUMENTS (A) UNDER ANY ENVIRONMENTAL LAW, (B) AS A RESULT OF THE BREACH OR NON-COMPLIANCE BY THE ISSUER OR ANY AFFILIATE THEREOF WITH ANY ENVIRONMENTAL LAW APPLICABLE TO THE ISSUER OR ANY AFFILIATE THEREOF, (C) DUE TO PAST OWNERSHIP BY THE ISSUER OR ANY AFFILIATE THEREOF OF ANY OF THEIR PROPERTIES OR PAST ACTIVITY ON ANY OF THEIR PROPERTIES WHICH, THOUGH LAWFUL AND FULLY PERMISSIBLE AT THE TIME, COULD RESULT IN PRESENT OR FUTURE LIABILITY, (D) DUE TO THE PRESENCE, USE, RELEASE, DISCHARGE, STORAGE, TREATMENT OR DISPOSAL OF HAZARDOUS MATERIALS ON OR AT ANY OF THE PROPERTIES NOW OR FORMERLY OWNED OR OPERATED BY THE ISSUER OR ANY AFFILIATE THEREOF, OR (E) AS A RESULT OF ANY OTHER ENVIRONMENTAL, HEALTH OR SAFETY CONDITION FOR WHICH THE ISSUER HAS ANY LIABILITY, PROVIDED, HOWEVER, NO INDEMNITY SHALL BE AFFORDED UNDER THIS SECTION 15.3(a)(ii) IN RESPECT OF ANY LOSS, CLAIM, COST RECOVERY ACTION, ADMINISTRATIVE ORDER OR PROCEEDING, DAMAGE OR LIABILITY ARISING SOLELY BY REASON OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNIFIED PERSON.

(b)

So long as no Event of Default has occurred and is continuing, no Indemnified Party may settle any claim for which it may be entitled to indemnification hereunder without the consent of the Issuer, such consent not to be unreasonably withheld or delayed; provided, that the Issuer may not reasonably withhold consent to any settlement that an Indemnified Party proposes solely on the basis that the Issuer does not have the financial ability to pay all obligations outstanding and asserted against the Issuer at that time, including the maximum potential claims against the Indemnified Party to be indemnified pursuant to this Section 15.3.

(c)

In the case of any indemnification hereunder, an Indemnified Party shall give prompt notice to the Issuer of any claim or demand being made against it; provided, however, that the failure to give such notice shall not release the Issuer from any of its obligations, except to the extent that failure to give prompt notice of any action, suit or proceeding against such Indemnified Party shall impair the Issuer’s contest or defense of such claim or demand.  Subject to the provisions of the following paragraph, the Issuer shall at its sole cost and expense be entitled to control, and shall assume full responsibility for, the defense of such claim or demand; provided that the Issuer shall keep the Indemnified Party which is the subject of such proceeding fully apprised of the status of such proceeding and shall provide such Indemnified Party with all information with respect to such proceeding as such Indemnified Person shall reasonably request.

Notwithstanding any of the foregoing to the contrary, the Issuer shall not be entitled to control and assume responsibility for the defense of such claim or demand if (i) an Event of Default shall have occurred and be continuing, (ii) such proceeding will involve any possibility of the sale, forfeiture or loss of, or the creation of any Lien (other than an Excepted Lien or a Lien which is adequately bonded to the satisfaction of such Indemnified Party) on, the Properties of the Issuer or any part thereof, (iii) in the good faith opinion of counsel to such Indemnified Party, there exists an actual or potential conflict of interest such that it is advisable for such Indemnified Person to retain control of such proceeding or (iv) such claim or demand involves the possibility of criminal sanctions or criminal liability to such Indemnified Party.  In the circumstances described in clauses (i) through (iv), inclusive, the Indemnified Party shall be entitled to control and assume responsibility for the defense of such claim or demand at the expense of the Issuer; provided, however, the Issuer shall not be responsible for the reasonable fees and expenses of more than one law firm (plus one law firm serving as local counsel) representing all of the Indemnified Parties.  In addition, any Indemnified Party may participate in any proceeding controlled by the Issuer, at its own expense in respect of any such proceeding as to which the Issuer shall have acknowledged in writing its obligation to indemnify the Indemnified Party, and at the expense of the Issuer in respect of any such proceeding as to which the Issuer shall have the obligation but shall not have so acknowledged its obligation to the Indemnified Party within a reasonable time after notice provided in this Section 15.3(c).  The Issuer may, in any event, participate in all such proceedings at its own expense.  Nothing contained herein shall be deemed to require an Indemnified Party to contest any claim or demand or to assume responsibility for or control of any judicial proceeding with respect thereto.

(d)

THE FOREGOING INDEMNITIES SHALL EXTEND TO THE INDEMNIFIED PARTIES NOTWITHSTANDING THE SOLE OR CONCURRENT NEGLIGENCE OF EVERY KIND OR CHARACTER WHATSOEVER, WHETHER ACTIVE OR PASSIVE, WHETHER AN AFFIRMATIVE ACT OR AN OMISSION, INCLUDING WITHOUT LIMITATION, ALL TYPES OF NEGLIGENT CONDUCT (OTHER THAN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT) IDENTIFIED IN THE RESTATEMENT (SECOND) OF TORTS OF ONE OR MORE OF THE INDEMNIFIED PARTIES OR BY REASON OF STRICT LIABILITY IMPOSED WITHOUT FAULT ON ANY ONE OR MORE OF THE INDEMNIFIED PARTIES.  TO THE EXTENT THAT AN INDEMNIFIED PARTY IS FOUND TO HAVE COMMITTED AN ACT OF GROSS NEGLIGENCE, BAD FAITH OR WILLFUL MISCONDUCT, THIS CONTRACTUAL OBLIGATION OF INDEMNIFICATION AS TO SUCH INDEMNIFIED PARTY SHALL CONTINUE BUT SHALL ONLY EXTEND TO THE PORTION OF THE CLAIM THAT IS DEEMED TO HAVE OCCURRED BY REASON OF EVENTS OTHER THAN THE GROSS NEGLIGENCE FAITH OR WILLFUL MISCONDUCT OF THE INDEMNIFIED PARTY.

(e)

The Issuer shall pay any amounts due under this Section 15.3 within thirty (30) days of the receipt by the Issuer of written notice of the amount due; provided such notice contains a reasonable description of the calculation of such amount.

(f)

If any amounts due by the Issuer to any holder of the Notes under this Section 15.3 or any other provision of this Agreement or any other Financing Document is not paid on the date due, such amounts shall bear interest and Issuer agrees to pay such amounts with interest at the Default Rate from the due date of such payable until paid.

Section 15.4.

Survival.  The obligations of the

Issuer under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of any Financing Document, and the termination of the Financing Documents.

SECTION 16.

SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

All representations and warranties contained herein shall survive the execution and delivery of this Agreement, the Notes and the other Financing Documents, the purchase or transfer by any Purchaser or any Additional Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of such Purchaser or such Additional Purchaser or any other holder of a Note.  All statements contained in any certificate or other instrument delivered by or on behalf of the Issuer or MGE pursuant to this Agreement or any other Financing Document shall be deemed representations and warranties of the Issuer under this Agreement.  Subject to the preceding sentence, this Agreement, the Notes and the other Financing Documents embody the entire agreement and understanding between each Purchaser and each Additional Purchaser and the Issuer and supersede all prior agreements and understandings relating to the subject matter hereof.

SECTION 17.

AMENDMENT AND WAIVER.

Section 17.1.

Requirements.  (a) This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Issuer and the Majority Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 21 hereof or the corresponding provision of any Note Supplement, or any defined term (as it is used in any such Section or such corresponding provision of any Note Supplement), will be effective as to any Purchaser or Additional Purchaser unless consented to by such Purchaser or Additional Purchaser in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Sections 8, 11(a), 12, 17 or 20.

(b)

Note Supplements.  Notwithstanding anything to the contrary contained herein, the Issuer may enter into any Note Supplement providing for the issuance of one or more Series of Additional Notes consistent with Sections 2.2 and 4.24 without obtaining the consent of any holder of any other Series of Notes.

Section 17.2.

Solicitation of Holders of Notes.

(a)

Solicitation.  The Issuer will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision, if required, with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes or any other Financing Document.  The Issuer will deliver executed or true and correct copies of each such amendment, waiver or consent to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval, if required, of, the requisite holders of Notes.

(b)

Payment.  The Issuer will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any amendment, waiver or consent with respect to any of the terms and provisions hereof or of any other Financing Document unless such remuneration is concurrently paid, or additional security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

Section 17.3.

Binding Effect, Etc.  Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Issuer without regard to whether such Note has been marked to indicate such amendment or waiver.  No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon.  No course of dealing between the Issuer and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note.

Section 17.4.

Notes Held by Issuer, Etc.  Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Issuer or MGE or any of their Affiliates shall be deemed not to be outstanding.

SECTION 18.

NOTICES.

All notices and communications provided for hereunder shall be in writing and sent (a) by facsimile (with a copy sent by registered or certified mail no later than the following Business Day), (b) by registered or certified mail with return receipt requested (postage prepaid), (c) by a recognized overnight delivery service (with charges prepaid) or (d) by e-mail with return receipt requested (provided that, and to the extent, the intended receiver permits such e-mail notices and communications as specified below).  Any such notice must be sent:

(i)

if to any Purchaser or its nominee, to such Purchaser or nominee at the address or, in the case of clause (d) above, the e-mail address (if any) specified for such communications in Schedule A, or at such other address or e-mail address (if any) as such Purchaser or nominee shall have specified to the Issuer in writing,

(ii)

if to an Additional Purchaser or its nominee, to such Additional Purchaser or its nominee at the address or, in the case of clause (d) above, the e-mail address (if any) specified for such communications in Schedule A to any Note Supplement, or at such other address or e-mail address (if any) as such Additional Purchaser or its nominee shall have specified to the Issuer in writing,

(iii)

if to any other holder of any Note, to such holder at such address or, in the case of clause (d) above, such e-mail address (if any) as such other holder shall have specified to the Issuer in writing, or

(iv)

if to the Issuer, to the Issuer at its address set forth at the beginning hereof to the attention of its Manager, or at such other address as the Issuer shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

SECTION 19.

REPRODUCTION OF DOCUMENTS.

This Agreement and all documents relating hereto or thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser at the Closing or any Additional Purchaser at a closing provided for in a Note Supplement (except the Notes themselves) and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser or any Additional Purchaser, may be reproduced by such Purchaser or such Additional Purchaser by any photographic, photostatic, electronic, digital, or other similar process and such Purchaser or such Additional Purchaser may destroy any original document so reproduced.  The Issuer agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser or such Additional Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.  This Section 19 shall not prohibit the Issuer or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

SECTION 20.

CONFIDENTIAL INFORMATION.

For the purposes of this Section 20, “Confidential Information” means written information delivered to any Purchaser or any Additional Purchaser by or on behalf of the Issuer in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser or such Additional Purchaser as being confidential information of the Issuer, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser or such Additional Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or such Additional Purchaser or any Person acting on such Purchaser’s or such Additional Purchaser’s behalf, (c) otherwise becomes known to such Purchaser or such Additional Purchaser other than through disclosure by the Issuer or any other Person known to such Purchaser or such Additional Purchaser to owe an obligation of confidentiality to the Issuer or (d) constitutes financial statements delivered to such Purchaser or such Additional Purchaser under the provisions of this Agreement that are otherwise publicly available.  Each Purchaser and each Additional Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser or such Additional Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser or such Additional Purchaser, provided that such Purchaser or such Additional Purchaser may deliver or disclose Confidential Information (i) to its directors, officers, trustees, employees, agents, attorneys, financial advisors and other professional advisors and Affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes), (ii) to any other holder of any Note, (iii) to any Institutional Investor to which it sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (iv) to any Person from which it offers to purchase any Notes (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (v) to any Federal or state regulatory authority having jurisdiction over such Purchaser or such Additional Purchaser and to whom such disclosure is required, (vi) to the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency, in each case that requires access to information about such Purchaser’s or such Additional Purchaser’s investment portfolio or (vii)(w) to effect compliance with any Governmental Requirement applicable to such Purchaser or such Additional Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser or such Additional Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser or such Additional Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s or such Additional Purchaser’s Notes and this Agreement.  Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement.  On reasonable request by the Issuer, in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Issuer embodying the provisions of this Section 20.  Notwithstanding any other provision to the contrary, any Person (and each employee, representative or other agent of such person) may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of the transaction evidenced by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to such Person relating to such tax treatment and tax structure.

SECTION 21.

SUBSTITUTION OF PURCHASER.

Each Purchaser and each Additional Purchaser shall have the right to substitute any one of its Affiliates as the purchaser of the Notes that it has agreed to purchase hereunder, by written notice to the Issuer, which notice shall be signed by both such Purchaser or such Additional Purchaser and such Affiliate, shall contain, in a form reasonably acceptable to the Issuer, such Affiliate’s agreement to be bound by this Agreement expressly including Section 20 hereof and shall contain, in a form reasonably acceptable to the Issuer, a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6.  Upon receipt of such notice, any reference to such Purchaser or such Additional Purchaser in this Agreement (other than in this Section 21), shall be deemed to refer to such Affiliate in lieu of such original Purchaser or such original Additional Purchaser.  In the event that such Affiliate is so substituted as a Purchaser or an Additional Purchaser hereunder and such Affiliate thereafter transfers to such original Purchaser or such original Additional Purchaser all of the Notes then held by such Affiliate, upon receipt by the Issuer of notice of such transfer, any reference to such Affiliate as a “Purchaser” or an “Additional Purchaser” in this Agreement (other than in this Section 21), shall no longer be deemed to refer to such Affiliate, but shall refer to such original Purchaser or such original Additional Purchaser, and such original Purchaser or such original Additional Purchaser shall again have all the rights of an original holder of the Notes under this Agreement.

SECTION 22.

MISCELLANEOUS.

Section 22.1.

Successors and Assigns.  Whenever any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all the covenants, promises and agreements in this Agreement made by or on behalf of the Issuer or by or on behalf of any holder of a Note, shall bind and inure to the benefit of the respective successors and assigns of such parties whether so expressed or not; provided, however, that the Issuer shall not assign or transfer any of its rights or delegate any of its duties or obligations hereunder without the prior written consent of all of the holders of the Notes.

Section 22.2.

Payments Due on Non-Business Days.  Anything in this Agreement or the Notes to the contrary notwithstanding (but without limiting the requirement in Section 8.5 that the notice of any optional prepayment specify a Business Day as the date fixed for such prepayment), any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; provided that if the maturity date of any Note is a date other than a Business Day, the payment otherwise due on such maturity date shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.

Section 22.3.

Accounting Terms.  All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP.  Except as otherwise specifically provided herein, (i) all computations made pursuant to this Agreement shall be made in accordance with GAAP, and (ii) all financial statements shall be prepared in accordance with GAAP.  For purposes of determining compliance with the financial covenants contained in this Agreement, any election by the Issuer to measure an item of Indebtedness using fair value (as permitted by Statement of Financial Accounting Standards No. 159 or any similar accounting standard) shall be disregarded and such determination shall be made as if such election had not been made.

If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in this Agreement, and either the Issuer or the Majority Holders shall so request, the Majority Holders and the Issuer shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Majority Holders, which shall not be unreasonably withheld, delayed or conditioned); provided that from and after the date such request is made, until so amended, such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein (“Static GAAP”).  At any time that any covenant shall be calculated in accordance with Static GAAP in the Officer’s Certificate delivered pursuant to Section 7.2(a), reconciliations in reasonable detail between the relevant numbers and figures calculated pursuant to GAAP in effect at such time versus Static GAAP shall be included with such Officer’s Certificate.

Section 22.4.

Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

Section 22.5.

Construction.  Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant.  Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

Section 22.6.

Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument.  Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

Section 22.7.

Governing Law.  THIS

AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, OTHER THAN CONFLICT OF LAWS RULES THEREOF THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

Section 22.8.

Jurisdiction and Process; Waiver of Jury Trial.  (a) The Issuer irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Notes.  To the fullest extent permitted by applicable law, the Issuer irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b)

The Issuer consents to process being served by or on behalf of any holder of Notes in any suit, action or proceeding of the nature referred to in Section 22.8(a) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Section 18 or at such other address of which such holder shall then have been notified pursuant to said Section.  The Issuer agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it.  Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(c)

Nothing in this Section 22.8 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against the Issuer in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(d)

THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT, THE NOTES OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH.

Section 22.9

Non-Recourse.  Subject to the terms of this Section 22.9, (a) there shall be no recourse against any affiliates, stockholders, officers, directors, representatives or employees of the Issuer (each a “Non-Recourse Party”), for any payment due from the Issuer hereunder or under the Notes, or for the performance of any obligation of the Issuer hereunder or thereunder, or for any breach of any representation or warranty made by the Issuer hereunder or thereunder, and (b) the sole recourse of the holders of Notes hereunder or under the Notes for any payment due from the Issuer hereunder or thereunder, or for the performance of any obligation of the Issuer hereunder or thereunder, or for any breach of any representation or warranty made by the Issuer hereunder or thereunder, shall be against the Issuer and its property and assets; provided, however, that nothing contained in this Section 22.9 shall (i) in respect of the Issuer, in any way affect or impair the validity of this

Agreement, the Notes or any other Financing Document, (ii) in any way affect or impair the taking of any action permitted by law against the Issuer or any Non-Recourse Party, or (iii) in any way be deemed to release the Issuer or any Non-Recourse Party from liability for its fraudulent actions, fraudulent misrepresentations, negligence or willful misconduct or (iv) in any way affect or impair the obligations and liabilities of the Issuer or any Non-Recourse Party in accordance with the terms of this Agreement, the Notes or any other Financing Document or any other agreement, instrument or document executed and delivered in connection herewith to which it is now or at any time hereafter a party.

[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Issuer, whereupon the foregoing shall become a binding agreement between you and the Issuer.

Very truly yours,

MGE POWER ELM ROAD, LLC

By:  /s/Jeffrey C. Newman

Name:  Jeffrey C. Newman

Title:    Manager

[Signature Page to Note Purchase Agreement]

The foregoing is hereby

agreed to as of the date

thereof.

METROPOLITAN LIFE INSURANCE COMPANY, as Purchaser

By  /s/John A. Tanyeri

Name:  John A. Tanyeri

Title:    Director

[Signature Page to Note Purchase Agreement]

The foregoing is hereby

agreed to as of the date

thereof.

THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY, as Purchaser

By  /s/Timothy S. Collins

Name:  Timothy S. Collins

Title:    Authorized Representative

[Signature Page to Note Purchase Agreement]

INFORMATION RELATING TO PURCHASER

NAME OF AND ADDRESS OF PURCHASER	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
METROPOLITAN LIFE INSURANCE COMPANY 1095 Avenue of the America New York, New York 10036	$25,000,000

Payments

All scheduled payments of principal and interest by wire transfer of immediately available funds to:

Bank Name:

ABA Routing #:

Account No.:

Account Name:

Reference:

With sufficient information to identify the source and application of such funds, including issuer, PPN#, interest rate, maturity and whether payment is of principal, interest, make whole amount or otherwise.  For all payments other than scheduled payments of principal and interest, the Company shall seek instructions from the holder, and in the absence of instructions to the contrary, will make such payments to the account and in the manner set forth above.

Notices

All notices and communications:

Metropolitan Life Insurance Company

Investments, Private Placements

P. O. Box 1902

10 Park Avenue

SCHEDULE A
(to Note Purchase Agreement)

Morristown, New Jersey 07962-1902

Attention: Director

Fax Number: (973) 355-4250

With a copy (OTHER than with respect to deliveries of financial statements) to:

Metropolitan Life Insurance Company

P. O. Box 1902

10 Park Avenue

Morristown, New Jersey  07962-1902

Attention:  Chief Counsel - Securities Investments (PRIV)

E-mail:  Sec_Invest_Law@metlife.com

Physical Delivery of Notes:

Metropolitan Life Insurance Company

Securities Investments, Law Department

P. O. Box 1902

10 Park Avenue

Morristown, New Jersey  07962-1902

Attention:  Karen G. Crockett, Esq.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:

NAME OF AND ADDRESS OF PURCHASER	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY 720 East Wisconsin Avenue Milwaukee, Wisconsin 53202 Attention: Securities Department Fax Number: (414) 665-7124	$25,000,000

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as: “MGE Power Elm Road, LLC, 5.04% Senior Secured Notes, Series A, due February 3, 2040, PPN 55296@ AA3, principal, premium or interest”) to:

For the account of:

Account No.

Notices

All notices and communications to be addressed as first provided above, except notices with respect to payments and written confirmation of each such payment to be addressed, Attention:  Investment Operations, Fax Number:  (414) 625-6998.

Physical Delivery of Notes:

The Northwestern Mutual Life Insurance Company

720 East Wisconsin Avenue

Milwaukee, WI 53202

Attention:  Anne T. Brower

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:

DEFINED TERMS

As used herein, the following terms used herein have the respective meanings set forth or referenced below:

“Additional Notes” is defined in Section 2.2.

“Additional Purchasers” means the purchasers of Additional Notes.

“Affiliate” means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person.  As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.  Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Issuer.

“Agreement” means this Note Purchase Agreement, as it may from time to time be supplemented or amended.

“Anti-Terrorism Order” means Executive Order No. 13224 of September 24, 2001, Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism, 66 U.S. Fed. Reg. 49, 079 (2001), as amended.

“Assignments of Easement Agreement” means collectively, the Unit 1 Assignment of Easement Agreement and the Unit 2 Assignment of Easement Agreement.

“Bankruptcy Code” means the Bankruptcy Reform Act of 1978, as codified under Title 11 of the United States Code, and the Bankruptcy Rules promulgated thereunder.

“Business Day” means a day other than a Saturday, a Sunday or a day on which banks are required or allowed by law (other than a general banking moratorium or holiday for a period exceeding four (4) consecutive days) to be closed in one or more of New York, New York or Milwaukee, Wisconsin.

“Capital Lease” means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

“Closing” is defined in Section 3.

“Code” means the Internal Revenue Code of 1986.

“Collateral” has the meaning ascribed to such term in Article 2 of the Collateral Trust Indenture.

SCHEDULE B
(to Note Purchase Agreement)

“Collateral Trust Indenture” means the Collateral Trust Indenture, Security and Assignment Agreement, dated as of February 3, 2010, entered into by and among the Issuer, the Secured Parties and the Collateral Trustee.

“Collateral Trustee” means U.S. Bank National Association, a national banking association, as collateral trustee under the Collateral Trust Indenture.

“Collection Account” has the meaning ascribed to such term in Section 1.1 of the Collateral Trust Indenture.

“Common Facilities O&M Agreement” means that certain Elm Road Generating Station Common Facilities Operating and Maintenance Agreement, dated as of December 17, 2004, by and among WEPCO, MGE and WPPI, as lessees/owner parties, and WEPCO, as operating agent.

“Confidential Information” is defined in Section 20.

“Consent” has the meaning ascribed to such term in Section 1.1 of the Collateral Trust Indenture.

“Contested in Good Faith” means diligently contested in good faith by appropriate actions or proceedings provided that (i) adequate book reserves have been established with respect thereto as required by GAAP, (ii) the applicable Person’s title to, and its right to use, any of its material Property is not materially adversely affected thereby and (iii) the action to be taken will not result in (A) any danger of imposition of criminal penalties or substantial danger of imposition of civil penalties on any holder of the Notes, (B) substantial danger of loss of use, sale, forfeiture or loss of any Property or (C) substantial danger of termination of any Facility Lease Agreement.

“Debt Service Coverage Ratio” means, as to the Issuer for any period, the ratio of (a) the gross revenues payable to the Issuer pursuant to the terms of the Facility Lease Agreements during such period minus the expenses (other than the amounts described in clause (b) of this definition) of the Issuer payable during such period to (b) the sum of (i) the amount of interest expense payable by the Issuer during such period and (ii) all scheduled principal payments of Indebtedness payable by the Issuer during such period.

“Default” means an event or condition the occurrence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

“Default Rate” means (a) with respect to the Series A Notes, that rate of interest that is the greater of (1) 2.00% per annum above the rate of interest stated in clause (a) of the first paragraph of the Series A Notes or (2) 2.00% over the rate of interest publicly announced by JPMorgan Chase Bank, N.A. in New York, New York as its “base” or “prime” rate and (b) with respect to the Notes of any Series of Additional Notes, as set forth in the Note Supplement pursuant to which such Series of Additional Notes was issued.

“Disclosure Documents” is defined in Section 5.3.

“Distribution” means any payment or distribution of property of the Issuer, including cash and non-cash items, directly or indirectly (by setoff, abatement or otherwise) to the Parent, MGE or their Affiliates; provided that any payment by the Issuer for services rendered on terms no less favorable to the Issuer than would be in effect in an arms-length transaction with a Person who is not an Affiliate of the Issuer shall not be considered a “Distribution.”

“Dollar” or “$” means lawful money of the United States of America in same day immediately available, freely transferable funds.

“Early Termination” means the termination of a Facility Lease Agreement (or the obligation of MGE to pay “Basic Rent” thereunder for each “Payment Period” thereunder at least equal to the obligations of the Issuer under this Agreement and the Notes) for any reason (other than an Event of Total Loss) prior to the latest Maturity Date.

“Electronic Delivery” is defined in the last paragraph of Section 7.1.

“Elm Road Site” means the land upon which Unit 1, Unit 2 and the New Common Facilities are constructed, as more fully described in the Unit 1 Property Rights Agreement and the Unit 2 Property Rights Agreement.

“Environmental Laws” means any and all statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to Hazardous Materials or wastes, air emissions and discharges to waste or public systems.

“EPC Contract” means that certain Turnkey Engineering, Procurement and Construction Contract for Supercritical Pulverized Coal Fired Electric Generation Facility, dated as of April 9, 2004, by and between the Project Manager and Bechtel Corporation, a Nevada corporation.

“ERGS” means Elm Road Generating Station Supercritical, LLC, a Wisconsin limited liability company.

“ERISA” means the Employee Retirement Income Security Act of 1974 and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business  (whether or not incorporated) that is treated as a single employer together with the Issuer under section 414 of the Code.

“Event of Default” is defined in Section 11.

“Event of Total Loss” has the meaning set forth in the respective Facility Lease Agreements (as in effect on the date hereof) and any other event that may hereafter become an Event of Total Loss under the respective Facility Lease Agreements.

“Excepted Liens” means (i) the Lien of any of the Security Documents, (ii) Liens securing Indebtedness permitted under Section 10.1(c), provided that such Liens are limited to the Improvements so financed (and do not attach to or otherwise encumber any part of any Facility), (iii) Liens for taxes, assessments or other governmental charges not yet due or payable, (iv) rights of joint or co-owners, co-tenants, lessees and subtenants arising under and permitted by the Project Agreements, (v) “Permitted Encumbrances” as defined in the Ownership Agreements as in effect on the date hereof, (vi) leases or subleases granted to others, easements, rights-of-way, restrictions and other similar charges or encumbrances or minor survey exceptions, in each case incidental to, and not interfering with, the ordinary conduct of the business of the Issuer, provided that such Liens do not, in the aggregate, have a materially adverse effect on any Facility or a materially adverse effect on the use or operation of any Facility, (vii) Liens (other than any Lien imposed by ERISA) in connection with workmen’s compensation, unemployment insurance or other social security or public liability obligations not yet due or which are being Contested in Good Faith; (viii) operators’, vendors’, carriers’, warehousemen’s, repairmen’s, mechanics’, workmen’s, materialmen’s, builders’, sub-contractors’, architects’, engineers’ or other like Liens arising by operation of law in the ordinary course of business or in connection with the construction of Facility Improvements or statutory landlord’s liens, each of which is in respect of obligations that have not been outstanding more than 30 days (so long as no action has been taken to file or enforce such Liens within said 30 day period) or which are being Contested in Good Faith, (ix) deposits of cash or securities to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeals bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business and (x) Liens consisting of judgment or judicial attachment Liens in existence less than 30 days after the entry thereof or the enforcement of which is effectively stayed or payment of which is covered in full by insurance or which are being Contested in Good Faith.

“Exchange Act” means the Securities Exchange Act of 1934.

 “Facilities” means, collectively, the Unit 1 Facility and the Unit 2 Facility and “Facility” means either the Unit 1 Facility or the Unit 2 Facility.

“Facility Improvements” means “Improvements” as defined in the Facility Lease Agreements as in effect on the date hereof.

“Facility Interests” means, collectively, the Unit 1 Facility Interest and the Unit 2 Facility Interest.

“Facility Lease Agreements” means, collectively, the Unit 1 Facility Lease

Agreement and the Unit 2 Facility Lease Agreement.

“Financing Documents” means this Agreement, the Notes and the Security Documents and any and all other agreements or instruments now or hereafter executed and delivered by the Issuer or MGE in connection with or as security for the payment and performance of the Notes.

“GAAP” means those generally accepted accounting principles as in effect from time to time in the United States of America.

“Governmental Authority” means the country, state, county, city and political subdivisions in which any Person or such Person’s Property is located or which exercise jurisdiction over any such Person or such Person’s Property, and any court, agency, department, commission, board, body, bureau or instrumentality of any of them including monetary authorities which exercise jurisdiction over any such Person or such Person’s Property.  Unless otherwise specified, all references to Governmental Authority herein shall mean a Governmental Authority having jurisdiction over, where applicable, (a) the Issuer or MGE or any of their Property or Subsidiaries or (b) any holder of the Notes.

“Governmental Requirements” means any law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, registration, consent, approval, certificate, license, authorization or other directive or requirement (whether or not having the force of law), including, without limitation, Environmental Laws, occupational, safety and health standards or controls, of any Governmental Authority.

“Guaranty” means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

(a)

to purchase such indebtedness or obligation or any property constituting security therefor;

(b)

to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

(c)

to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

(d)

otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

“Hazardous Materials” means any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage or filtration of which is or shall be restricted, prohibited or penalized by any applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls).

“holder” means, with respect to any Note the Person in whose name such Note is registered in the register maintained by the Issuer pursuant to Section 13.1.

“Improvements” or “Improvement Projects” means the construction or acquisition of additions or other capital improvements with respect to a Facility that requires the expenditure by the Issuer of more than $1,000,000 in the aggregate during any period of twelve consecutive months.

“Indebtedness” means, with respect to any Person, at any time, without duplication,

(a)

its liabilities for borrowed money and its redemption obligations in respect of mandatorily redeemable preferred stock;

(b)

its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

(c)

all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases;

(d)

all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

(e)

all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money) other than for trade credit in the ordinary course of business;

(f)

Swaps of such Person; and

(g)

any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (f) hereof.

Indebtedness of any Person shall include all obligations of such Person of the character described in clauses (a) through (g) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

“Indemnified Parties” has the meaning set out in Section 15.3(a)(i).

“Indemnity Matters” means any and all “Claims” (as such term is defined in the Facility Lease Agreement) and any and all actions, suits, proceedings (including any investigations, litigation or inquiries), orders, claims, demands and causes of action made or threatened against a Person and, in connection therewith, all settlements, judgments, losses, liabilities, obligations, damages, penalties, fines (including, without limitation, consequential damages) or reasonable costs and expenses of any kind or nature whatsoever (including, without limitation, those incurred in investigating, defending or preparing to defend any such action, suit, proceeding, order, claim, demand or causes of action) incurred by such Person, whether caused by the sole or concurrent negligence (but not gross negligence or willful misconduct) of such Person seeking indemnification.

“INHAM Exemption” is defined in Section 6.2(e).

“Intercompany Loans” means the loans made by MGE Power LLC to the Issuer from time to time, as evidenced by the Intercompany Note.

“Intercompany Note” means (i) initially, that certain Intercompany Promissory Note of the Issuer dated as of February 3, 2010, in an aggregate principal amount of up to $5,000,000 at any time, issued to MGE Power LLC and (ii) any substantially similar note(s) evidencing Intercompany Loans, copies of which have been delivered to the Collateral Trustee and the holders of Notes, provided that the terms of such note(s) expressly provides that such note(s) are subject to the terms of the Subordination Agreement (as further provided in Section 2.10 of the Subordination Agreement).

“Issuer” is defined in the preamble of this Agreement.

“Institutional Investor” means (a) any Purchaser or Additional Purchaser of a Note, (b) any holder of a Note of any Series holding (together with one or more of its affiliates) more than 10% of the aggregate principal amount of the Notes of such Series then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund of any holder of any Note.

“Interconnection Agreement” means that certain Amended and Restated Generation-Transmission Interconnection Agreement, dated as of November 30, 2004, between WEPCO and American Transmission Company, LLC.

“Joinder to Collateral Trust Indenture” means a joinder agreement to the Collateral Trust Indenture substantially in the form of Annex A attached thereto.

“Lien” means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on civil or common law, statute, code or contract, and including but not limited to the security interest or lien arising from a mortgage, hypothecation, encumbrance, prior claim, pledge, conditional sale or other title retention agreement, trust receipt or a lease, consignment or bailment for security purposes.  The term “Lien” shall include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances (including, with respect to shares, shareholder agreements, voting trust agreements, buy back agreements and all similar agreements) affecting the Property.  For the purposes of this Agreement, a Person shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, Synthetic Lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes, and such retention or vesting shall constitute a Lien.

“Majority Holders” means, at any time, holders of at least fifty-one percent (51%) in aggregate principal amount of all Notes then outstanding (exclusive of any Notes held by the Issuer, MGE or any of their Affiliates).

“Make-Whole Amount” has the meaning (a) set forth in Section 8.7 with respect to the Series A Notes and (b) set forth in the applicable Note Supplement with respect to the Series of Notes issued pursuant thereto.

“Manager” means any of the managers having managerial control over the Issuer and designated as such in the Operating Agreement.

“Mandatory Insurance” is defined in Section 4.15.

“Material” means material in relation to (a) the respective business, operations, affairs, financial condition, assets or properties of the Issuer or MGE, as applicable, or (b) the ability of the Issuer to perform its obligations under this Agreement or the Notes or any of the Project Agreements to which it is a party, or (c) the ability of MGE to perform its obligations under any of the Project Agreements to which it is a party.

“Material Adverse Effect” means a material adverse effect on (a) the respective business, operations, affairs, financial condition, assets or properties of the Issuer or MGE, as applicable, or (b) the ability of the Issuer to perform its obligations as and when due under the Financing Documents or any of the Project Agreements to which it is a party, or (c) the ability of MGE to perform its obligations as and when due under any of the Financing Documents or any of the Project Agreements to which it is a party, or (d) the validity or enforceability of the Financing Documents.

“Maturity Date” means (a) with respect to the Series A Notes, February 3, 2040 and (b) the maturity date set forth in the applicable Note Supplement with respect to the Series of Notes issued pursuant thereto.

“Memorandum” is defined in Section 5.3.

“MGE” means Madison Gas and Electric Company, a Wisconsin corporation.

“Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA).

“New Common Facilities” means those certain facilities utilized in common in the operation and maintenance of both Unit 1 and Unit 2 located in Oak Creek, Wisconsin, as more fully described in Exhibit A to the New Common Facilities Ownership Agreement.

“New Common Facilities Ownership Agreement” means that certain New Common Facilities Ownership Agreement, dated as of December 17, 2004, by and among the Issuer, WPPI and ERGS.

“Notes” is defined in Section 1.

“Note Supplement” is defined in Section 2.2.

“O&M Agreements” means, collectively, the Unit 1 O&M Agreement and the Unit 2 O&M Agreement.

“Officer’s Certificate” means a certificate of a Senior Officer of the Issuer or of any other officer of the Issuer whose responsibilities extend to the subject matter of such certificate.

“Operating Agreement” means the Issuer’s Operating Agreement, dated November 1, 2005, among MGE Power LLC, (as sole member), Gary J. Wolter, Jeffrey C. Newman and Kristine A. Euclide (as managers) and James B. Egle (as organizer).

“Ownership Agreements” means, collectively, the Unit 1 Ownership Agreement and the Unit 2 Ownership Agreement.

“Parent” means MGE Energy, Inc., a Wisconsin corporation.

“Parent Undertaking” means the Undertaking, dated as of February 3, 2010, from the Parent to and for the benefit of the Issuer and the Secured Parties.

“Patriot Act” means Public Law 107-56 of the United States of America, United and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT Act) Act of 2001.

“Payment Event” means the occurrence of a Default, Event of Default, Event of Total Loss or Early Termination.

“Pension Plans” means employee pension benefit plans (as defined in Section 3 of ERISA) to which from time to time the Issuer is required to contribute.

“Permitted Investments” means (a) direct obligations of (i) the United States of America or (ii) any state of the United States of America whose unsecured obligations are accorded one of the two highest ratings by Standard & Poor’s Ratings Group, a division of The McGraw Hill Companies, Inc. or Moody’s Investors Service, Inc., in each case, which mature within one (1) year after the acquisition thereof; (b) obligations for which the timely payment of the principal thereof is fully guaranteed by (i) the United States of America, (ii) the Federal Deposit Insurance Corporation or (iii) any state of the United States of America whose long-term unsecured debt obligations are accorded one of the two highest ratings by Standard & Poor’s Ratings Group, a division of The McGraw Hill Companies, Inc. or Moody’s Investors Service, Inc., in each case, which mature within one (1) year after the acquisition thereof; (c) certificates of deposit of, or time deposits in, any bank or trust company organized under the laws of the United States of America or any state thereof whose long-term unsecured debt obligations (or the long-term unsecured debt obligations of the bank or bank holding company owning all of the capital stock or share capital of such bank or trust company) are accorded one of the two highest ratings by Standard & Poor’s Ratings Group, a division of The McGraw Hill Companies, Inc. or Moody’s Investors Service, Inc. and which have capital and unimpaired surplus of at least One Billion Dollars ($1,000,000,000), maturing within ninety (90) days after the acquisition thereof; (d) readily marketable commercial paper of corporations doing business in and incorporated under the laws of the United States of America or any state thereof given on the date of the investment a credit rating of at least “A-1” by Standard & Poor’s Ratings Group, a division of The McGraw Hill Companies, Inc. or “P-1” by Moody’s Investors Service, Inc., in each case due within ninety (90) days after the date of the making of the investment; and (e) investments in a money-market fund rated “AAA” or better by Standard & Poor’s Ratings Group, a division of The McGraw Hill Companies, Inc. or “Aaa” by Moody’s Investors Service, Inc. (or equivalent categories that may be established by such rating services).

“Permitted Tax Distributions” means during any fiscal year or portion thereof in which the Issuer shall have been properly treated as a disregarded entity under the Code, cash Distributions to its members (or former members pursuant to previously declared cash Distributions) in an amount sufficient to pay the Federal, state and local income tax liability of such members resulting from the taxable income of the Issuer; provided such cash Distributions are paid no earlier than two (2) Business Days prior to the date such income tax payment is due or estimated tax payments in respect of such tax payments are due and provided further that the proceeds of such cash Distributions are in fact so used for payment of such income tax liabilities or the reimbursement of the payment of such income tax liabilities.

“Person” means an individual, legal person, partnership, corporation, limited liability company, trust, unincorporated association or organization, government, governmental agency or governmental subdivision.

“Plan” means an “employee benefit plan” (as defined in section 3(3) of ERISA) subject to Title I of ERISA that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Issuer or any ERISA Affiliate or with respect to which the Issuer or any ERISA Affiliate may have any liability.

“Project Agreements” means (a) with respect to Unit 1, the Unit 1 Facility Lease Agreement, the Unit 1 Ownership Agreement, the Unit 1 O&M Agreement, the Unit 1 Property Rights Agreement and the Unit 1 Assignment of Easement Agreement, (b) with respect to Unit 2, the Unit 2 Facility Lease Agreement, the Unit 2 Ownership Agreement, the Unit 2 O&M Agreement, the Unit 2 Property Rights Agreement and the Unit 2 Assignment of Easement Agreement, and (c) with respect to both Unit 1 and Unit 2, the New Common Facilities Ownership Agreement, the Common Facilities O&M Agreement, the EPC Contract and the Interconnection Agreement.

“Projected Cash Available from Material Contract” means, for any period, the estimated gross revenues due and owing to the Issuer pursuant to the terms of the Facility Lease Agreements minus the sum of, without duplication, (a) the estimated expenses (other than Projected Debt Service) of the Issuer payable during such period, and (b) the estimated amount of any reduction in any amount payable by MGE under the Facility Lease Agreements for such period, in each case based on reasonable estimates derived in good faith from information available after due inquiry.

“Projected Debt Service” means, for any period, the sum of (a) the estimated amount of interest expense payable by the Issuer during such period and (b) the estimated amount of all scheduled principal payments of Indebtedness payable by the Issuer during such period, in each case based on reasonable estimates derived in good faith from information available after due inquiry.

“Projected Debt Service Coverage Ratio” means, for any period, the ratio of Projected Cash Available from Material Contract to Projected Debt Service for such period.

“Project Manager” means Elm Road Services, LLC, a Wisconsin limited liability company.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible and, with respect to the Issuer,

includes, without limitation, the Facilities.

“Property Rights Agreements” means, collectively, the Unit 1 Property Rights Agreement and the Unit 2 Property Rights Agreement.

“PTE” is defined in Section 6.2(a).

“Purchaser” and “Purchasers” is defined in the preamble of this Agreement.

“QPAM Exemption” is defined in Section 6.2(d).

“Qualified Institutional Buyer” means any Person who is a “qualified institutional buyer” within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act.

“Ratable Portion” for any Note means an amount equal to the product of (x) the Required Prepayment Amount being made pursuant to Section 8.4(a) or (b), as the case may be, multiplied by (y) a fraction the numerator of which is the outstanding principal amount of such Note and the denominator of which is the aggregate principal amount of all Secured Obligations of the Issuer being prepaid from such Required Prepayment Amount.

“Related Fund” means, with respect to any holder of any Note, any fund or entity that (i) invests in Securities or bank loans, and (ii) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor.

“Required Prepayment Amount” means the greater of (i) the proceeds received by the Issuer as a result of an Event of Total Loss or Early Termination, as applicable, in each case, as required to be paid by MGE pursuant to the applicable Facility Lease Agreement (as in effect on the date hereof) as a result of such Event of Total Loss or Early Termination, as the case may be, and (ii) an amount so that the Projected Debt Service Coverage Ratio for the period from the date of prepayment through the Maturity Date of the Notes, after applying the prepayment on a pro rata basis to the remaining installments of principal due during such period, shall not be less than 1.25 to 1.00.  If there shall have occurred an Event of Total Loss with respect to both of the Facilities or an Early Termination with respect to both of the Facility Lease Agreements, the “Required Prepayment Amount” shall mean an amount sufficient to pay all of the Notes in full, together with accrued interest thereon and, in the case of Early Termination, Make-Whole Amount.

“Responsible Officer” means any Manager of the Issuer.

“Restricted Payment” means any Distribution, or payment, dividend or other distribution of property of the Issuer, including cash and non-cash items, on account of any limited liability company interests or any purchase or redemption of any limited liability company interests or warrants or options to purchase any limited liability company interests or any payment of principal or interest or other sum in respect of any Subordinated Debt.

“Secured Obligations” has the meaning ascribed to such term in Article 2 of the Collateral Trust Indenture.

“Secured Party” has the meaning ascribed to such term in the Recitals of the Collateral Trust Indenture.

“Securities Act” means the Securities Act of 1933.

“Security” has the same meaning as in Section 2(1) of the Securities Act.

“Security Documents” has the meaning ascribed to such term in Section 1.1 of the Collateral Trust Indenture.

“Senior Financial Officer” means, of any Person, the chief financial officer, principal accounting officer, treasurer or comptroller of such Person.

“Senior Officer” means a Manager, the chairman of the board of directors, the president, the chief executive officer, chief financial officer, any vice president, the principal accounting officer, treasurer or controller or other person performing similar functions of the Issuer.

“Series” means any Series of Notes issued pursuant to this Agreement, including any Note Supplement hereto.

“Source” is defined in Section 6.2.

 “Subordinated Debt” means Indebtedness of the Issuer owing to MGE Power LLC (a) that is subordinated in right of payment in all respects to the obligations of the Issuer under this Agreement, the Notes and the other Financing Documents pursuant to the Subordination Agreement and (b) as to which all agreements and instruments giving rise thereto or otherwise relating to such Indebtedness are in form and substance satisfactory to the Majority Holders.

“Subordination Agreement” means the Subordination Agreement, dated as of February 3, 2010, entered into by and among the Issuer, MGE Power LLC and the Collateral Trustee on behalf of the Secured Parties.

“Subsidiary” means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries).

“Swaps” means, with respect to any Person, payment obligations with respect to interest rate swaps, currency swaps and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency.  For the purposes of this Agreement, the amount of the obligation under any Swap shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Swap had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Swap provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.

“Synthetic Lease” means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product, where such transaction is considered debt for borrowed money for tax purposes but is classified as an operating lease in accordance with GAAP.

“Termination Value” has the meaning given to it in the respective Facility Lease Agreements (as in effect on the date hereof).

“Unit 1” means the first of two 615 MW net nominal supercritical pulverized coal electric generation facilities and related installations located in Oak Creek, Wisconsin, as more fully described in Exhibit A to the Unit 1 Ownership Agreement.

“Unit 1 Assignment of Easement Agreement” means that certain Assignment and Assumption Agreement, dated as of November 4, 2005, between the Issuer, as assignor, and MGE, as assignee, wherein the Issuer has conveyed to MGE all of its rights under the Unit 1 Property Rights Agreement.

“Unit 1 Commercial Operation Date” has the meaning ascribed to “Commercial Operation Date” in the Unit 1 Facility Lease Agreement as in effect on the date hereof.

“Unit 1 Facility” means Unit 1 and the New Common Facilities.

“Unit 1 Facility Interest” means that portion of the Unit 1 Facility owned (individually, jointly, as tenant-in-common or otherwise) by the Issuer in accordance with the Unit 1 Ownership Agreement.

“Unit 1 Facility Lease Agreement” means that certain Elm Road I Facility Lease Agreement, dated as of November 4, 2005, between the Issuer, as lessor, and MGE, as lessee.

“Unit 1 O&M Agreement” means that certain Elm Road Generating Station Unit 1 Operating and Maintenance Agreement, dated as of December 17, 2004, by and among WEPCO, MGE and WPPI, as lessees/owner parties, and WEPCO, as operating agent.

“Unit 1 Ownership Agreement” means that certain Elm Road I Ownership Agreement, dated as of December 17, 2004, by and among the Issuer, WPPI, ERGS, the Project Manager, and W.E. Power LLC, a Wisconsin limited liability company.

“Unit 1 Property Rights Agreement” means that certain Elm Road Generating Station Unit 1 Easement and Indemnification Agreement, dated as of December 17, 2004, by and among WEPCO, as grantor, and the Issuer and WPPI, as grantees.

“Unit 2” means the second of two 615 MW net nominal supercritical pulverized coal electric generation facilities and related installations located in Oak Creek, Wisconsin, as more fully described in Exhibit A to the Unit 2 Ownership Agreement.

“Unit 2 Assignment of Easement Agreement” means that certain Assignment and Assumption Agreement, dated as of November 4, 2005, between the Issuer, as assignor, and MGE, as assignee, wherein the Issuer has conveyed to MGE all of its rights under the Unit 2 Property Rights Agreement.

“Unit 2 Facility” means Unit 2 and the New Common Facilities.

“Unit 2 Facility Interest” means that portion of the Unit 2 Facility owned (individually, jointly, as tenant-in-common or otherwise) by the Issuer in accordance with the Unit 2 Ownership Agreement.

“Unit 2 Facility Lease Agreement” means that certain Elm Road II Facility Lease Agreement, dated as of November 4, 2005, between the Issuer, as lessor, and MGE, as lessee.

“Unit 2 O&M Agreement” means that certain Elm Road Generating Station Unit 2 Operating and Maintenance Agreement, dated as of December 17, 2004, by and among WEPCO, MGE and WPPI, as lessees/owner parties, and WEPCO, as operating agent.

“Unit 2 Ownership Agreement” means that certain Elm Road II Ownership Agreement, dated as of December 17, 2004, by and among the Issuer, WPPI, ERGS, the Project Manager, and W.E. Power LLC, a Wisconsin limited liability company.

“Unit 2 Property Rights Agreement” means that certain Elm Road Generating Station Unit 2 Easement and Indemnification Agreement, dated as of December 17, 2004, by and among WEPCO, as grantor, and the Issuer and WPPI, as grantees.

“WEPCO” shall mean Wisconsin Electric Power Company, a Wisconsin corporation.

“WPPI” shall mean WPPI Energy Inc. (formerly known as Wisconsin Public Power Incorporated), a municipal electric power company organized under the laws of the state of Wisconsin.

In this Agreement, unless otherwise indicated, the singular includes the plural and plural the singular; words importing either gender include the other gender; references to statutes or regulations are to be construed as including all statutory or regulatory provisions consolidating, amending or replacing the statute or regulation referred to; references to “writing” include printing, typing, lithography and other means of reproducing words in a tangible visible form; the words “including,” “includes” and “include” shall be deemed to be followed by the words “without limitation”; references to articles, sections (or subdivisions of sections), exhibits, annexes or schedules are to this Agreement; references to agreements and other contractual instruments shall be deemed to include all subsequent amendments, supplements, extensions and other modifications to such instruments (without, however, limiting any prohibition on any such amendments, extensions and other modifications by the terms of this Agreement); and references to Persons include their respective successors and permitted assigns and, in the case of Governmental Authorities, Persons succeeding to their respective functions and capacities.

SCHEDULE 5.3

DISCLOSURE MATERIALS

None.

SCHEDULE 5.3
(to Note Purchase Agreement)

SCHEDULE 5.4
FINANCIAL INFORMATION

MGE POWER ELM ROAD, LLC

(1)

Statements of Income for the years ended December 31, 2009 and 2008 (unaudited).

 (2)

Statements of Cash Flows for the years ended December 31, 2009 and 2008 (unaudited).

(3)

Consolidated Balance Sheets as of December 31, 2009 and 2008 (unaudited).

MADISON GAS AND ELECTRIC COMPANY

(1)

Report of Independent Registered Public Accounting Firm.

(2)

Consolidated Statements of Income for the years ended December 31, 2008, 2007, and 2006.

(3)

Consolidated Statements of Cash Flows for the years ended December 31, 2008, 2007, and 2006.

(4)

Consolidated Balance Sheets as of December 31, 2008 and 2007.

(5)

Consolidated Capitalization Statement as of December 31, 2008 and 2007.

SCHEDULE 5.4
(to Note Purchase Agreement)

(6)

Consolidated Statements of Common Equity and Comprehensive Income as of December 31, 2008, 2007, and 2006.

(7)

Notes to Consolidated Financial Statements referred to in paragraphs 1-6 above.

(8)

Consolidated Statements of Income for the three months and nine months ended September 30, 2009 and 2008 (unaudited).

(9)

Consolidated Statements of Cash Flows for the nine months ended September 30, 2009 and 2008 (unaudited).

(10)

Consolidated Balance Sheets as of September 30, 2009 and December 31, 2008 (unaudited).

(11)

Notes to Consolidated Financial Statements (unaudited) referred to in paragraphs 8-10 above.

5.4-2

SCHEDULE 5.5
MATERIAL AGREEMENTS, ORDERS, JUDGMENTS, ETC.

MGE POWER ELM ROAD, LLC

(1)

Elm Road Generating Station I Ownership Agreement, dated as of December 17, 2004, among the Issuer, Elm Road Generating Station Supercritical, LLC, and Wisconsin Public Power Inc., as Joint Owners, Elm Road Services, LLC, as Project Manager, and W.E. Power LLC.

(2)

Elm Road Generating Station I Facility Lease Agreement, dated as of November 4, 2005, among the Issuer, as Lessor, and MGE, as Lessee.

(3)

Elm Road Generating Station I Easement and Indemnification Agreement, dated as of December 17, 2004, among the Issuer and Wisconsin Public Power Inc., as Grantees, and Wisconsin Electric Power Company, as Grantor.

(4)

Assignment and Assumption Agreement, dated as of November 4, 2004, from the Issuer, as Assignor, to MGE, as Assignee, relating to Elm Road Generating Station I Easement and Indemnification Agreement, dated as of December 17, 2004, among the Issuer and Wisconsin Public Power Inc., as Grantees, and Wisconsin Electric Power Company, as Grantor.

(5)

Elm Road Generating Station II Ownership Agreement, dated as of December 17, 2004, among the Issuer, Elm Road Generating Station Supercritical, LLC, and Wisconsin Public Power Inc., as Joint Owners, Elm Road Services, LLC, as Project Manager, and W.E. Power LLC.

(6)

Elm Road Generating Station II Facility Lease Agreement, dated as of November 4, 2005, among the Issuer, as Lessor, and MGE, as Lessee.

(7)

Elm Road Generating Station II Easement and Indemnification Agreement, dated as of December 17, 2004, among the Issuer and Wisconsin Public Power Inc., as Grantees, and Wisconsin Electric Power Company, as Grantor.

(8)

Assignment and Assumption Agreement, dated as of November 4, 2004, from the Issuer, as Assignor, to MGE, as Assignee, relating to Elm Road Generating Station II Easement and Indemnification Agreement, dated as of December 17, 2004, among the Issuer and Wisconsin Public Power Inc., as Grantees, and Wisconsin Electric Power Company, as Grantor.

(9)

Elm Road Generating Station New Common Facilities Ownership Agreement, dated as of December 17, 2004, among the Issuer, Elm Road Generating Station Supercritical, LLC, and Wisconsin Public Power Inc., as Joint Owners.

SCHEDULE 5.5
(to Note Purchase Agreement)

(10)

Turnkey Engineering, Procurement and Construction Contract for Supercritical Pulverized Coal Fired Electric Generation Facility, dated as of April 9, 2004, between Elm Road Services, LLC and Bechtel Power Corporation.

(11)

Amended and Restated Generation-Transmission Interconnection Agreement dated as of November 30, 2004 between American Transmission Company LLC and Wisconsin Electric Power Company for the Oak Creek Plant, Power the Future Units.

(12)

Operating Agreement of MGE Power Elm Road, LLC among MGE Power LLC, as sole member; Gary J. Wolter, Kristine A. Euclide and Jeffrey C. Newman, as managers; and acknowledged by James B. Egle, as organizer.

(13)

See Final Decision and Order of PSCW in items (19) and (20) below under Madison Gas and Electric Company.

(14)

Order of the Federal Energy Regulatory Commission issued November 19, 2004 (Docket No. EL04-136-000), granting MGE Energy, Inc.’s, MGE Power LLC’s and the Issuer’s petition for declaratory order and disclaiming jurisdiction.

(15)

Settlement Agreement and Release, effective as of December 16, 2009, between Bechtel Power Corporation and Elm Road Services, LLC.

MADISON GAS AND ELECTRIC COMPANY

(1)

Indenture of Mortgage and Deed of Trust, dated as of January 1, 1946, between MGE and Firstar Trust Company (successor to First Wisconsin Trust Company), as Trustee, as supplemented by the Seventeenth Supplemental Indenture thereto, dated as of February 1, 1993.

(2)

Indenture, dated as of September 1, 1998, between MGE and The Bank of New York Mellon Trust Company, N.A. (successor to Bank One, N.A.), as Trustee.

(3)

Amended and Restated Credit Agreement, dated as of December 21, 2005, among MGE, the Lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent.

(4)

Agreement dated August 29, 2008, as amended, between MGE, as Borrower, and JPMorgan Chase Bank, N.A., as Lender.

(5)

Joint Power Supply Agreement, dated February 2, 1967, among MGE, Wisconsin Power and Light Company and Wisconsin Public Service Corporation.

5.5-2

(6)

Joint Power Supply Agreement, dated July 26, 1973, among MGE, Wisconsin Power and Light Company and Wisconsin Public Service Corporation.

(7)

Revised Agreement for Construction and Operation of Columbia Generating Plant, dated July 26, 1973, among MGE, Wisconsin Power and Light Company and Wisconsin Public Service Corporation, as supplemented on March 1, 1979.

(8)

Amended and Restated Agreement for Construction and Operation of Columbia Generating Plant, dated January 17, 2007, among MGE, Wisconsin Power and Light Company and Wisconsin Public Service Corporation.

(9)

West Campus Cogeneration Facility Operation and Maintenance Agreement, dated as of October 13, 2003, among MGE, as Operator, and the Board of Regents of the University of Wisconsin System, as Joint Owner.

(10)

West Campus Cogeneration Facility Lease Agreement, dated as of March 18, 2004, among MGE Power West Campus, LLC, as Lessor, and MGE, as Lessee.

(11)

West Campus Cogeneration Facility MGE Ground Sublease, dated as of March 18, 2004, among MGE Power West Campus, LLC as Lessee, and MGE, as Lessor.

(12)

Elm Road Generating Station I Operating and Maintenance Agreement, dated as of December 17, 2004, among MGE, Wisconsin Electric Power Company, and Wisconsin Public Power Inc., as Lessee/ Owners, and Wisconsin Electric Power Company, as Operating Agent.

(13)

Elm Road Generating Station II Operating and Maintenance Agreement, dated as of December 17, 2004, among MGE, Wisconsin Electric Power Company, and Wisconsin Public Power Inc., as Lessee/ Owners, and Wisconsin Electric Power Company, as Operating Agent.

(14)

Elm Road Generating Station Common Facilities Operating and Maintenance Agreement, dated as of December 17, 2004, among MGE, Wisconsin Electric Power Company, and Wisconsin Public Power Inc., as Lessee/Owners, and Wisconsin Electric Power Company, as Operating Agent.

(15)

See Facility Lease Agreements dated as of November 4, 2005 listed as Items (2) and (6) above under MGE Power Elm Road, LLC.

(16)

See Assignment and Assumption Agreements dated as of November 4, 2004 listed as Items (4) and (8) above under MGE Power Elm Road, LLC.

(17)

Operating Agreement, dated as of October 28, 2005, among MGE Energy, Inc., MGE, and MGE Transco Investment LLC.

5.5-3

(18)

Interconnection Agreement dated November 22, 2002 between American Transmission Company LLC and MGE.

(19)

Final Decision (Certificate of Authority) of the PSCW dated June 25, 2004 (Docket Nos. 3270-CE-124 and 3270-CE-125) regarding MGE’s application for authority to place in operation an undivided minority interest in Elm Road Generating Station Units 1 and 2 and associated new common facilities under an affiliated interest agreement with the Issuer.

(20)

Order of the PSCW dated June 25, 2004 (Docket No. 3270-AE-103) regarding MGE’s application for approval of affiliated interest agreements between MGE and the Issuer related to ownership and leasing of undivided minority interests in Elm Road Generating Station Units 1 and 2 and associated new common facilities.

(20)

PSCW Current Rate Order Docket 3270-UR-116, authorizing MGE’s current retail rate structure dated December 22, 2009.

(21)

Order Granting Petition for Declaratory Order and Disclaiming Jurisdiction, issued November 19, 2004 by the Federal Energy Regulatory Commission in Docket No. EL04-136-000.

5.5-4

SCHEDULE 5.6
GOVERNMENTAL AUTHORIZATIONS

(1)

Final Decision dated June 25, 2004, issued by the Public Service Commission of Wisconsin in Docket Nos. 3270-CE-124 and 3270-CE-125 (Application of Madison Gas and Electric Company for Authority to Place in Operation an Undivided Minority Interest in Elm Road Generating Station Unit I and Associated New Common Facilities Under an Affiliated Interest Agreement with MGE Power Elm Road LLC/Application of Madison Gas and Electric Company for Authority to Place in Operation an Undivided Minority Interest in Elm Road Generating Station Unit II and Associated New Common Facilities Under an Affiliated Interest Agreement with MGE Power Elm Road LLC).

(2)

Order dated June 25, 2004, issued by the Public Service Commission of Wisconsin in Docket No. 3270-AE-103 (Application for Approval of Affiliated Interest Agreements Between Madison Gas and Electric Company and MGE Power Elm Road, LLC Related to the Ownership and Leasing of Undivided Minority Interests in Elm Road Generating Station Units 1 and 2, and Associated New Common Facilities).

(3)

Order Granting Petition for Declaratory Order and Disclaiming Jurisdiction, issued November 19, 2004 by the Federal Energy Regulatory Commission in Docket No. EL04-136-000.

(4)

See attached listing of permits for construction and operation of Elm Road Generating Unit 1 and Unit 2.

SCHEDULE 5.6
(to Note Purchase Agreement)

NO.	AGENCY	PERMIT	TYPE/ACTIVITY
1	Federal	FAA Clearance	Stack height
2	Federal	FAA Clearance Re-apply for extension	Stack height
3	USACOE	Clean Water Act s. 401 and 404	Waterway/wetlands
4	PSCW	PSC - CPCN	Plant construction
5	WisDNR	Air construction permit	Air
6	WisDNR	Chapter 30	Waterway/wetlands
7	WisDNR	WPDES	Operations/ 316(b)
8	WisDNR	NR216 - Construction stormwater Main construction site	Stormwater
9	WisDNR	NR216 - Construction stormwater HWY 32 Access Road	Stormwater
10	WisDNR	OC North landfill Solid waste exemption	Ash landfill
11	WisDNR	OC South landfill Solid waste exemption	Ash landfill
12	WisDNR	Early ash disposal areas Solid waste exemption	Excavation, including haul roads
13	WisDNR	Dredged material Solid waste exemption	Dredging
14	WisDNR	Incidental Take Authorization	Threatened and endangered species
15	WisDNR	NR 502 Storage of coal combustion byproducts	Storage of fly ash bottom ash
16	WisDNR	Ch 538 Relocation of bottom ash storage	Preconstruction
17	WisDNR	Pit/Trench dewatering permit	Shaft and tunnel dewatering
18	WisDNR	Pit/Trench dewatering permit	Bowl Excavation
19	WisDNR	Dewatering permit	Channel dredging
20	WisDNR	TR-55 Wetland hydraulics	HWY 32 Access Road
21	WisDNR	Chapter 30 permit for 6 Mile Road Underpass change	Wetlands
22	WisDNR	Ch. 30.12 - Place dredge material on lakebed.	Channel dredging
23	WisDNR	Chapter 30 - HWY32 NW Mitigation Plan	Wetlands
24	WisDNR	Chapter 30 - SE Corner of Property Mitigation Plan (7 Mile Road)	Wetlands
25	WisDNR	Chapter 30 permits for utlities	Six Mile Road underpass
26	State Historical	Approval of archaeological surveys	Historical Sites
27	WisDOT	High structure permit	Stack height
28	WisDOT	Access permits WisDOT 233	Highway 32 access
29	WisDOT	Oversize highway loads	Construction
30	Wis DCOMM	Fire protection variance	Fire protection
31	Wis DCOMM	Building permits	Construction
32	Wis DCOMM	DComm 41- Boiler	Boiler installation
33	Wis DCOMM	Safety approval - boiler and turbine	Boiler and turbine installation
34	Wis DCOMM	DComm 10 - Tanks	Storage tanks
35	Wis DCOMM	HVAC, exhaust systems, elevator	Construction
36	Wis. Dept. of Health	Plumbing permit	Construction
37	Wis. Dept. Agriculture	Agricutural impact submittal	6 Mile Road Underpass
38	Wis Dept. Agriculture	Agricutural impact submittal	ERGS Site
39	Racine County	Conditional Use	Conditions and Restrictions
40	Racine County	Initial property development plan	CUP Condition
41	Racine County	Initial landscaping plan	CUP Condition
42	Racine County	Initial grading, drainage, and stormwater plan	CUP Condition
43	Racine County	Initial grading, drainage and storm-water plan - 6,7 Mile Rds.	CUP Condition
44	Racine County	Initial grading, drainage and storm-water plan - RR Construction	CUP Condition
45	Racine County	Agreement: Grade Separation at 6 Mile Rd & UPRR track
46	Racine County	Drainage commission approval for RR	CUP Condition
47	Racine County	Fire protection and emergency management plan for construction	CUP Condition
48	Racine County	Rail Operational Plan	CUP Condition
49	Racine County	Final property development plan	CUP Condition
50	Racine County	Final grading, drainage, and stormwater management plan	CUP Condition
51	Racine County	Fire protection and emergency management plan for operation	CUP Condition
52	Racine County	Inventory of hazardous material	Construction
53	Racine County	Construction security plan	CUP Condition
54	City of Oak Creek	Conditional Use	Conditions and Restrictions
55	City of Oak Creek	Air monitoring agreement	Air agreement
56	City of Oak Creek	Initial property development plan	CUP Condition
57	City of Oak Creek	Initial landscaping plan	CUP Condition
58	City of Oak Creek	Initial grading, drainage, and stormwater plan	CUP Condition
59	City of Oak Creek	Lakefront shoreline and bluff stabilization plan	CUP Condition
60	City of Oak Creek	Fire protection and emergency management plan for construction	CUP Condition
61	City of Oak Creek	Initial grading, drainage and storm-water plan - RR Construction	CUP Condition
62	City of Oak Creek	Final property development plan	CUP Condition
63	City of Oak Creek	Final grading, drainage, and stormwater management plan	CUP Condition
64	City of Oak Creek	Fire protection and emergency management plan for operation	CUP Condition
65	City of Oak Creek	Construction security plan	CUP Condition
66	City of Oak Creek	Request for road closure	Closure of Elm Road
67	City of Oak Creek	Building permits	Construction
68	City of Oak Creek	Recreation trail agreement	Rec trail
69	City of Oak Creek	Fire protection variance	Fire protection
70	City of Oak Creek	Building permit - construction office	Construction office
71	Milwaukee County	Inventory of hazardous material	Construction
72	Milwaukee County	Construction / Right of Entry Permit	Construction
73	Milwaukee County	Shore Rehab Installation Permit	Shore protection
74	Town of Caledonia	Development agreement	6 Mile Road Underpass
75	Town of Caledonia	Building permit - 6 Mile Road underpass	Construction
76	Town of Caledonia	Recreation trail agreement	Rec trail
77	Town of Caledonia	Fire protection variance	Fire protection
78	Union Pacific RR	Main access road crossing agreement	UP Agreement for Main Access Road Crossing
79	Union Pacific RR	Six Temporary road agreement	UP Agreement for temporary bypass road crossing
80	Union Pacific RR	Elm Road rec trail crossing agreement	UP Agreement for rec trail crossing
81	Union Pacific RR	Track Construction and Lease agreement	UP Agreement for land lease and track construction
82	Union Pacific RR	6 Mile Road Public Highway Underpass agreement	UP Agreement for 6 Mile Road Underpass and Temporary Road
83	Union Pacific RR	Industry Track and Track lease Agreement	UP Agreement to operate and lease track to We Energies
84	Union Pacific RR	Indemnification Agreement	UP Agreement for post construction indemnification for Underpass and track.
85	OCR	Office of the Commission of Railroad agreement - 6 Mi. Rd.	State order for 6 Mile Rd. underpass
86	OCR	Office of the Commission of Railroad agreement - Elm Road Rec trail	State order for Elm Road Rec Trail Crossing

5.6-4

SCHEDULE 5.10
PATENTS, COPYRIGHTS, ETC.

None.

SCHEDULE 5.14
(to Note Purchase Agreement)

SCHEDULE 5.14
INDEBTEDNESS

ISSUER INDEBTEDNESS

OBLIGOR	OBLIGEE	PRINCIPAL AMOUNT OUTSTANDING	COLLATERAL
ISSUER	MGE POWER LLC	$4,193,341.80	NONE

LIMITATION ON ISSUER’S DEBT

Section 9.4 of the Elm Road Generating Station I Facility Lease Agreement, dated as of November 4, 2005, among the Issuer, as Lessor, and MGE, as Lessee, provides as follows:

9.4

Other Indebtedness.  Lessor shall not incur any indebtedness other than that permitted or required by this Facility Lease and the other Lease Documents, the facility lease for Unit 2 and any other agreements relating to the Future Unit or otherwise incurred in the ordinary course of business relating to the development, design, engineering, procuring, permitting, constructing, commissioning, owning, leasing and financing or refinancing of the Facility.  Lessor shall not assume or guarantee or become obligated for the debts of any other Person other than as required or permitted by this Facility Lease and the other Lease Documents, the Project Documents, the facility lease for Unit 2, and any other agreements relating to the Future Unit.

Section 9.4 of the Elm Road Generating Station II Facility Lease Agreement, dated as of November 4, 2005, among the Issuer, as Lessor, and MGE, as Lessee, provides as follows:

9.4

Other Indebtedness.  Lessor shall not incur any indebtedness other than that permitted or required by this Facility Lease and the other Lease Documents, the facility lease for Unit 1 and any other agreements relating to the Future Unit or otherwise incurred in the ordinary course of business relating to the development, design, engineering, procuring, permitting, constructing, commissioning, owning, leasing and financing or refinancing of the Facility.  Lessor shall not assume or guarantee or become obligated for the debts of any other Person other than as required or permitted by this Facility Lease and the other Lease Documents, the Project Documents, the facility lease for Unit 1, and any other agreements relating to the Future Unit.

SCHEDULE 5.14
(to Note Purchase Agreement)

5.6-2

SCHEDULE 5.16
REGULATED STATUS

MGE Power Elm Road, LLC

No exceptions.

Madison Gas and Electric Company

MGE is a regulated operating public utility, subject to the jurisdiction of, and regulated by, the Federal Energy Regulatory Commission under the Federal Power Act and the Public Service Commission of Wisconsin.

SCHEDULE 5.20
(to Note Purchase Agreement)

SCHEDULE 5.20
PROJECTED DEBT SERVICE COVERAGE RATIO

January 1*	Projected Debt Service Coverage ratio	January 1*	Projected Debt Service Coverage ratio
2011	3.17	2026	4.57
2012	3.23	2027	4.71
2013	3.30	2028	4.86
2014	3.38	2029	5.01
2015	3.45	2030	5.18
2016	3.53	2031	5.36
2017	3.61	2032	5.55
2018	3.70	2033	5.76
2019	3.79	2034	5.98
2020	3.88	2035	6.22
2021	3.98	2036	6.48
2022	4.09	2037	6.76
2023	4.20	2038	7.07
2024	4.31	2039	7.41
2025	4.44	2040	7.78

*   Shows Projected Debt Service Coverage Ratio as of first rent payment date (January 25) in each of the indicated years

SCHEDULE 5.20
(to Note Purchase Agreement)

SCHEDULED PREPAYMENTS OF SERIES A NOTES

Principal Amount:  $50,000,000  Term:     30 yrs

Coupon:   5.04%   Average Life:   15 yrs

Payment Date	Beginning Principal Balance	Principal Payments	Ending Principal Balance	Monthly Interest	Total Debt Service
25-Feb-10	$50,000,000.00	$138,888.89	$49,861,111.11	$210,000	$348,888.89
24-Mar-10	$49,861,111.11	$138,888.89	$49,722,222.22	$209,417	$348,306
25-Apr-10	$49,722,222.22	$138,888.89	$49,583,333.33	$208,833	$347,722
25-May-10	$49,583,333.33	$138,888.89	$49,444,444.44	$208,250	$347,139
25-Jun-10	$49,444,444.44	$138,888.89	$49,305,555.56	$207,667	$346,556
25-Jul-10	$49,305,555.56	$138,888.89	$49,166,666.67	$207,083	$345,972
25-Aug-10	$49,166,666.67	$138,888.89	$49,027,777.78	$206,500	$345,389
25-Sep-10	$49,027,777.78	$138,888.89	$48,888,888.89	$205,917	$344,806
25-Oct-10	$48,888,888.89	$138,888.89	$48,750,000.00	$205,333	$344,222
25-Nov-10	$48,750,000.00	$138,888.89	$48,611,111.11	$204,750	$343,639
25-Dec-10	$48,611,111.11	$138,888.89	$48,472,222.22	$204,167	$343,056
25-Jan-11	$48,472,222.22	$138,888.89	$48,333,333.33	$203,583	$342,472
25-Feb-11	$48,333,333.33	$138,888.89	$48,194,444.44	$203,000	$341,889
24-Mar-11	$48,194,444.44	$138,888.89	$48,055,555.56	$202,417	$341,306
25-Apr-11	$48,055,555.56	$138,888.89	$47,916,666.67	$201,833	$340,722
25-May-11	$47,916,666.67	$138,888.89	$47,777,777.78	$201,250	$340,139
25-Jun-11	$47,777,777.78	$138,888.89	$47,638,888.89	$200,667	$339,556
25-Jul-11	$47,638,888.89	$138,888.89	$47,500,000.00	$200,083	$338,972
25-Aug-11	$47,500,000.00	$138,888.89	$47,361,111.11	$199,500	$338,389
25-Sep-11	$47,361,111.11	$138,888.89	$47,222,222.22	$198,917	$337,806
25-Oct-11	$47,222,222.22	$138,888.89	$47,083,333.33	$198,333	$337,222
25-Nov-11	$47,083,333.33	$138,888.89	$46,944,444.44	$197,750	$336,639
25-Dec-11	$46,944,444.44	$138,888.89	$46,805,555.56	$197,167	$336,056
25-Jan-12	$46,805,555.56	$138,888.89	$46,666,666.67	$196,583	$335,472
25-Feb-12	$46,666,666.67	$138,888.89	$46,527,777.78	$196,000	$334,889
25-Mar-12	$46,527,777.78	$138,888.89	$46,388,888.89	$195,417	$334,306
25-Apr-12	$46,388,888.89	$138,888.89	$46,250,000.00	$194,833	$333,722
25-May-12	$46,250,000.00	$138,888.89	$46,111,111.11	$194,250	$333,139
25-Jun-12	$46,111,111.11	$138,888.89	$45,972,222.22	$193,667	$332,556
25-Jul-12	$45,972,222.22	$138,888.89	$45,833,333.33	$193,083	$331,972
25-Aug-12	$45,833,333.33	$138,888.89	$45,694,444.44	$192,500	$331,389
25-Sep-12	$45,694,444.44	$138,888.89	$45,555,555.56	$191,917	$330,806
25-Oct-12	$45,555,555.56	$138,888.89	$45,416,666.67	$191,333	$330,222
25-Nov-12	$45,416,666.67	$138,888.89	$45,277,777.78	$190,750	$329,639
25-Dec-12	$45,277,777.78	$138,888.89	$45,138,888.89	$190,167	$329,056
25-Jan-13	$45,138,888.89	$138,888.89	$45,000,000.00	$189,583	$328,472
25-Feb-13	$45,000,000.00	$138,888.89	$44,861,111.11	$189,000	$327,889
24-Mar-13	$44,861,111.11	$138,888.89	$44,722,222.22	$188,417	$327,306
25-Apr-13	$44,722,222.22	$138,888.89	$44,583,333.33	$187,833	$326,722
25-May-13	$44,583,333.33	$138,888.89	$44,444,444.44	$187,250	$326,139
25-Jun-13	$44,444,444.44	$138,888.89	$44,305,555.56	$186,667	$325,556
25-Jul-13	$44,305,555.56	$138,888.89	$44,166,666.67	$186,083	$324,972
25-Aug-13	$44,166,666.67	$138,888.89	$44,027,777.78	$185,500	$324,389
25-Sep-13	$44,027,777.78	$138,888.89	$43,888,888.89	$184,917	$323,806
25-Oct-13	$43,888,888.89	$138,888.89	$43,750,000.00	$184,333	$323,222
25-Nov-13	$43,750,000.00	$138,888.89	$43,611,111.11	$183,750	$322,639
25-Dec-13	$43,611,111.11	$138,888.89	$43,472,222.22	$183,167	$322,056
25-Jan-14	$43,472,222.22	$138,888.89	$43,333,333.33	$182,583	$321,472
25-Feb-14	$43,333,333.33	$138,888.89	$43,194,444.44	$182,000	$320,889
24-Mar-14	$43,194,444.44	$138,888.89	$43,055,555.56	$181,417	$320,306
25-Apr-14	$43,055,555.56	$138,888.89	$42,916,666.67	$180,833	$319,722
25-May-14	$42,916,666.67	$138,888.89	$42,777,777.78	$180,250	$319,139
25-Jun-14	$42,777,777.78	$138,888.89	$42,638,888.89	$179,667	$318,556
25-Jul-14	$42,638,888.89	$138,888.89	$42,500,000.00	$179,083	$317,972
25-Aug-14	$42,500,000.00	$138,888.89	$42,361,111.11	$178,500	$317,389
25-Sep-14	$42,361,111.11	$138,888.89	$42,222,222.22	$177,917	$316,806
25-Oct-14	$42,222,222.22	$138,888.89	$42,083,333.33	$177,333	$316,222
25-Nov-14	$42,083,333.33	$138,888.89	$41,944,444.44	$176,750	$315,639
25-Dec-14	$41,944,444.44	$138,888.89	$41,805,555.56	$176,167	$315,056
25-Jan-15	$41,805,555.56	$138,888.89	$41,666,666.67	$175,583	$314,472
25-Feb-15	$41,666,666.67	$138,888.89	$41,527,777.78	$175,000	$313,889
24-Mar-15	$41,527,777.78	$138,888.89	$41,388,888.89	$174,417	$313,306
25-Apr-15	$41,388,888.89	$138,888.89	$41,250,000.00	$173,833	$312,722
25-May-15	$41,250,000.00	$138,888.89	$41,111,111.11	$173,250	$312,139
25-Jun-15	$41,111,111.11	$138,888.89	$40,972,222.22	$172,667	$311,556
25-Jul-15	$40,972,222.22	$138,888.89	$40,833,333.33	$172,083	$310,972
25-Aug-15	$40,833,333.33	$138,888.89	$40,694,444.44	$171,500	$310,389
25-Sep-15	$40,694,444.44	$138,888.89	$40,555,555.56	$170,917	$309,806
25-Oct-15	$40,555,555.56	$138,888.89	$40,416,666.67	$170,333	$309,222
25-Nov-15	$40,416,666.67	$138,888.89	$40,277,777.78	$169,750	$308,639
25-Dec-15	$40,277,777.78	$138,888.89	$40,138,888.89	$169,167	$308,056
25-Jan-16	$40,138,888.89	$138,888.89	$40,000,000.00	$168,583	$307,472
25-Feb-16	$40,000,000.00	$138,888.89	$39,861,111.11	$168,000	$306,889
25-Mar-16	$39,861,111.11	$138,888.89	$39,722,222.22	$167,417	$306,306
25-Apr-16	$39,722,222.22	$138,888.89	$39,583,333.33	$166,833	$305,722
25-May-16	$39,583,333.33	$138,888.89	$39,444,444.44	$166,250	$305,139
25-Jun-16	$39,444,444.44	$138,888.89	$39,305,555.56	$165,667	$304,556
25-Jul-16	$39,305,555.56	$138,888.89	$39,166,666.67	$165,083	$303,972
25-Aug-16	$39,166,666.67	$138,888.89	$39,027,777.78	$164,500	$303,389
25-Sep-16	$39,027,777.78	$138,888.89	$38,888,888.89	$163,917	$302,806
25-Oct-16	$38,888,888.89	$138,888.89	$38,750,000.00	$163,333	$302,222
25-Nov-16	$38,750,000.00	$138,888.89	$38,611,111.11	$162,750	$301,639
25-Dec-16	$38,611,111.11	$138,888.89	$38,472,222.22	$162,167	$301,056
25-Jan-17	$38,472,222.22	$138,888.89	$38,333,333.33	$161,583	$300,472
25-Feb-17	$38,333,333.33	$138,888.89	$38,194,444.44	$161,000	$299,889
24-Mar-17	$38,194,444.44	$138,888.89	$38,055,555.56	$160,417	$299,306
25-Apr-17	$38,055,555.56	$138,888.89	$37,916,666.67	$159,833	$298,722
25-May-17	$37,916,666.67	$138,888.89	$37,777,777.78	$159,250	$298,139
25-Jun-17	$37,777,777.78	$138,888.89	$37,638,888.89	$158,667	$297,556
25-Jul-17	$37,638,888.89	$138,888.89	$37,500,000.00	$158,083	$296,972
25-Aug-17	$37,500,000.00	$138,888.89	$37,361,111.11	$157,500	$296,389
25-Sep-17	$37,361,111.11	$138,888.89	$37,222,222.22	$156,917	$295,806
25-Oct-17	$37,222,222.22	$138,888.89	$37,083,333.33	$156,333	$295,222
25-Nov-17	$37,083,333.33	$138,888.89	$36,944,444.44	$155,750	$294,639
25-Dec-17	$36,944,444.44	$138,888.89	$36,805,555.56	$155,167	$294,056
25-Jan-18	$36,805,555.56	$138,888.89	$36,666,666.67	$154,583	$293,472
25-Feb-18	$36,666,666.67	$138,888.89	$36,527,777.78	$154,000	$292,889
24-Mar-18	$36,527,777.78	$138,888.89	$36,388,888.89	$153,417	$292,306
25-Apr-18	$36,388,888.89	$138,888.89	$36,250,000.00	$152,833	$291,722
25-May-18	$36,250,000.00	$138,888.89	$36,111,111.11	$152,250	$291,139
25-Jun-18	$36,111,111.11	$138,888.89	$35,972,222.22	$151,667	$290,556
25-Jul-18	$35,972,222.22	$138,888.89	$35,833,333.33	$151,083	$289,972
25-Aug-18	$35,833,333.33	$138,888.89	$35,694,444.44	$150,500	$289,389
25-Sep-18	$35,694,444.44	$138,888.89	$35,555,555.56	$149,917	$288,806
25-Oct-18	$35,555,555.56	$138,888.89	$35,416,666.67	$149,333	$288,222
25-Nov-18	$35,416,666.67	$138,888.89	$35,277,777.78	$148,750	$287,639
25-Dec-18	$35,277,777.78	$138,888.89	$35,138,888.89	$148,167	$287,056
25-Jan-19	$35,138,888.89	$138,888.89	$35,000,000.00	$147,583	$286,472
25-Feb-19	$35,000,000.00	$138,888.89	$34,861,111.11	$147,000	$285,889
24-Mar-19	$34,861,111.11	$138,888.89	$34,722,222.22	$146,417	$285,306
25-Apr-19	$34,722,222.22	$138,888.89	$34,583,333.33	$145,833	$284,722
25-May-19	$34,583,333.33	$138,888.89	$34,444,444.44	$145,250	$284,139
25-Jun-19	$34,444,444.44	$138,888.89	$34,305,555.56	$144,667	$283,556
25-Jul-19	$34,305,555.56	$138,888.89	$34,166,666.67	$144,083	$282,972
25-Aug-19	$34,166,666.67	$138,888.89	$34,027,777.78	$143,500	$282,389
25-Sep-19	$34,027,777.78	$138,888.89	$33,888,888.89	$142,917	$281,806
25-Oct-19	$33,888,888.89	$138,888.89	$33,750,000.00	$142,333	$281,222
25-Nov-19	$33,750,000.00	$138,888.89	$33,611,111.11	$141,750	$280,639
25-Dec-19	$33,611,111.11	$138,888.89	$33,472,222.22	$141,167	$280,056
25-Jan-20	$33,472,222.22	$138,888.89	$33,333,333.33	$140,583	$279,472
25-Feb-20	$33,333,333.33	$138,888.89	$33,194,444.44	$140,000	$278,889
25-Mar-20	$33,194,444.44	$138,888.89	$33,055,555.56	$139,417	$278,306
25-Apr-20	$33,055,555.56	$138,888.89	$32,916,666.67	$138,833	$277,722
25-May-20	$32,916,666.67	$138,888.89	$32,777,777.78	$138,250	$277,139
25-Jun-20	$32,777,777.78	$138,888.89	$32,638,888.89	$137,667	$276,556
25-Jul-20	$32,638,888.89	$138,888.89	$32,500,000.00	$137,083	$275,972
25-Aug-20	$32,500,000.00	$138,888.89	$32,361,111.11	$136,500	$275,389
25-Sep-20	$32,361,111.11	$138,888.89	$32,222,222.22	$135,917	$274,806
25-Oct-20	$32,222,222.22	$138,888.89	$32,083,333.33	$135,333	$274,222
25-Nov-20	$32,083,333.33	$138,888.89	$31,944,444.44	$134,750	$273,639
25-Dec-20	$31,944,444.44	$138,888.89	$31,805,555.56	$134,167	$273,056
25-Jan-21	$31,805,555.56	$138,888.89	$31,666,666.67	$133,583	$272,472
25-Feb-21	$31,666,666.67	$138,888.89	$31,527,777.78	$133,000	$271,889
24-Mar-21	$31,527,777.78	$138,888.89	$31,388,888.89	$132,417	$271,306
25-Apr-21	$31,388,888.89	$138,888.89	$31,250,000.00	$131,833	$270,722
25-May-21	$31,250,000.00	$138,888.89	$31,111,111.11	$131,250	$270,139
25-Jun-21	$31,111,111.11	$138,888.89	$30,972,222.22	$130,667	$269,556
25-Jul-21	$30,972,222.22	$138,888.89	$30,833,333.33	$130,083	$268,972
25-Aug-21	$30,833,333.33	$138,888.89	$30,694,444.44	$129,500	$268,389
25-Sep-21	$30,694,444.44	$138,888.89	$30,555,555.56	$128,917	$267,806
25-Oct-21	$30,555,555.56	$138,888.89	$30,416,666.67	$128,333	$267,222
25-Nov-21	$30,416,666.67	$138,888.89	$30,277,777.78	$127,750	$266,639
25-Dec-21	$30,277,777.78	$138,888.89	$30,138,888.89	$127,167	$266,056
25-Jan-22	$30,138,888.89	$138,888.89	$30,000,000.00	$126,583	$265,472
25-Feb-22	$30,000,000.00	$138,888.89	$29,861,111.11	$126,000	$264,889
24-Mar-22	$29,861,111.11	$138,888.89	$29,722,222.22	$125,417	$264,306
25-Apr-22	$29,722,222.22	$138,888.89	$29,583,333.33	$124,833	$263,722
25-May-22	$29,583,333.33	$138,888.89	$29,444,444.44	$124,250	$263,139
25-Jun-22	$29,444,444.44	$138,888.89	$29,305,555.56	$123,667	$262,556
25-Jul-22	$29,305,555.56	$138,888.89	$29,166,666.67	$123,083	$261,972
25-Aug-22	$29,166,666.67	$138,888.89	$29,027,777.78	$122,500	$261,389
25-Sep-22	$29,027,777.78	$138,888.89	$28,888,888.89	$121,917	$260,806
25-Oct-22	$28,888,888.89	$138,888.89	$28,750,000.00	$121,333	$260,222
25-Nov-22	$28,750,000.00	$138,888.89	$28,611,111.11	$120,750	$259,639
25-Dec-22	$28,611,111.11	$138,888.89	$28,472,222.22	$120,167	$259,056
25-Jan-23	$28,472,222.22	$138,888.89	$28,333,333.33	$119,583	$258,472
25-Feb-23	$28,333,333.33	$138,888.89	$28,194,444.44	$119,000	$257,889
24-Mar-23	$28,194,444.44	$138,888.89	$28,055,555.56	$118,417	$257,306
25-Apr-23	$28,055,555.56	$138,888.89	$27,916,666.67	$117,833	$256,722
25-May-23	$27,916,666.67	$138,888.89	$27,777,777.78	$117,250	$256,139
25-Jun-23	$27,777,777.78	$138,888.89	$27,638,888.89	$116,667	$255,556
25-Jul-23	$27,638,888.89	$138,888.89	$27,500,000.00	$116,083	$254,972
25-Aug-23	$27,500,000.00	$138,888.89	$27,361,111.11	$115,500	$254,389
25-Sep-23	$27,361,111.11	$138,888.89	$27,222,222.22	$114,917	$253,806
25-Oct-23	$27,222,222.22	$138,888.89	$27,083,333.33	$114,333	$253,222
25-Nov-23	$27,083,333.33	$138,888.89	$26,944,444.44	$113,750	$252,639
25-Dec-23	$26,944,444.44	$138,888.89	$26,805,555.56	$113,167	$252,056
25-Jan-24	$26,805,555.56	$138,888.89	$26,666,666.67	$112,583	$251,472
25-Feb-24	$26,666,666.67	$138,888.89	$26,527,777.78	$112,000	$250,889
25-Mar-24	$26,527,777.78	$138,888.89	$26,388,888.89	$111,417	$250,306
25-Apr-24	$26,388,888.89	$138,888.89	$26,250,000.00	$110,833	$249,722
25-May-24	$26,250,000.00	$138,888.89	$26,111,111.11	$110,250	$249,139
25-Jun-24	$26,111,111.11	$138,888.89	$25,972,222.22	$109,667	$248,556
25-Jul-24	$25,972,222.22	$138,888.89	$25,833,333.33	$109,083	$247,972
25-Aug-24	$25,833,333.33	$138,888.89	$25,694,444.44	$108,500	$247,389
25-Sep-24	$25,694,444.44	$138,888.89	$25,555,555.56	$107,917	$246,806
25-Oct-24	$25,555,555.56	$138,888.89	$25,416,666.67	$107,333	$246,222
25-Nov-24	$25,416,666.67	$138,888.89	$25,277,777.78	$106,750	$245,639
25-Dec-24	$25,277,777.78	$138,888.89	$25,138,888.89	$106,167	$245,056
25-Jan-25	$25,138,888.89	$138,888.89	$25,000,000.00	$105,583	$244,472
25-Feb-25	$25,000,000.00	$138,888.89	$24,861,111.11	$105,000	$243,889
24-Mar-25	$24,861,111.11	$138,888.89	$24,722,222.22	$104,417	$243,306
25-Apr-25	$24,722,222.22	$138,888.89	$24,583,333.33	$103,833	$242,722
25-May-25	$24,583,333.33	$138,888.89	$24,444,444.44	$103,250	$242,139
25-Jun-25	$24,444,444.44	$138,888.89	$24,305,555.56	$102,667	$241,556
25-Jul-25	$24,305,555.56	$138,888.89	$24,166,666.67	$102,083	$240,972
25-Aug-25	$24,166,666.67	$138,888.89	$24,027,777.78	$101,500	$240,389
25-Sep-25	$24,027,777.78	$138,888.89	$23,888,888.89	$100,917	$239,806
25-Oct-25	$23,888,888.89	$138,888.89	$23,750,000.00	$100,333	$239,222
25-Nov-25	$23,750,000.00	$138,888.89	$23,611,111.11	$99,750	$238,639
25-Dec-25	$23,611,111.11	$138,888.89	$23,472,222.22	$99,167	$238,056
25-Jan-26	$23,472,222.22	$138,888.89	$23,333,333.33	$98,583	$237,472
25-Feb-26	$23,333,333.33	$138,888.89	$23,194,444.44	$98,000	$236,889
24-Mar-26	$23,194,444.44	$138,888.89	$23,055,555.56	$97,417	$236,306
25-Apr-26	$23,055,555.56	$138,888.89	$22,916,666.67	$96,833	$235,722
25-May-26	$22,916,666.67	$138,888.89	$22,777,777.78	$96,250	$235,139
25-Jun-26	$22,777,777.78	$138,888.89	$22,638,888.89	$95,667	$234,556
25-Jul-26	$22,638,888.89	$138,888.89	$22,500,000.00	$95,083	$233,972
25-Aug-26	$22,500,000.00	$138,888.89	$22,361,111.11	$94,500	$233,389
25-Sep-26	$22,361,111.11	$138,888.89	$22,222,222.22	$93,917	$232,806
25-Oct-26	$22,222,222.22	$138,888.89	$22,083,333.33	$93,333	$232,222
25-Nov-26	$22,083,333.33	$138,888.89	$21,944,444.44	$92,750	$231,639
25-Dec-26	$21,944,444.44	$138,888.89	$21,805,555.56	$92,167	$231,056
25-Jan-27	$21,805,555.56	$138,888.89	$21,666,666.67	$91,583	$230,472
25-Feb-27	$21,666,666.67	$138,888.89	$21,527,777.78	$91,000	$229,889
24-Mar-27	$21,527,777.78	$138,888.89	$21,388,888.89	$90,417	$229,306
25-Apr-27	$21,388,888.89	$138,888.89	$21,250,000.00	$89,833	$228,722
25-May-27	$21,250,000.00	$138,888.89	$21,111,111.11	$89,250	$228,139
25-Jun-27	$21,111,111.11	$138,888.89	$20,972,222.22	$88,667	$227,556
25-Jul-27	$20,972,222.22	$138,888.89	$20,833,333.33	$88,083	$226,972
25-Aug-27	$20,833,333.33	$138,888.89	$20,694,444.44	$87,500	$226,389
25-Sep-27	$20,694,444.44	$138,888.89	$20,555,555.56	$86,917	$225,806
25-Oct-27	$20,555,555.56	$138,888.89	$20,416,666.67	$86,333	$225,222
25-Nov-27	$20,416,666.67	$138,888.89	$20,277,777.78	$85,750	$224,639
25-Dec-27	$20,277,777.78	$138,888.89	$20,138,888.89	$85,167	$224,056
25-Jan-28	$20,138,888.89	$138,888.89	$20,000,000.00	$84,583	$223,472
25-Feb-28	$20,000,000.00	$138,888.89	$19,861,111.11	$84,000	$222,889
24-Mar-28	$19,861,111.11	$138,888.89	$19,722,222.22	$83,417	$222,306
25-Apr-28	$19,722,222.22	$138,888.89	$19,583,333.33	$82,833	$221,722
25-May-28	$19,583,333.33	$138,888.89	$19,444,444.44	$82,250	$221,139
25-Jun-28	$19,444,444.44	$138,888.89	$19,305,555.56	$81,667	$220,556
25-Jul-28	$19,305,555.56	$138,888.89	$19,166,666.67	$81,083	$219,972
25-Aug-28	$19,166,666.67	$138,888.89	$19,027,777.78	$80,500	$219,389
25-Sep-28	$19,027,777.78	$138,888.89	$18,888,888.89	$79,917	$218,806
25-Oct-28	$18,888,888.89	$138,888.89	$18,750,000.00	$79,333	$218,222
25-Nov-28	$18,750,000.00	$138,888.89	$18,611,111.11	$78,750	$217,639
25-Dec-28	$18,611,111.11	$138,888.89	$18,472,222.22	$78,167	$217,056
25-Jan-29	$18,472,222.22	$138,888.89	$18,333,333.33	$77,583	$216,472
25-Feb-29	$18,333,333.33	$138,888.89	$18,194,444.44	$77,000	$215,889
24-Mar-29	$18,194,444.44	$138,888.89	$18,055,555.56	$76,417	$215,306
25-Apr-29	$18,055,555.56	$138,888.89	$17,916,666.67	$75,833	$214,722
25-May-29	$17,916,666.67	$138,888.89	$17,777,777.78	$75,250	$214,139
25-Jun-29	$17,777,777.78	$138,888.89	$17,638,888.89	$74,667	$213,556
25-Jul-29	$17,638,888.89	$138,888.89	$17,500,000.00	$74,083	$212,972
25-Aug-29	$17,500,000.00	$138,888.89	$17,361,111.11	$73,500	$212,389
25-Sep-29	$17,361,111.11	$138,888.89	$17,222,222.22	$72,917	$211,806
25-Oct-29	$17,222,222.22	$138,888.89	$17,083,333.33	$72,333	$211,222
25-Nov-29	$17,083,333.33	$138,888.89	$16,944,444.44	$71,750	$210,639
25-Dec-29	$16,944,444.44	$138,888.89	$16,805,555.56	$71,167	$210,056
25-Jan-30	$16,805,555.56	$138,888.89	$16,666,666.67	$70,583	$209,472
25-Feb-30	$16,666,666.67	$138,888.89	$16,527,777.78	$70,000	$208,889
24-Mar-30	$16,527,777.78	$138,888.89	$16,388,888.89	$69,417	$208,306
25-Apr-30	$16,388,888.89	$138,888.89	$16,250,000.00	$68,833	$207,722
25-May-30	$16,250,000.00	$138,888.89	$16,111,111.11	$68,250	$207,139
25-Jun-30	$16,111,111.11	$138,888.89	$15,972,222.22	$67,667	$206,556
25-Jul-30	$15,972,222.22	$138,888.89	$15,833,333.33	$67,083	$205,972
25-Aug-30	$15,833,333.33	$138,888.89	$15,694,444.44	$66,500	$205,389
25-Sep-30	$15,694,444.44	$138,888.89	$15,555,555.56	$65,917	$204,806
25-Oct-30	$15,555,555.56	$138,888.89	$15,416,666.67	$65,333	$204,222
25-Nov-30	$15,416,666.67	$138,888.89	$15,277,777.78	$64,750	$203,639
25-Dec-30	$15,277,777.78	$138,888.89	$15,138,888.89	$64,167	$203,056
25-Jan-31	$15,138,888.89	$138,888.89	$15,000,000.00	$63,583	$202,472
25-Feb-31	$15,000,000.00	$138,888.89	$14,861,111.11	$63,000	$201,889
24-Mar-31	$14,861,111.11	$138,888.89	$14,722,222.22	$62,417	$201,306
25-Apr-31	$14,722,222.22	$138,888.89	$14,583,333.33	$61,833	$200,722
25-May-31	$14,583,333.33	$138,888.89	$14,444,444.44	$61,250	$200,139
25-Jun-31	$14,444,444.44	$138,888.89	$14,305,555.56	$60,667	$199,556
25-Jul-31	$14,305,555.56	$138,888.89	$14,166,666.67	$60,083	$198,972
25-Aug-31	$14,166,666.67	$138,888.89	$14,027,777.78	$59,500	$198,389
25-Sep-31	$14,027,777.78	$138,888.89	$13,888,888.89	$58,917	$197,806
25-Oct-31	$13,888,888.89	$138,888.89	$13,750,000.00	$58,333	$197,222
25-Nov-31	$13,750,000.00	$138,888.89	$13,611,111.11	$57,750	$196,639
25-Dec-31	$13,611,111.11	$138,888.89	$13,472,222.22	$57,167	$196,056
25-Jan-32	$13,472,222.22	$138,888.89	$13,333,333.33	$56,583	$195,472
25-Feb-32	$13,333,333.33	$138,888.89	$13,194,444.44	$56,000	$194,889
25-Mar-32	$13,194,444.44	$138,888.89	$13,055,555.56	$55,417	$194,306
25-Apr-32	$13,055,555.56	$138,888.89	$12,916,666.67	$54,833	$193,722
25-May-32	$12,916,666.67	$138,888.89	$12,777,777.78	$54,250	$193,139
25-Jun-32	$12,777,777.78	$138,888.89	$12,638,888.89	$53,667	$192,556
25-Jul-32	$12,638,888.89	$138,888.89	$12,500,000.00	$53,083	$191,972
25-Aug-32	$12,500,000.00	$138,888.89	$12,361,111.11	$52,500	$191,389
25-Sep-32	$12,361,111.11	$138,888.89	$12,222,222.22	$51,917	$190,806
25-Oct-32	$12,222,222.22	$138,888.89	$12,083,333.33	$51,333	$190,222
25-Nov-32	$12,083,333.33	$138,888.89	$11,944,444.44	$50,750	$189,639
25-Dec-32	$11,944,444.44	$138,888.89	$11,805,555.56	$50,167	$189,056
25-Jan-33	$11,805,555.56	$138,888.89	$11,666,666.67	$49,583	$188,472
25-Feb-33	$11,666,666.67	$138,888.89	$11,527,777.78	$49,000	$187,889
24-Mar-33	$11,527,777.78	$138,888.89	$11,388,888.89	$48,417	$187,306
25-Apr-33	$11,388,888.89	$138,888.89	$11,250,000.00	$47,833	$186,722
25-May-33	$11,250,000.00	$138,888.89	$11,111,111.11	$47,250	$186,139
25-Jun-33	$11,111,111.11	$138,888.89	$10,972,222.22	$46,667	$185,556
25-Jul-33	$10,972,222.22	$138,888.89	$10,833,333.33	$46,083	$184,972
25-Aug-33	$10,833,333.33	$138,888.89	$10,694,444.44	$45,500	$184,389
25-Sep-33	$10,694,444.44	$138,888.89	$10,555,555.56	$44,917	$183,806
25-Oct-33	$10,555,555.56	$138,888.89	$10,416,666.67	$44,333	$183,222
25-Nov-33	$10,416,666.67	$138,888.89	$10,277,777.78	$43,750	$182,639
25-Dec-33	$10,277,777.78	$138,888.89	$10,138,888.89	$43,167	$182,056
25-Jan-34	$10,138,888.89	$138,888.89	$10,000,000.00	$42,583	$181,472
25-Feb-34	$10,000,000.00	$138,888.89	$9,861,111.11	$42,000	$180,889
24-Mar-34	$9,861,111.11	$138,888.89	$9,722,222.22	$41,417	$180,306
25-Apr-34	$9,722,222.22	$138,888.89	$9,583,333.33	$40,833	$179,722
25-May-34	$9,583,333.33	$138,888.89	$9,444,444.44	$40,250	$179,139
25-Jun-34	$9,444,444.44	$138,888.89	$9,305,555.56	$39,667	$178,556
25-Jul-34	$9,305,555.56	$138,888.89	$9,166,666.67	$39,083	$177,972
25-Aug-34	$9,166,666.67	$138,888.89	$9,027,777.78	$38,500	$177,389
25-Sep-34	$9,027,777.78	$138,888.89	$8,888,888.89	$37,917	$176,806
25-Oct-34	$8,888,888.89	$138,888.89	$8,750,000.00	$37,333	$176,222
25-Nov-34	$8,750,000.00	$138,888.89	$8,611,111.11	$36,750	$175,639
25-Dec-34	$8,611,111.11	$138,888.89	$8,472,222.22	$36,167	$175,056
25-Jan-35	$8,472,222.22	$138,888.89	$8,333,333.33	$35,583	$174,472
25-Feb-35	$8,333,333.33	$138,888.89	$8,194,444.44	$35,000	$173,889
24-Mar-35	$8,194,444.44	$138,888.89	$8,055,555.56	$34,417	$173,306
25-Apr-35	$8,055,555.56	$138,888.89	$7,916,666.67	$33,833	$172,722
25-May-35	$7,916,666.67	$138,888.89	$7,777,777.78	$33,250	$172,139
25-Jun-35	$7,777,777.78	$138,888.89	$7,638,888.89	$32,667	$171,556
25-Jul-35	$7,638,888.89	$138,888.89	$7,500,000.00	$32,083	$170,972
25-Aug-35	$7,500,000.00	$138,888.89	$7,361,111.11	$31,500	$170,389
25-Sep-35	$7,361,111.11	$138,888.89	$7,222,222.22	$30,917	$169,806
25-Oct-35	$7,222,222.22	$138,888.89	$7,083,333.33	$30,333	$169,222
25-Nov-35	$7,083,333.33	$138,888.89	$6,944,444.44	$29,750	$168,639
25-Dec-35	$6,944,444.44	$138,888.89	$6,805,555.56	$29,167	$168,056
25-Jan-36	$6,805,555.56	$138,888.89	$6,666,666.67	$28,583	$167,472
25-Feb-36	$6,666,666.67	$138,888.89	$6,527,777.78	$28,000	$166,889
25-Mar-36	$6,527,777.78	$138,888.89	$6,388,888.89	$27,417	$166,306
25-Apr-36	$6,388,888.89	$138,888.89	$6,250,000.00	$26,833	$165,722
25-May-36	$6,250,000.00	$138,888.89	$6,111,111.11	$26,250	$165,139
25-Jun-36	$6,111,111.11	$138,888.89	$5,972,222.22	$25,667	$164,556
25-Jul-36	$5,972,222.22	$138,888.89	$5,833,333.33	$25,083	$163,972
25-Aug-36	$5,833,333.33	$138,888.89	$5,694,444.44	$24,500	$163,389
25-Sep-36	$5,694,444.44	$138,888.89	$5,555,555.56	$23,917	$162,806
25-Oct-36	$5,555,555.56	$138,888.89	$5,416,666.67	$23,333	$162,222
25-Nov-36	$5,416,666.67	$138,888.89	$5,277,777.78	$22,750	$161,639
25-Dec-36	$5,277,777.78	$138,888.89	$5,138,888.89	$22,167	$161,056
25-Jan-37	$5,138,888.89	$138,888.89	$5,000,000.00	$21,583	$160,472
25-Feb-37	$5,000,000.00	$138,888.89	$4,861,111.11	$21,000	$159,889
24-Mar-37	$4,861,111.11	$138,888.89	$4,722,222.22	$20,417	$159,306
25-Apr-37	$4,722,222.22	$138,888.89	$4,583,333.33	$19,833	$158,722
25-May-37	$4,583,333.33	$138,888.89	$4,444,444.44	$19,250	$158,139
25-Jun-37	$4,444,444.44	$138,888.89	$4,305,555.56	$18,667	$157,556
25-Jul-37	$4,305,555.56	$138,888.89	$4,166,666.67	$18,083	$156,972
25-Aug-37	$4,166,666.67	$138,888.89	$4,027,777.78	$17,500	$156,389
25-Sep-37	$4,027,777.78	$138,888.89	$3,888,888.89	$16,917	$155,806
25-Oct-37	$3,888,888.89	$138,888.89	$3,750,000.00	$16,333	$155,222
25-Nov-37	$3,750,000.00	$138,888.89	$3,611,111.11	$15,750	$154,639
25-Dec-37	$3,611,111.11	$138,888.89	$3,472,222.22	$15,167	$154,056
25-Jan-38	$3,472,222.22	$138,888.89	$3,333,333.33	$14,583	$153,472
25-Feb-38	$3,333,333.33	$138,888.89	$3,194,444.44	$14,000	$152,889
24-Mar-38	$3,194,444.44	$138,888.89	$3,055,555.56	$13,417	$152,306
25-Apr-38	$3,055,555.56	$138,888.89	$2,916,666.67	$12,833	$151,722
25-May-38	$2,916,666.67	$138,888.89	$2,777,777.78	$12,250	$151,139
25-Jun-38	$2,777,777.78	$138,888.89	$2,638,888.89	$11,667	$150,556
25-Jul-38	$2,638,888.89	$138,888.89	$2,500,000.00	$11,083	$149,972
25-Aug-38	$2,500,000.00	$138,888.89	$2,361,111.11	$10,500	$149,389
25-Sep-38	$2,361,111.11	$138,888.89	$2,222,222.22	$9,917	$148,806
25-Oct-38	$2,222,222.22	$138,888.89	$2,083,333.33	$9,333	$148,222
25-Nov-38	$2,083,333.33	$138,888.89	$1,944,444.44	$8,750	$147,639
25-Dec-38	$1,944,444.44	$138,888.89	$1,805,555.56	$8,167	$147,056
25-Jan-39	$1,805,555.56	$138,888.89	$1,666,666.67	$7,583	$146,472
25-Feb-39	$1,666,666.67	$138,888.89	$1,527,777.78	$7,000	$145,889
24-Mar-39	$1,527,777.78	$138,888.89	$1,388,888.89	$6,417	$145,306
25-Apr-39	$1,388,888.89	$138,888.89	$1,250,000.00	$5,833	$144,722
25-May-39	$1,250,000.00	$138,888.89	$1,111,111.11	$5,250	$144,139
25-Jun-39	$1,111,111.11	$138,888.89	$972,222.22	$4,667	$143,556
25-Jul-39	$972,222.22	$138,888.89	$833,333.33	$4,083	$142,972
25-Aug-39	$833,333.33	$138,888.89	$694,444.44	$3,500	$142,389
25-Sep-39	$694,444.44	$138,888.89	$555,555.56	$2,917	$141,806
25-Oct-39	$555,555.56	$138,888.89	$416,666.67	$2,333	$141,222
25-Nov-39	$416,666.67	$138,888.89	$277,777.78	$1,750	$140,639
25-Dec-39	$277,777.78	$138,888.89	$138,888.89	$1,167	$140,056
25-Jan-40	$138,888.89	$138,888.89	$0.00	$583	$139,472

	Total =>	$50,000,000

SCHEDULE 8.1
(to Note Purchase Agreement)

[FORM OF NOTE]

MGE POWER ELM ROAD, LLC

5.04% SENIOR SECURED NOTES, SERIES A, DUE FEBRUARY 3, 2040

No. [_____]

[Date]

$[DOLLARS]

55296@AA3

FOR VALUE RECEIVED, the undersigned, MGE POWER ELM ROAD, LLC (herein called the “Issuer”), a limited liability company organized and existing under the laws of the State of Wisconsin, hereby promises to pay to [PAYEE], or registered assigns, the principal sum of [DOLLARS] DOLLARS in accordance with the terms of this Note, and with interest from the date hereof (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 5.04% per annum, payable monthly on the 25th day of each month, commencing with February 25, 2010 and (b) to the extent permitted by law, on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount, payable monthly as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 7.04% and (ii) 2.00% over the rate of interest publicly announced by JPMorgan Chase Bank, N.A. from time to time in New York, New York as its “base” or “prime” rate.  The unpaid principal balance hereof together with accrued and unpaid interest hereon shall be payable by the Issuer in equal monthly installments (on the 25th day of each month in each year and at maturity, commencing with February 25, 2010) in the amount indicated on the amortization schedule attached to this Note (or any revised amortization schedule circulated to the holder upon a prepayment of the Note in accordance with the terms of the Note Purchase Agreement (as referred to below)), which monthly installment shall be allocated between principal and interest as set forth in said amortization schedule (with the amount of each monthly installment being reduced pro rata for any partial prepayment of this Note pursuant to Section 8 of the Note Purchase Agreement).  Any and all remaining unpaid principal and interest shall be due and payable on final maturity on February 3, 2040.

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America in Milwaukee, Wisconsin at the principal office of U.S. Bank National Association in such jurisdiction or at such other place as the Issuer shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of Senior Secured Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated as of February 3, 2010 (as from time to time amended and supplemented, the “Note Purchase Agreement”), between the Issuer and the respective Purchasers named therein and is entitled to the benefits thereof.  Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions

EXHIBIT 1
(to Note Purchase Agreement)

set forth in Section 20 of the Note Purchase Agreement, (ii) made the representation set forth in Section 6.2 of the Note Purchase Agreement and (iii) agreed to the terms and conditions of the Collateral Trust Indenture, to be bound by the terms thereof and to have all the rights and benefits granted to a Secured Party therein (without any further action on the part of such transferee).  Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee.  Prior to due presentment for registration of transfer, the Issuer may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Issuer will not be affected by any notice to the contrary.

This Note is secured by certain assets of the Issuer pursuant to the terms of the Note Purchase Agreement and the Security Documents.

The Issuer will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreement.  This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Issuer and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

MGE Power Elm Road, LLC

By:

Name:

E-1-2

Title:

Manager

E-1-3

[FORM OF SUPPLEMENT]

SUPPLEMENT TO NOTE PURCHASE  AGREEMENT

THIS [NUMBER] SUPPLEMENT is entered into as of [______], [____] (this “Supplement”), among MGE Power Elm Road, LLC, a Wisconsin limited liability company (the “Issuer”), and the institutional investors named on Schedule A hereto (each, a “Purchaser” and, collectively, the “Purchasers”).

R E C I T A L S

A.

The Issuer has entered into the Note Purchase Agreement dated as of February 3, 2010, with the purchasers listed in Schedule A thereto [and one or more supplements or amendments thereto] (as heretofore amended and supplemented, the “Note Purchase Agreement”); and

B.

The Issuer desires to issue and sell, and the Purchasers desire to purchase, an additional series of Notes (as defined in the Note Purchase Agreement) pursuant to the Note Purchase Agreement and in accordance with the terms set forth below;

NOW, THEREFORE, the Issuer, the Trustee and the Purchasers agree as follows:

1.

Authorization of the New Series of Notes.  The Issuer has authorized the issue and sale of $[__________] aggregate principal amount of Notes to be designated as its [____]% Senior Secured Notes, Series [____], due [____] (the “Series [____] Notes”, such term to include any such Notes issued in substitution therefor pursuant to Section 13 of the Note Purchase Agreement).  The Series [____] Notes shall be substantially in the form set out in Exhibit 1 to this Supplement, with such changes therefrom, if any, as may be approved by the Purchasers and the Issuer.

2.

Sale and Purchase of Series [  ] Notes.  Subject to the terms and conditions of this Supplement and the Note Purchase Agreement, the Issuer will issue and sell to each of the Purchasers, and the Purchasers will purchase from the Issuer, at the Closing provided for in Section 3, Series [____] Notes in the principal amount specified opposite their respective names in the attached Schedule A at the purchase price of 100% of the principal amount thereof.  The obligations of the Purchasers hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non-performance by any other Purchaser hereunder.

3.

Closing.  The sale and purchase of the Series [___] Notes to be purchased by the Purchasers shall occur at the offices of [INVESTORS’ COUNSEL, ADDRESS] at 10:00 a.m., [______] time, at a closing (the “Closing”) on [_____], [___] or on such other Business Day thereafter on

EXHIBIT 2.2

(to Note Purchase Agreement)

or prior to [_____], [____] as may be agreed upon by the Issuer and the Purchasers.  At the Closing the Issuer will deliver to each Purchaser the Series [____] Notes to be purchased by it in the form of a single Note (or such greater number of Series [___] Notes in denominations of at least $500,000 as such Purchaser may request) dated the date of the Closing and registered in its name (or in the name of its nominee), against delivery by such Purchaser to the Issuer or their order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Issuer to account number [__________] at [_________________] Bank, [Insert Bank address, ABA number for wire transfers, and any other relevant wire transfer information].  If at the Closing the Issuer shall fail to tender such Series [___] Notes to a Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 of the Note Purchase Agreement, as modified or expanded by Section 4 hereof, shall not have been fulfilled to such Purchaser’s reasonable satisfaction, such Purchaser shall, at its election, be relieved of all further obligations under this Supplement, without thereby waiving any rights it may have by reason of such failure or such nonfulfillment.

4.

Conditions to Closing.  Each Purchaser’s obligation to purchase and pay for the Series [___] Notes to be sold to it at the Closing is subject to the fulfillment to its reasonable satisfaction, prior to or at the Closing, of the conditions set forth in Section 4 of the Note Purchase Agreement, (A) except that all references to “Purchaser” therein shall be deemed to refer to the Purchasers hereunder, all references to “this Note Purchase Agreement” shall be deemed to refer to the Note Purchase Agreement as supplemented by this Supplement, and all references to “Notes” or “Series A Notes” therein shall be deemed to refer to the Series [___] Notes, and as hereafter modified, and to the following additional conditions:

(a)

The Purchasers and the Issuer shall have executed and delivered a joinder substantially in the form of Annex A to the Collateral Trust Indenture, agreeing to be bound by the terms and provisions of the Collateral Trust Indenture.

(b)

MGE, the Issuer and the Collateral Trustee, on behalf of the Secured Parties, shall execute and deliver a Consent Agreement with respect to the Series [___] Notes.

[Set forth any modifications and additional conditions, including with respect to matters concerning the Unit 2 Facility.]

5.

Representations and Warranties of the Issuer.  With respect to each of the representations and warranties of the Issuer contained in Section 5 to the Note Purchase Agreement, the Issuer represents and warrants to the Purchasers that, as of the date hereof, such representations and warranties are true and correct (A) except that all references to “Purchaser” therein shall be deemed to refer to the Purchasers hereunder, all references to “this Note Purchase Agreement” shall be deemed to refer to the Note Purchase Agreement as supplemented by this Supplement, and all references to “Notes” or “Series A Notes” therein shall be deemed to refer to the Series [___] Notes, and (B) except for changes to such representations and warranties or the Schedules referred to therein, which changes are set forth in the attached Schedule 5.

[Set forth any modifications and additional representations and warranties, including with

E-2.2-2

respect to matters concerning the Unit 2 Facility.]

6.

Representations of the Purchasers.  Each Purchaser confirms to the Issuer that the representations set forth in Section 6.2 of the Note Purchase Agreement are true and correct as to such Purchaser.

7.

Prepayments of the Series [    ] Notes. [Here insert special provisions for Series __ Notes including prepayment provisions applicable to Series __ Notes (including Make-Whole Amount or either premium or breakage amount, if any) and the definition of Default Rate for the Series __ Notes.]

8.

Maturity; Interest.  The Series [__] Notes will have the maturity dates and bear interest at the rates set forth therein.

9.

Applicability of Note Purchase Agreement.  Except as otherwise expressly provided herein (and expressly permitted by the Note Purchase Agreement), all of the provisions of the Note Purchase Agreement are incorporated by reference herein, shall apply to the Series [___] Notes as if expressly set forth in this Supplement and all references to “Notes” shall include the Series [___] Notes.  Without limiting the foregoing, the Issuer agrees to pay all costs and expenses incurred in connection with the initial filing of this Supplement and all related documents and financial information with the SVO provided at such costs and expenses with respect to the [describe series of notes] shall not exceed [___________].

10.

GOVERNING LAW.  THIS SUPPLEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD PERMIT THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

[[__].

Additional Provisions.  The Series [__] Notes are subject to the following additional provisions:]

[Additional covenants and agreements pertaining to the Unit 2 Facility, as appropriate.]

E-2.2-3

IN WITNESS WHEREOF, the Issuer and the Purchasers have caused this Supplement to be executed and delivered as of the date set forth above.

Very truly yours,

MGE Power Elm Road, LLC

By:

Name:

Title:

Manager

[ADD PURCHASER SIGNATURE BLOCKS]

E-2.2-4

INFORMATION RELATING TO PURCHASERS

	Name and Address of Purchaser	Principal Amount of Series (____) Notes to Be Purchased
	[NAME OF PURCHASER]	$
(1)	All payments by wire transfer of immediately available funds to: with sufficient information to identify the source and application of such funds.
(2)	All notices of payments and written confirmations of such wire transfers:
(3)	All other communications:
(4)	U.S. Tax Identification Number:

SCHEDULE A

(to Supplement)

[FORM OF SERIES _____ NOTE]

MGE POWER ELM ROAD, LLC

[____]% SERIES [_____] SENIOR SECURED NOTES DUE [__________, ____]

No. [_____]

[Date]

$[_______]

PPN [___________]

FOR VALUE RECEIVED, the undersigned, MGE POWER ELM ROAD, LLC (herein called the “Issuer”), a corporation organized and existing under the laws of the State of Wisconsin, hereby promises to pay to [____________], or registered assigns, the principal sum of [_____________________] DOLLARS [(or so much thereof as shall not have been prepaid) on [___________, ____] / in accordance with the terms of this Note], and with interest from the date hereof (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of [___]% per annum, payable [__________], on the [___] day of [____________________] in each year, commencing with the [______________] next succeeding the date hereof and (b) to the extent permitted by law, on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest [and any overdue payment of any Make-Whole Amount], payable [______] as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) [Coupon Rate plus 2.00%]% and (ii) 2.00% over the rate of interest publicly announced by JPMorgan Chase Bank, N.A. from time to time in New York, New York as its “base” or “prime” rate.  [The unpaid principal balance hereof together with accrued and unpaid interest hereon shall be payable by the Issuer in equal [_______] installments (on the [___] day of [_______________] in each year and at maturity, commencing with [______________]) in the amount indicated on the amortization schedule attached to this Note (or any revised amortization schedule circulated to the holder upon a prepayment of the Note in accordance with the terms of the Note Purchase Agreement (as referred to below)), which [__________] installment shall be allocated between principal and interest as set forth in said amortization schedule (with the amount of each [__________] installment being reduced pro rata for any partial prepayment of this Note pursuant to Section [___] of the Supplement to the Note Purchase Agreement).  Any and all remaining unpaid principal and interest shall be due and payable on final maturity on [___________, ____].]

Payments of principal of, interest on [and any Make-Whole Amount] with respect to this Note are to be made in lawful money of the United States of America in Milwaukee, Wisconsin at the principal office of U.S. Bank National Association in such jurisdiction or at such other place as the Trustee shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of Senior Secured Notes (herein called the “Notes”) issued pursuant to the [Number] Supplement, dated as of [___________] (as from time to time

EXHIBIT 1

(to Supplement)

amended, modified or supplemented the “Supplement”), among the Issuer and the respective Purchasers named therein, which Supplement supplements the Note Purchase Agreement, dated as of February 3, 2010 (as from time to time amended, modified or supplemented the “Note Purchase Agreement”), between the Issuer and the respective Purchasers named therein, and is entitled to the benefits thereof.  Each Holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement, (ii) to have made the representations set forth in Section 6.2 of the Note Purchase Agreement and (iii) to have agreed to the terms and conditions of the Collateral Trust Indenture, to be bound by the terms thereof and to have all the rights and benefits granted to a Secured Party therein (without any further action on the part of such transferee).  Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, accompanied by a written instrument of transfer duly executed by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee.  Prior to due presentment for registration of transfer, the Issuer may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Issuer will not be affected by any notice to the contrary.

This Note is secured by certain assets of the Issuer pursuant to the terms of the Note Purchase Agreement and the Security Documents.

The Issuer will make required prepayments of principal on the dates and in the amounts specified in [the Supplement and] the Note Purchase Agreement.  This Note is also subject to optional and mandatory prepayment or purchase, in whole or from time to time in part, at the times and on the terms specified in [the Supplement and] the Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

MGE Power Elm Road, LLC

By:

Name:

Title:

Manager

SUPPLEMENTAL REPRESENTATIONS OF THE ISSUER

The Issuer represents and warrants to each Purchaser that except as hereinafter set forth in this Schedule 5, each of the representations and warranties set forth in Section 5 to the Note Purchase Agreement is true and correct as of the date hereof with respect to the Series __ Notes with the same force and effect as if each reference to “Series A Notes” or “Notes” set forth therein was modified to refer the “Series __ Notes” and each reference to “this Note Purchase Agreement” therein was modified to refer to the Note Purchase Agreement as supplemented by the [Number] Supplement.  [The Section references hereinafter set forth correspond to the similar sections in Section 5 to the Note Purchase Agreement which are supplemented hereby:]

Section 5.3.

Disclosure.  The Issuer, through its agent, [_____________________], has delivered to each Purchaser a copy of a Private Placement Memorandum, dated [_______________] (the “Memorandum”), relating to the transactions contemplated hereby.  Except as specifically disclosed in Schedule 5.3 to the [Number] Supplement], the Financing Documents, the Memorandum and the documents, certificates or other writings delivered to the Purchasers by or on behalf of the Issuer and MGE in connection with the transactions contemplated hereby and identified in Schedule 5.3 to the [Number] Supplement, and the financial statements referred to in Section 5.4 (the Financing Documents, the Memorandum and such documents, certificates or other writings and such financial statements delivered to each Purchaser prior to [circle date] being referred to, collectively, as the “Disclosure Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made.  Since [last audit date] , there has been no change in the Facilities or the financial condition, operations, business or properties of the Issuer or MGE except changes that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.  There is no fact known to the Issuer that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Disclosure Documents.

Section 5.4.

Financial Statements.  The Issuer has delivered to each Purchaser copies of the financial statements listed on Schedule 5.4 to the [Number] Supplement.  All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Issuer and MGE as of the respective dates specified in such financial statements and, if applicable, the results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

Section 5.12.

 Private Offering by the Issuer.  Neither the Issuer nor anyone acting on its behalf has offered the Series [___] Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers and not more than [___] other Institutional Investors, each of which has been offered the Series [_____] Notes at a private sale for investment.  Neither the Issuer nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Series [_____] Notes to the registration requirements of Section 5 of the

SCHEDULE 5
(to Supplement)

Securities Act or to the registration requirements of any securities or blue sky laws of any applicable jurisdiction.

Section 5.13.

Use of Proceeds; Margin Regulations.  The Issuer will apply the proceeds of the sale of the Series [_____] Notes to [____________________].  No part of the proceeds from the sale of the Series [_____] Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Issuer or MGE in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220).  As used in this section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.  The Issuer does not own and will not acquire any margin stock.

Section 5.14.

Indebtedness.  (a) Schedule 5.14 to the [Number] Supplement sets forth a complete and correct list of all outstanding Indebtedness of the Issuer as of [____________] (including a description of the obligors and obligees, principal amount outstanding and collateral therefor, if any, and Guaranty thereof, if any).  The Issuer is not in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Issuer and no event or condition exists with respect to any Indebtedness of the Issuer that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

(b)

Since [_________________], there has been no material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness reflected on the financial statements of MGE as of such date (copies of which have been delivered to the Purchasers).  MGE is not in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of MGE.  No event or condition exists with respect to any Indebtedness of MGE, the principal amount of which is at least $35,000,000, that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

[Add any additional Sections as appropriate]

FORM OF OPINION OF SIDLEY AUSTIN LLP,
SPECIAL COUNSEL FOR THE ISSUER

February 3, 2010

To the Purchasers Listed

on Schedule I hereto

Ladies and Gentlemen:

We have acted as special New York counsel to MGE Power Elm Road, LLC, a Wisconsin limited liability company (the “Company”), in connection with the preparation, execution and delivery of that certain Note Purchase Agreement, dated as of the date hereof (the “Note Purchase Agreement”), among the Purchasers listed on Schedule I hereto (the “Purchasers”) and the Company, pursuant to which the Company is issuing $50,000,000 aggregate principal amount of the Company’s 5.04% Senior Secured Notes due February 3, 2040 (the “Notes”).  This letter is being delivered to you at the request of the Company pursuant to Section 4.4(a) of the Note Purchase Agreement.

In connection with this letter, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following:

(1)

the Note Purchase Agreement;

(2)

the Collateral Trust Indenture, Security and Assignment Agreement, dated as of the date hereof (the “Collateral Trust Indenture”), among the Company, the Secured Parties from time to time party thereto and U.S. Bank National Association, a national banking association, as collateral trustee (the “Collateral Trustee”);

(3)

the Consent Agreement, dated as of the date hereof (the “Consent Agreement”), among Madison Gas and Electric Company, a Wisconsin corporation (“MGE”), the Company and the Collateral Trustee;

(4)

the Undertaking, dated as of the date hereof (the “Undertaking”), made by MGE Energy, Inc., a Wisconsin corporation (“MGE Energy”), for the benefit of the Company and the Secured Parties referred to therein;

(5)

the Subordination Agreement, dated as of the date hereof (the “Subordination Agreement”), between MGE Power LLC, a Wisconsin limited liability company (“MGE Power”), and the Company; and

(6)

the Notes, dated the date hereof, in the principal amounts and registered in the names of the Purchasers as set forth in Schedule A to the Note Purchase Agreement.

The foregoing documents (other than the Undertaking and the Notes) are referred to herein

EXHIBIT 4.4(a)
(to Note Purchase Agreement)

collectively as the “Transaction Agreements”; the Transaction Agreements, the Undertaking and the Notes are referred to herein collectively as the “Transaction Documents”; and the Company, MGE, MGE Energy and MGE Power are collectively referred to as the “Transaction Parties.”  “Applicable Laws” means those state laws of the State of New York and those federal laws of the United States of America that, in our experience and without independent investigation, are normally applicable to transactions of the type contemplated by the Transaction Documents, including laws related to usury; provided, however, that the term “Applicable Laws” shall not include federal or state securities or blue sky laws (including, without limitation, the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended, the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), the Investment Company Act of 1940, as amended (the “Investment Company Act”)), fraudulent conveyance or fraudulent transfer laws, antifraud laws, or in each case any rules or regulations thereunder.

Based upon the foregoing and subject to the assumptions, qualifications and limitations stated herein, we are of the opinion that, as of the date hereof:

1.

Each of the Transaction Agreements to which a Transaction Party is a party constitutes the legal, valid and binding obligation of such Transaction Party, enforceable against such Transaction Party in accordance with its terms.

2.

 The Notes constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

3.

No filing with, or authorization, approval, consent or order of, any United States federal or New York State governmental authority or agency is required under Applicable Laws to authorize, or is required in connection with the execution and delivery by any Transaction Party of the Transaction Documents to which such Transaction Party is a party and the performance by such Transaction Party of its obligations thereunder, including the issuance and sale of the Notes by the Company; except for any authorization, approval, consent or order which has already been made or obtained.

4.

The execution, delivery and performance by the Company of the Transaction Documents to which it is a party do not and will not breach, contravene, violate, constitute a default under, or result in the creation of any lien in respect of any property of the Company under, any of the agreements listed on Schedule II hereto (other than those liens contemplated or created in connection with the Project Agreements).

5.

The execution, delivery and performance by a Transaction Party of the Transaction Documents to which such Transaction Party is a party do not and will not violate any Applicable Laws.

6.

To our knowledge, there are no pending or threatened legal or administrative proceedings which question the validity of the Transaction Documents.

4.4(a)-2

7.

The offering, issuance, sale and delivery of the Notes under the circumstances contemplated by the Note Purchase Agreement do not require the registration of the Notes under the Securities Act or the qualification of an indenture under the Trust Indenture Act.

8.

Based upon the Officer’s Certificate of the Company dated the date hereof and attached hereto, the issuance of the Notes in accordance with the provisions of and as contemplated by the Note Purchase Agreement do not violate or conflict with Regulations T, U or X of the Board of Governors of the Federal Reserve System.

9.

Neither the Company nor MGE is required to be registered as an “investment company” within the meaning of the Investment Company Act.

10.

Based solely upon the Order issued November 19, 2004 by the Federal Energy Regulatory Commission (“FERC”) in Docket No. EL04-136-000, the Company is not subject to FERC’s jurisdiction under the Federal Power Act, as amended.

For the purpose of expressing the foregoing opinions, we have relied, as to various questions of fact material thereto, upon the representations made in the Transaction Agreements and upon certificates of officers of the Transaction Parties.  We also have examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and other statements of government officials and other instruments, have examined such questions of law and have satisfied ourselves as to such matters of fact as we have considered relevant and necessary as a basis for this letter, except that with respect to each Transaction Document executed by any party, we have assumed, to the extent relevant to the opinions set forth herein, that (i) such party has been duly formed or organized and was at all relevant times and is validly existing and in good standing under the laws of its jurisdiction of formation or organization, (ii) such party had at all relevant times and has full right, power and authority to execute, deliver and perform its obligations under each Transaction Document to which it is a party and each such Transaction Document has been duly authorized, executed and delivered by such party, (iii) the execution, delivery and performance of its obligations under each such Transaction Document by such party will not violate the articles or certificate of incorporation or other charter document, organizational agreement or by-laws of such party or any law, order or decree of any court, administrative agency or other governmental authority binding on such party, or result in a breach of or cause a default under any contract or indenture to which such party is a party or by which it is bound and (iv) is a valid, binding and enforceable agreement or obligation, as the case may be, of, such party (provided that (I) in the case of clause (iii), with respect to the Transaction Parties, (A) we have not made such assumption regarding violation of any law, order or decree with respect to Applicable Laws and (B) we have not made such assumption regarding breach or default under the agreements listed on Schedule II, and (II) in the case of clause (iv), we have not made such assumption with respect to the Transaction Parties).  We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as certified or photostatic copies or by facsimile or other means of electronic transmission.  We have also assumed that there are no amendments, waivers or other agreements in existence by or among the parties to the Transaction Agreements that would vary,

4.4(a)-3

contradict or otherwise modify the terms of the Transaction Agreements as reviewed by us.

The foregoing opinions and statements are subject to the following exceptions, limitations and qualifications:

(a)

The opinions expressed in paragraphs 1 and 2 as to enforceability are subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and similar laws relating to or affecting the rights and remedies of creditors generally and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (whether enforceability is considered in a proceeding at law or in equity); and are further subject to the limitation that the enforceability of any rights to indemnification or contribution may be limited by federal or state securities laws or regulations or by public policy.

(b)

We express no opinion as to the enforceability of provisions in any Transaction Agreement that (i) attempt to exculpate other parties from liability for future actions, inactions or practices; (ii) purport to establish evidentiary standards; (iii) purport to confer subject matter jurisdiction on any court or fix venue; (iv) provide for methods of service of process other than in accordance with applicable law; (v) relate to severability or separability; (vi) relate to payment without set-off or that otherwise purport to make obligations of, or determinations by, any party unconditional and absolute; or (vii) provide that terms may not be waived or modified except in writing.

(c)

In rendering our opinion as to the enforceability of the choice of New York law, we have relied on Section 5-1401 of the New York General Obligations Law, which states in pertinent part that “[t]he parties to any contract, agreement or undertaking, contingent or otherwise, in consideration of, or relating to any obligation arising out of a transaction covering in the aggregate not less than two hundred fifty thousand dollars, may agree that the law of this state shall govern their rights and duties in whole or in part, whether or not such contract, agreement or undertaking bears a reasonable relation to this state.”  One United States federal district court sitting in New York, in upholding the application of Section 5-1401 of  the New York General Obligations Law in a case in which it found sufficient connections with New York State, suggested that the enforcement of the election of the parties to a contract to apply New York law might present a constitutional issue if New York State had no connection to either the parties or the transaction and applying New York law would violate an important public policy of a more interested state.  Lehman Brothers Commercial Corporation et al. v. Minmetal International Non-Ferrous Metals Trading Company et. al., 179 F. Supp. 2nd 118 (S.D.N.Y. 2000) (the “Minmetal Opinion”).  In rendering our opinion as to the enforceability of the choice of New York law, we note that one of the Purchasers is located in New York.  However, as the Minmetal Opinion did not address, and we have not found any judicial interpretation of, what constitutes “no connection” for purposes of Section 5-1401 of the New York General Obligations Law, we do not express any opinion as to whether the contacts we have noted are a sufficient “connection” to satisfy the requirements of the Minmetal Opinion.

4.4(a)-4

(d)

We express no opinion as to the law of any jurisdiction other than the federal laws of the United States of America and the laws of the State of New York (to the extent the laws of the State of New York relate to, and govern, the Transaction Documents).  We note that certain provisions of the Collateral Trust Indenture are governed by the laws of the State of Wisconsin, and we express no opinion as to the enforceability of such provisions.

(e)

We express no opinion as to the creation, perfection or priority of any security interest in any of the Collateral (as defined in the Collateral Trust Indenture).

(f)

With respect to our opinion in paragraph 4, we express no opinion as to whether the incurrence of indebtedness by the Company under the Transaction Documents might result in the violation of any of the financial covenants with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Company set forth in any of the agreements listed on Schedule II hereto.

(g)

We express no opinion as to provisions in any Transaction Agreement that purports to create rights of set-off in favor of participants or that provide for set-off to be made otherwise than in accordance with applicable laws.

(h)

With respect to our opinion in paragraph 9 that neither the Company nor MGE is required to register as an “investment company” within the meaning of the Investment Company Act, we have relied exclusively, (i) as to all factual matters relating to the Company, on a certificate, dated as of the date of this letter, of Jeffrey Newman, a Manager of the Company, a copy of which is attached hereto and (ii) as to all factual matters relating to MGE, on a certificate, dated as of the date of this letter, of Jeffrey Newman, Vice President, Chief Financial Officer, Treasurer and Secretary of MGE, a copy of which is attached hereto.

(i)

We express no opinion as to the effect of (i) the compliance or noncompliance of any party to the Transaction Documents with any state or federal laws or regulations applicable to that party because of that party’s business (except that no such qualification is made with respect to the Company to the extent set forth in paragraph 5 above), (ii) the failure of any party to the Transaction Documents to be authorized to conduct business in any jurisdiction or (iii) compliance or non-compliance by any party to the Transaction Documents, as a result of future discretionary acts by such party, with any provision of the Transaction Documents.

(j)

Certain remedial provisions of the Transaction Documents may be unenforceable in whole or in part, but the inclusion of such provisions does not affect the validity of the Transaction Documents; however, the unenforceability of such provisions may result in delays in the enforcement of the Trustee’s and the Secured Parties’ rights and remedies under the Transaction Documents (and we express no opinion as to the economic consequences, if any, of such delays).  Except as set forth in subparagraph (a) above, the Transaction Documents contain adequate provisions for the practical realization of the material rights and benefits intended to be afforded thereby.

4.4(a)-5

(k)

Any opinion or statement herein which is expressed to be “to our knowledge” or is otherwise qualified by words of like import means that the lawyers currently practicing law with this Firm who have had an active involvement in negotiating the Transaction Documents have no current conscious awareness of any facts or information contrary to such opinion or statement.

This letter is being delivered solely for the benefit of the persons to whom it is addressed in connection with the matters described above; accordingly, it may not be quoted, filed with any governmental authority or other regulatory agency or otherwise circulated or utilized for any other purpose without our prior written consent.  Notwithstanding the preceding sentence: (i) you may make available a copy of this letter to any federal or state regulatory authority having jurisdiction over you (as well as the National Association of Insurance Commissioners) or any prospective purchaser of a Note that is an Institutional Investor (as defined in clause (c) of the definition thereof set forth in the Note Purchase Agreement), provided that such recipient shall not be entitled to rely on this letter; and (ii) any Institutional Investor who purchases a Note may rely on this letter as of the date hereof (although any reliance after the date hereof shall not be an updating or redelivery of the opinions expressed in this letter).  We assume no obligation to notify you or any such Institutional Investor or to supplement this letter to reflect any facts or circumstances which may hereafter come to our attention with respect to the opinions expressed herein, including any changes in applicable law which may hereafter occur.

Very truly yours,

4.4(a)-6

Schedule I

Purchasers

The Northwestern Mutual Life Insurance Company

720 East Wisconsin Avenue

Milwaukee, Wisconsin 53020

Metropolitan Life Insurance Company

1095 Avenue of the Americas

New York, New York 10036

EXHIBIT 4.4(a)
(to Note Purchase Agreement)

FORM OF OPINION OF STAFFORD ROSENBAUM LLP
SPECIAL WISCONSIN COUNSEL FOR THE ISSUER

February ___, 2010

To Each of the Parties Listed

on Schedule I Hereto

Ladies and Gentlemen:

We have acted as special Wisconsin counsel to MGE Power Elm Road, LLC, a Wisconsin limited liability company (the “Company”), MGE Energy, Inc., a Wisconsin corporation ("MGE Energy"), Madison Gas and Electric Company, a Wisconsin corporation ("MGE"), and MGE Power LLC, a Wisconsin limited liability company ("MGE Power"),  in connection with the preparation, execution and delivery of that certain Note Purchase Agreement, dated as of the date hereof (the “Note Purchase Agreement”), among the Purchasers listed on Schedule I hereto (the “Purchasers”) and the Company, pursuant to which the Company is issuing $50,000,000 aggregate principal amount of the Company’s 5.04% Senior Secured Notes due February 4, 2040 (the “Notes”), and the Transaction Documents as defined below.  This letter is being delivered to you at the request of the Company pursuant to Section 4.4(b) of the Note Purchase Agreement.

In connection with this letter, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following:

(1)

the Note Purchase Agreement;

(2)

the Collateral Trust Indenture, Security and Assignment Agreement, dated as of the date hereof (the “Collateral Trust Indenture”), among the Company, the Secured Parties from time to time party thereto and U.S. Bank National Association, a national banking association, as collateral trustee (the “Collateral Trustee”);

(3)

the Consent Agreement, dated as of the date hereof (the “Consent Agreement”), among MGE, the Company and the Collateral Trustee;

(4)

the Undertaking, dated as of the date hereof (the “Undertaking”), made by MGE Energy for the benefit of the Company and the Secured Parties referred to therein;

(5)

the Subordination Agreement, dated as of the date hereof (the “Subordination Agreement”), between MGE Power and the Company; and

(6)

the Notes, dated the date hereof, in the principal amount and registered in the names of the Purchasers as set forth on Schedule A to the Note Purchase Agreement, executed by the Company.

EXHIBIT 4.4(b)
(to Note Purchase Agreement)

The foregoing documents (other than the Notes) are referred to herein collectively as the “Transaction Agreements”; the Transaction Agreements and the Notes are referred to herein collectively as the “Transaction Documents”; and the Company, MGE, MGE Energy and MGE Power are collectively referred to as the “Transaction Parties.”  “Applicable Law” means those Wisconsin laws, rules and regulations that, in our experience, are normally applicable to transactions of the type contemplated by the Transaction Documents, without our having made any special investigation as to the applicability of any specific law, rule or regulation.  "Company Documents" means those Transaction Documents and Project Agreements to which the Company is a party.  "MGE Documents" means the Consent Agreement and those Project Agreements to which MGE is a party.

  All capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Note Purchase Agreement.

We have assumed for purposes of the opinions hereinafter set forth (a) that the Transaction Documents have been duly authorized, executed and delivered by the parties thereto other than the Transaction Parties and (b) that each of the parties thereto, other than the Transaction Parties, is duly organized and validly existing under the laws of its respective jurisdiction of organization and has full power, authority and legal right to execute, deliver and perform each Transaction Document to which such Person is a party.

In rendering the opinions expressed below, we have examined originals or copies authenticated or otherwise identified to our satisfaction of such public, corporate and limited liability company records and other instruments, certificates of public officials and of officers, managers and representatives of the Transaction Parties and other documents, and have made such other investigation of fact and law, as we have deemed necessary in connection with the opinions hereinafter expressed.  In such examination, we have assumed the genuineness of all signatures, the authenticity of documents submitted to us as originals, the conformity with the original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents.  We have relied, as to factual matters only, on representations of the Transaction Parties contained in the Transaction Documents and Project Agreements and certificates of managers of the Company and officers of MGE delivered to you in connection therewith; nothing, however, has come to our attention to cause us to believe that any such factual matter is untrue.

The opinions expressed herein are limited to the laws of the State of Wisconsin, and we express no opinions with respect to the laws of any other jurisdiction.  We note that certain of the Transaction Documents state that they are to be governed by the internal laws of states other than the State of Wisconsin.

In basing the opinions set forth in this letter on “our knowledge,” the words “our knowledge,” or similar words, signify that, in the course of our representation of the Transaction Parties, no facts have come to our attention that would give us actual knowledge or actual notice that any such opinions or other matters are not accurate.  Except as otherwise stated in this opinion, we have undertaken no investigation or verification of such matters.  Further, the words “our knowledge” and similar language as used in this opinion are intended to be limited to actual

4.4(b)-2

knowledge of the attorneys within our firm who have been directly involved in representing the Company and MGE in connection with the transactions contemplated by the Transaction Documents and the Project Agreements.

Based on the foregoing and subject to the qualifications hereinafter set forth, we are of the opinion that:

A.

The Company and MGE Power are limited liability companies validly existing and in good standing under the laws of the State of Wisconsin and have full limited liability company power and authority to execute and deliver, and to carry out and perform their obligations under, those Transaction Documents and Project Agreements to which each is a party and consummate the transactions contemplated thereby.  MGE Energy and MGE are corporations validly existing and in good standing under the laws of the State of Wisconsin and have full corporate power and authority to execute and deliver, and to carry out and perform their obligations under, those Transaction Documents and Project Agreements to which each is a party and consummate the transactions contemplated thereby.

B.

C.

Each of the Transaction Parties is duly qualified to do business and in good standing in each jurisdiction in which the failure to qualify or be in good standing of such Transaction Party could reasonably be expected to have a material adverse effect on its business, assets or operations or on its ability to perform its obligations under those Transaction Documents and Project Agreements to which it is a party.

D.

E.

The execution, delivery and performance by the Company of the Company Documents have been duly authorized by all necessary limited liability company action on the part of the Company.  The Company Documents have been duly executed and delivered by the Company.

F.

G.

The execution, delivery and performance by MGE Energy of the Undertaking has been duly authorized by all necessary corporate action on the part of MGE Energy.  The Undertaking has been duly executed and delivered by MGE Energy.

H.

I.

The execution, delivery and performance by MGE of the MGE Documents have been duly authorized by all necessary corporate action on the part of MGE.  The MGE Documents have been duly executed and delivered by MGE.

J.

K.

The execution, delivery and performance by MGE Power of the Subordination Agreement has been duly authorized by all necessary limited liability company action on behalf of MGE Power.  The Subordination Agreement has been duly executed and delivered by MGE Power.

L.

M.

The Undertaking and each of the Project Agreements to which a Transaction Party is a party constitutes a legal, valid and binding obligation of that Transaction Party enforceable in accordance with its terms.

N.

O.

The execution and delivery of the Transaction Documents and Project

4.4(b)-3

Agreements by the Transaction Parties does not, and the performance by the Transaction Parties of their obligations under the Transaction Documents and Project Agreements will not, result in any:

P.

1.

violation or breach of, or conflict with, any of the terms, conditions or provisions of the Company's or MGE Power's articles of organization or operating agreement, or MGE Energy's or MGE's articles of incorporation or bylaws;

2.

3.

violation or breach of, or conflict with, any of the terms, conditions or provisions of any judicial, arbitration or administrative decree, writ, judgment or order to which such Transaction Party is a party or may be bound;

4.

5.

violation or breach of the contractual provisions of, or constitute an event of default or result in the termination of, or accelerate or permit the acceleration of any performance, or require any consent under, any indenture, loan agreement, mortgage, deed, contract or other agreement or instrument to which such Transaction Party is a party or may be bound and which is listed on the attached Schedule II; or

6.

7.

creation or imposition of a Lien in, on or against the assets of any Transaction Party (other than those contemplated or created in connection with the Security Documents) under any indenture, mortgage, deed of trust, instrument or other agreement listed on the attached Schedule II.

8.

Q.

To our knowledge, there are no pending or threatened legal or administrative proceedings which challenge the validity of the Transaction Documents or Project Agreements.

R.

S.

No consent, approval, publication, permit, authorization, exemption, declaration or other action by, or filing, qualification, or registration with, any Governmental Authority of the State of Wisconsin (collectively, "Approvals")  is required by the Transaction Parties' execution, delivery and performance of the Transaction Documents and Project Agreements and consummation of the transactions contemplated thereby, except for Approvals which have already been made or obtained.

T.

U.

The Collateral Trust Indenture creates, in favor of the Collateral Trustee on behalf of the Secured Parties, a valid security interest in all of the Collateral (as defined in the Collateral Trust Indenture) to the extent a security interest may be created therein under Chapter 409 of the Wisconsin Statutes (other than any of the Collateral consisting of commercial tort claims).

V.

W.

Assuming the Collateral Trustee takes and retains possession (as such term is used in section 409.313(1) of the Wisconsin Statutes) in the State of Wisconsin of the Facility Lease Agreements assigned to the Collateral Trustee pursuant to the Collateral Trust Indenture, the Collateral Trustee's security interest in the Company's rights in the Facility Lease Agreements will be perfected to the extent that the lien and security interest granted thereby or intended to be granted thereby may be perfected as an interest in tangible chattel paper.

4.4(b)-4

X.

Y.

The financing statement attached as Exhibit A (the "Company Financing Statement") covering the Collateral is in appropriate form for filing with the Wisconsin Department of Financial Institutions and conforms to all requirements of the laws of the State of Wisconsin for recording or filing thereof.

Z.

AA.

Upon the proper filing and recording of the Company Financing Statement with the Wisconsin Department of Financial Institutions, the Collateral Trustee's lien and security interest in the Collateral will be perfected to the extent the lien and security interest granted thereby or intended to be granted thereby may be perfected by the filing of a financing statement under Chapter 409 of the Wisconsin Statutes.

BB.

CC.

The Collateral Trust Indenture is in the appropriate form for recording in the offices of the Milwaukee County Register of Deeds and the Racine County Register of Deeds, which are the appropriate recording offices for filing and recordation of the Collateral Trust Indenture.  The proper recording of the Collateral Trust Indenture with the Milwaukee County Register of Deeds and the Racine County Register of Deeds (collectively, the "Real Property Recordings") will be sufficient to perfect the Collateral Trustee's lien and security interest in the Facility Lease Agreements to the extent the lien and security interest granted thereby or intended to be granted thereby may be perfected by recording pursuant to section 708.11(2), Wis. Stats.

DD.

EE.

No documentary, stamp, deed of trust, transfer or recording taxes or similar charges will be payable to the State of Wisconsin or to any jurisdiction therein by the Collateral Trustee or any Purchaser on account of (i) the execution or delivery of the Transaction Documents; (ii) the creation of the indebtedness evidenced or secured thereby; (iii) the creation of the liens and security interests thereunder, or (iv) the filing, recording, registration or enforcement of the Company Financing Statement or the Real Property Recordings, except for nominal filing or recording fees.

FF.

GG.

Notwithstanding the express intention of the Company and MGE that the Facility Lease Agreements be treated as true leases, in the event that a Facility Lease Agreement is recharacterized as a loan:

HH.

1.

The filing of the precautionary financing statement attached as Exhibit B (the "Precautionary Financing Statement"), with the Department of Financial Institutions of the State of Wisconsin and the Register of Deeds offices for Milwaukee County and Racine County, is sufficient under the laws of the State of Wisconsin to perfect any security interest of the Company (or the Collateral Trustee, as the assignee of the Company) claimed to arise under the Facility Lease Agreement in and to any portion of the Leased Facility (as defined in such Facility Lease Agreement) comprised of personal property in which a security interest may be perfected by the filing of a financing statement under Chapter 409 of the Wisconsin Statutes.

2.

3.

We are unaware of any Wisconsin case law that has addressed the proper means of perfecting a security interest in real property covered by a lease agreement,

4.4(b)-5

should the lease agreement subsequently be recharacterized as a secured loan involving real property interests.  Moreover, the State of Wisconsin does not have any statutory provision setting forth the terms that must be included in a document in order for it to constitute a mortgage.   Nonetheless, we believe that a Wisconsin court properly presented with the question would more likely than not find that the recording of a memorandum of the Facility Lease Agreement with the Milwaukee County Register of Deeds and the Racine County Register of Deeds offices in the form attached as Exhibit C ("Memorandum of Leases") would be sufficient under the laws of the State of Wisconsin to perfect any security interest of the Company (or the Collateral Trustee, as the assignee of the Company) claimed to arise under such Facility Lease Agreement in and to any portion of the Leased Facility (as defined in such Facility Lease Agreement) that is comprised of real property.  We reach this conclusion on the basis that (i) the Memorandum of Leases meets the statutory requirements for a conveyance under Wisconsin law that are identical to the requirements applicable to mortgages and (ii), third parties will have been put on notice of the Company's interest as lessor under the Memorandum of Leases as a result of the recording of the Memorandum of Leases with both the Milwaukee County and Racine County Register of Deeds offices.

4.

II.

The obligations of the Company under the Company Documents do not violate any usury laws of the State of Wisconsin.

JJ.

KK.

The courts of the State of Wisconsin would recognize and give effect to the choice of New York law provisions of the Transaction Documents.

LL.

MM.

Neither the Collateral Trustee nor any Purchaser is required to obtain a Certificate of Authority from the Wisconsin Department of Financial Institutions to do business in the State of Wisconsin so long as the activities of the Collateral Trustee or Purchaser are limited to the following:  lending money or creating or acquiring indebtedness, mortgages and security interests in property; securing or collecting debts or enforcing mortgages and security interests in property securing the debts; and owning, without more, property.

NN.

Our opinions set forth above are modified by and subject to the following qualifications:

a.

The opinions expressed in paragraph 7 as to enforceability and in paragraphs 11 through 15 as to validity of security interests are subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and similar laws relating to or affecting the rights and remedies of creditors generally and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (whether enforceability is considered in a proceeding at law or in equity); and are further subject to the limitation that the enforceability of any rights to indemnification or contribution may be limited by federal or state securities laws or regulations or by public policy. We note that Section 552 of Title 11 of the United States Code, as amended (the “Bankruptcy Code”), limits the extent to which property acquired by a debtor after the commencement of a case under the Bankruptcy Code is subject to a security interest arising from a security agreement entered into by the debtor before such commencement.

b.

4.4(b)-6

c.

We express no opinion as to the enforceability of provisions in any Project Agreement that (i) attempt to exculpate other parties from liability for future actions, inactions or practices; (ii) purport to establish evidentiary standards; (c) purport to confer subject matter jurisdiction on any court or fix venue; (d) provide for methods of service of process other than in accordance with Applicable Law; (e) relate to severability or separability; (f) relate to payment without set-off or that otherwise purport to make obligations of, or determinations by, any party unconditional and absolute; or (g) provide that terms may not be waived or modified except in writing.

d.

e.

We have assumed that “value” has been given (as such term is used in Section 409.203(2)(a) of the Wisconsin Statutes) and that the Company has sufficient rights to the Collateral in order for the security interest of the Secured Parties to attach thereto, and we express no opinion as to the nature and extent of the Company’s rights in or title to any of the Collateral.

f.

g.

With respect to our opinion in paragraph 8(c), we express no opinion as to whether the incurrence of indebtedness by the Company under the Transaction Documents might result in the violation of any of the financial covenants with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Company set forth in any of the agreements listed on Schedule II.

h.

i.

Our security interest opinion in paragraph 11 is limited to Chapter 409 of the Wisconsin Statutes.  Therefore, that opinion does not address (i) laws of jurisdictions other than Wisconsin; or (ii) laws of Wisconsin except for those described above.

j.

k.

We call to your attention that the security interest created by the Company in proceeds of the Collateral is limited to the extent set forth in Section 409.315 of the Wisconsin Statutes.

l.

m.

We express no opinion as to the actions that will be required to be taken periodically, or as a result of any changes in fact or law after the date hereof, under any Applicable Law in order for the validity of any lien or security interest referred to herein, to be maintained.

n.

This letter is being delivered solely for the benefit of the persons to whom it is addressed in connection with the matters described above; accordingly, it may not be quoted, filed with any governmental authority or other regulatory agency or otherwise circulated or utilized for any other purpose without our prior written consent.  Notwithstanding the preceding sentence: (i) you may make available a copy of this letter to any federal or state regulatory authority having jurisdiction over you (as well as the National Association of Insurance Commissioners) or any prospective purchaser of a Note that is an Institutional Investor (as defined in clause (c) of the definition thereof set forth in the Note Purchase Agreement), provided that such recipient shall not be entitled to rely on this letter; and (ii) any Institutional Investor who purchases a Note may rely on this letter as of the date hereof (although any reliance after the date hereof shall not be an updating or redelivery of the opinions expressed in this letter).  We assume no obligation to notify you or any such Institutional Investor or to

4.4(b)-7

supplement this letter to reflect any facts or circumstances which may hereafter come to our attention with respect to the opinions expressed herein, including any changes in Applicable Law which may hereafter occur.

Very truly yours,

STAFFORD ROSENBAUM LLP

4.4(b)-8

SCHEDULE I

METROPOLITAN LIFE INSURANCE COMPANY

1095 Avenue of the America

New York, New York  10036

THE NORTHWESTERN MUTUAL LIFE

  INSURANCE COMPANY

720 East Wisconsin Avenue

Milwaukee, Wisconsin  53202

4.4(b)-9

SCHEDULE II

MGE POWER ELM ROAD, LLC

(1)

Elm Road Generating Station I Ownership Agreement, dated as of December 17, 2004, among the Company, Elm Road Generating Station Supercritical, LLC, and Wisconsin Public Power Inc., as Joint Owners, Elm Road Services, LLC, as Project Manager, and W.E. Power LLC.

(2)

Elm Road Generating Station I Facility Lease Agreement, dated as of November 4, 2005, among the Company, as Lessor, and MGE, as Lessee.

(3)

Elm Road Generating Station I Easement and Indemnification Agreement, dated as of December 17, 2004, among the Company and Wisconsin Public Power Inc., as Grantees, and Wisconsin Electric Power Company, as Grantor.

(4)

Assignment and Assumption Agreement, dated as of November 4, 2004, from the Company, as Assignor, to MGE, as Assignee, relating to Elm Road Generating Station I Easement and Indemnification Agreement, dated as of December 17, 2004, among the Company and Wisconsin Public Power Inc., as Grantees, and Wisconsin Electric Power Company, as Grantor.

(5)

Elm Road Generating Station II Ownership Agreement, dated as of December 17, 2004, among the Company, Elm Road Generating Station Supercritical, LLC, and Wisconsin Public Power Inc., as Joint Owners, Elm Road Services, LLC, as Project Manager, and W.E. Power LLC.

(6)

Elm Road Generating Station II Facility Lease Agreement, dated as of November 4, 2005, among the Company, as Lessor, and MGE, as Lessee.

(7)

Elm Road Generating Station II Easement and Indemnification Agreement, dated as of December 17, 2004, among the Company and Wisconsin Public Power Inc., as Grantees, and Wisconsin Electric Power Company, as Grantor.

(8)

Assignment and Assumption Agreement, dated as of November 4, 2004, from the Company, as Assignor, to MGE, as Assignee, relating to Elm Road Generating Station II Easement and Indemnification Agreement, dated as of December 17, 2004, among the Company and Wisconsin Public Power Inc., as Grantees, and Wisconsin Electric Power Company, as Grantor.

(9)

Elm Road Generating Station New Common Facilities Ownership Agreement, dated as of December 17, 2004, among the Company, Elm Road Generating Station Supercritical, LLC, and Wisconsin Public Power Inc., as Joint Owners.

4.4(b)-10

(10)

Turnkey Engineering, Procurement and Construction Contract for Supercritical Pulverized Coal Fired Electric Generation Facility, dated as of April 9, 2004, between Elm Road Services, LLC and Bechtel Power Corporation.

(11)

Amended and Restated Generation-Transmission Interconnection Agreement dated as of November 30, 2004 between American Transmission Company LLC and Wisconsin Electric Power Company for the Oak Creek Plant, Power the Future Units.

(12)

Operating Agreement of MGE Power Elm Road, LLC among MGE Power LLC, as sole member; Gary J. Wolter, Kristine A. Euclide and Jeffrey C. Newman, as managers; and acknowledged by James B. Egle, as organizer.

(13)

See Final Decision and Order of PSCW in items (19) and (20) below under Madison Gas and Electric Company.

(14)

ORDER OF THE FEDERAL ENERGY REGULATORY COMMISSION ISSUED NOVEMBER 19, 2004 (DOCKET NO. EL04-136-000), GRANTING MGE ENERGY, INC.’S, MGE POWER LLC’S AND THE COMPANY’S PETITION FOR DECLARATORY ORDER AND DISCLAIMING JURISDICTION.

(15)

SETTLEMENT AGREEMENT AND RELEASE, EFFECTIVE AS OF DECEMBER 16, 2009, BETWEEN BECHTEL POWER CORPORATION AND ELM ROAD SERVICES, LLC.

MADISON GAS AND ELECTRIC COMPANY

(1)

Indenture of Mortgage and Deed of Trust, dated as of January 1, 1946, between MGE and Firstar Trust Company (successor to First Wisconsin Trust Company), as Trustee, as supplemented by the Seventeenth Supplemental Indenture thereto, dated as of February 1, 1993.

(2)

Indenture, dated as of September 1, 1998, between MGE and The Bank of New York Mellon Trust Company, N.A. (successor to Bank One, N.A.), as Trustee.

(3)

Amended and Restated Credit Agreement, dated as of December 21, 2005, among MGE, the Lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent.

(4)

Agreement dated August 29, 2008, as amended , between MGE, as Borrower, and JPMorgan Chase Bank, N.A., as Lender.

(5)

Joint Power Supply Agreement, dated February 2, 1967, among MGE, Wisconsin Power and Light Company and Wisconsin Public Service Corporation.

(6)

Joint Power Supply Agreement, dated July 26, 1973, among MGE, Wisconsin

4.4(b)-11

Power and Light Company and Wisconsin Public Service Corporation.

(7)

Revised Agreement for Construction and Operation of Columbia Generating Plant, dated July 26, 1973, among MGE, Wisconsin Power and Light Company and Wisconsin Public Service Corporation, as supplemented on March 1, 1979.

(8)

Amended and Restated Agreement for Construction and Operation of Columbia Generating Plant, dated January 17, 2007, among MGE, Wisconsin Power and Light Company and Wisconsin Public Service Corporation.

(9)

West Campus Cogeneration Facility Operation and Maintenance Agreement, dated as of October 13, 2003, among MGE, as Operator, and the Board of Regents of the University of Wisconsin System, as Joint Owner.

(10)

West Campus Cogeneration Facility Lease Agreement, dated as of March 18, 2004, among MGE Power West Campus, LLC, as Lessor, and MGE, as Lessee.

(11)

West Campus Cogeneration Facility MGE Ground Sublease, dated as of March 18, 2004, among MGE Power West Campus, LLC as Lessee, and MGE, as Lessor.

(12)

Elm Road Generating Station I Operating and Maintenance Agreement, dated as of December 17, 2004, among MGE, Wisconsin Electric Power Company, and Wisconsin Public Power Inc., as Lessee/ Owners, and Wisconsin Electric Power Company, as Operating Agent.

(13)

Elm Road Generating Station II Operating and Maintenance Agreement, dated as of December 17, 2004, among MGE, Wisconsin Electric Power Company, and Wisconsin Public Power Inc., as Lessee/ Owners, and Wisconsin Electric Power Company, as Operating Agent.

(14)

Elm Road Generating Station Common Facilities Operating and Maintenance Agreement, dated as of December 17, 2004, among MGE, Wisconsin Electric Power Company, and Wisconsin Public Power Inc., as Lessee/Owners, and Wisconsin Electric Power Company, as Operating Agent.

(15)

See Facility Lease Agreements dated as of November 4, 2005 listed as Items (2) and (6) above under MGE Power Elm Road, LLC.

(16)

See Assignment and Assumption Agreements dated as of November 4, 2004 listed as Items (4) and (8) above under MGE Power Elm Road, LLC.

(17)

Operating Agreement, dated as of October 28, 2005, among MGE Energy, Inc., MGE, and MGE Transco Investment LLC.

(18)

Interconnection Agreement dated November 22, 2002 between American

4.4(b)-12

Transmission Company LLC and MGE.

(19)

Final Decision (Certificate of Authority) of the PSCW dated June 25, 2004 (Docket Nos. 3270-CE-124 and 3270-CE-125) regarding MGE’s application for authority to place in operation an undivided minority interest in Elm Road Generating Station Units 1 and 2 and associated new common facilities under an affiliated interest agreement with the Company.

(20)

Order of the PSCW dated June 25, 2004 (Docket No. 3270-AE-103) regarding MGE’s application for approval of affiliated interest agreements between MGE and the Company related to ownership and leasing of undivided minority interests in Elm Road Generating Station Units 1 and 2 and associated new common facilities.

(20)

PSCW Current Rate Order Docket 3270-UR-116, authorizing MGE’s current retail rate structure dated December 22, 2009.

(21)

Order Granting Petition for Declaratory Order and Disclaiming Jurisdiction, issued November 19, 2004 by the Federal Energy Regulatory Commission in Docket No. EL04-136-000.

4.4(b)-13

EXHIBIT A

[Company Financing Statement]

4.4(b)-14

EXHIBIT B

[Precautionary Financing Statement]

4.4(b)-15

EXHIBIT C

[Memorandum of Lease]

4.4(b)-16

FORM OF OPINION OF SPECIAL COUNSEL FOR THE PURCHASERS

February 4, 2010

To the Purchasers described on Schedule A
to the Note Purchase Agreement referred
to below

Re:

$50,000,000 5.04%, Series A, Senior Secured Notes

due February 3, 2010

of

MGE Power Elm Road, LLC

Ladies and Gentlemen:

We have acted as your special counsel in connection with your separate purchases on the date hereof of the $50,000,000 aggregate principal amount of the 5.04%, Series A, Senior Secured Notes due February 3, 2010 (the “Notes”) of MGE Power Elm Road, LLC, a limited liability company organized and existing under the laws of the State of Texas (the “Issuer”), issued under and pursuant to the Note Purchase Agreement, dated February 3, 2010 (the “Note Purchase Agreement”), between the Issuer and the purchasers listed in Schedule A thereto (collectively, the “Purchasers”).  All capitalized terms used herein but not otherwise defined shall have the meanings assigned thereto in the Note Purchase Agreement.

In that connection, we have examined the following:

(a)

the Note Purchase Agreement;

(b)

the Notes dated the date hereof and registered in the names and principal amounts set forth in Schedule A to the Note Purchase Agreement;

(c)

the Consent Agreement dated as of February 3, 2010 (the “Consent”) among the Issuer, Madison Gas and Electric Company, a Wisconsin company (“MGE”), and U.S. Bank National Association, a national banking association (the “Trustee”);

(d)

the Subordination Agreement dated as of February 3, 2010 (the “Subordination Agreement”) among the Issuer, MGE Power LLC and the Trustee;

(e)

the Collateral Trust Indenture, Security and Assignment Agreement dated as of February 3, 2010 (the “Indenture”) among the Issuer, the Secured Parties from time to time party thereto and the Trustee;

EXHIBIT 4.4(c)
(to Note Purchase Agreement)

(f)

the Parent Undertaking dated as of February 3, 2009 (the “Parent Undertaking”) from MGE Energy, Inc. (the “Parent” and, together with the Issuer, MGE and MGE Power LLC, collectively, the “Opinion Parties”);

( g )

the opinions of Sidley Austin LLP (the “Sidley Opinion”), as counsel to the Issuer, MGE and Parent, dated the date hereof and delivered responsive to Sections 4.4(a) of the Note Purchase Agreement;

( h )

the opinions of Stafford Rosenbaum LLP (the “Stafford Opinion”, and together with the Sidley Opinion, the “MGE Opinions”), as counsel to the Issuer, MGE and Parent, dated the date hereof and delivered responsive to Sections 4.4(b) of the Note Purchase Agreement;

( i )

such certificates of officers of the Issuer and MGE and of public officials as we have deemed necessary to give the opinions hereinafter expressed;

(j)

such other documents and matters of law as we have deemed necessary to give the opinions hereinafter expressed; and

(k)

a letter, dated February 3, 2009, addressed to MGE, Sidley Austin LLP and us from J.P. Morgan Securities Inc., describing the manner of the offering of the Notes (the “Offeree Letter”).

The documents referred to in clauses (a) - (f) above are hereinafter referred to collectively as the “Financing Documents” and individually as a “Financing Document.”

We believe that the MGE Opinions referred to in clauses (g) and (h) above are satisfactory in scope and form and that you are justified in relying thereon.  As to all matters of fact we have relied solely upon (a) the representations and warranties of the Opinion Parties and you set forth in the Financing Documents, (b) the certificates of public officials and of the officers of the Opinion Parties and (c) the Offeree Letter, and have assumed, without independent inquiry, the accuracy of such representations, warranties and certificates, and of the Offeree Letter.

We have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form, the legal competence of each individual executing any document and that each Person executing the Financing Documents validly exists and has the power and authority to enter into and perform its obligations under the Financing Documents.  We have assumed that the Financing Documents (i) have been duly authorized, executed and delivered by all Persons party thereto and (ii) are binding upon, and enforceable against, such Persons (other than the Opinion Parties).  In addition, we have relied, to the extent of the matters set forth therein, upon the Offeree Letter.  We have also assumed that the execution, delivery and performance of the Financing Documents do not violate or result in any breach of the articles of incorporation, by-laws or other similar organizational document of any Opinion Party or violate

4.4(c)-2

or result in any breach of any agreement to which any Opinion Party is subject or require any authorization, consent, approval, exemption or other action by, or notice to or filing with, any governmental authority (excluding the Federal laws of the United States or the laws of the State of New York) which has not been obtained.

For purposes of this opinion, we have made such examination of law as we have deemed necessary.  This opinion is limited solely to (a) the internal substantive laws of the State of New York as applied by courts located in the State of New York without regard to conflicts of law principles and (b) the federal laws of the United States of America, and we express no opinion as to the laws of any other jurisdiction.  In addition, we note that the Financing Documents contain provisions stating that they are to be governed by the laws of the State of New York.  Except to the extent that such provisions are made enforceable by New York General Obligations Law  Section 51401 as applied by New York state courts or federal courts applying New York choice of law rules, no opinion is given herein as to any such provisions, or otherwise as to the choice of law or internal substantive rules of law that any court or other tribunal may apply to the transactions contemplated by the Financing Documents.

We express no opinions as to any anti-fraud securities, “blue sky,” anti-trust or tax laws of any jurisdiction.

The opinions set forth below are further subject to the following exceptions, qualifications and assumptions:

(a)

the enforcement of any obligations of any person or entity under the Financing Documents or otherwise may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, fraudulent transfer, moratorium or other laws and rules of law affecting the enforcement generally of creditors’ rights and remedies (including such as may deny giving effect to waivers of debtors’ or guarantors’ rights), and general principles of equity including any implied duty of good faith and fair dealing (regardless of whether the application of such principles is considered in a proceeding in equity or at law);

(b)

we express no opinion as to the availability of any specific or equitable relief of any kind; and

(c)

we express no opinion as to the enforceability of any particular provision of any of the Financing Documents relating to (i) waivers of rights to object to jurisdiction or venue, consents to jurisdiction or venue, or waivers of rights to (or methods of) service of process, (ii) waivers of an applicable defenses, setoffs, recoupments, or counterclaims, (iii) waivers or variations of legal provisions or rights which are not capable of waiver or variation under applicable law, or (iv) exculpation or exoneration clauses, contribution provisions and clauses relating to releases or waivers of immaterial claims or rights.

Based upon the foregoing, it is our opinion that:

4.4(c)-3

1.

The Note Purchase Agreement constitutes the legal, valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms.

2.

The Notes constitute the legal, valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms.

3.

Each of the Consent, Subordination Agreement, Indenture and Parent Undertaking to which the Company is a party constitute a legal, valid and binding obligations of the Company enforceable in accordance with its terms.

4.

The issuance, sale and delivery of the Notes under the circumstances contemplated by the Note Purchase Agreement do not, under existing law, require the registration of the Notes under the Securities Act of 1933, as amended, or the qualification of an indenture under the Trust Indenture Act of 1939, as amended.

This opinion is being furnished only to you in connection with the purchase of the Notes pursuant to the Note Purchase Agreement, and is not to be used, quoted, relied upon or otherwise referred to by any other Person or for any other purposes without our prior written consent, except that this opinion may be reviewed, but not relied upon, by legal and regulatory authorities and may be relied upon as of the date hereof by subsequent holders of the Notes who are Institutional Investors and who have acquired the Notes in accordance with the terms of the Note Purchase Agreement as if such subsequent holders were original addressees hereon.  This opinion is based on factual matters in existence as of the date hereof and laws and regulations in effect on the date hereof, and we assume no obligation to revise or supplement this opinion should such factual matters change or should such laws or regulations be changed by legislative or regulatory action, judicial decision or otherwise.

Respectfully submitted,

4.4(c)-4

FORM OF OPINION OF SPECIAL COUNSEL FOR THE COLLATERAL TRUSTEE

February 4, 2010

Purchasers party to the Note

Purchase Agreement referred

to below

MGE Power Elm Road, LLC

133 South Blair Street

Madison, Wisconsin  53703

Madison Gas and Electric Company

133 South Blair Street

Madison, Wisconsin 53703

Re:

Madison Gas And Electric Company

5.04% Senior Secured Notes, Series A (the “Notes”)

Ladies and Gentlemen:

We have acted as counsel to U.S. Bank National Association in connection with the Collateral Trust Indenture, Security and Assignment Agreement, dated as of February 3, 2010 (the “Indenture”), by and among MGE Power Elm Road, LLC (the “Issuer”), the Secured Parties from time to time party thereto and U.S. Bank National Association, as Collateral Trustee on behalf of the Secured Parties (the “Collateral Trustee”).  This opinion is being delivered to you pursuant to Section 4.4 of that certain Note Purchase Agreement, dated as of February 3, 2010,

EXHIBIT 4.4(d)
(to Note Purchase Agreement)

among the Issuer, the purchasers (the “Purchasers”) listed on Schedule A thereto (the “Note Purchase Agreement”).  Capitalized terms used herein and not otherwise defined shall have the meaning given such terms in the Indenture.

We have examined records, documents, instruments, certificates of public officials and of the Collateral Trustee and such questions of law as we have deemed necessary for the purpose of rendering the opinions set forth herein.  In such examination, we have assumed the genuineness of all signatures and the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies.  In making our examination of documents, we have assumed that each party, other than the Collateral Trustee, had the power to enter into and perform all its obligations thereunder and also have assumed the due authorization by it of all requisite action and the execution and delivery of such documents by each such party.

Based upon and subject to the foregoing, we are of the opinion that:

1.

The Collateral Trustee is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America, and has all requisite power and authority to execute, deliver and perform its obligations (in its individual and its trustee capacity) under the Indenture, the Consent Agreement, dated as of February 3, 2010 (the “Consent”), by and among Madison Gas and Electric Company, the Issuer and the Collateral Trustee, the Subordination Agreement, dated as of February 3, 2010 (the “Subordination Agreement”), by and among MGE Power LLC and the Collateral Trustee, and the Undertaking, dated as of February 3, 2010 (the “Undertaking”, and together with the Indenture, the Consent and the Subordination Agreement, the “Trustee Documents”), made by MGE Energy Inc. and accepted by the Issuer and the Collateral Trustee.

2.

The Trustee Documents have been duly authorized, executed and delivered by the Collateral Trustee and assuming the due authorization, execution and delivery of the other parties thereto, they constitute the legal, valid and binding obligations of the Collateral Trustee enforceable against it in accordance with their respective terms.

3.

The execution and delivery of the Trustee Documents and compliance by the Collateral Trustee with the terms thereof, under the circumstances contemplated thereby, do not and will not conflict with or constitute a breach of or default under the Collateral Trustee’s duties under such documents, or any law, administrative regulation, court order or consent decree, resolution, charter, bylaws, or other agreement or instrument known to us to which the Collateral Trustee is subject or by which it is bound.

4.

Neither the execution, delivery nor performance by Collateral Trustee  of any of the Trustee Documents requires the consent or approval of, or the giving of notice to or registration with, or the taking of any other action in respect of, any governmental authority of the United States or New York body governing its banking practices.

5.

There is no action, proceeding or investigation pending or, to its best knowledge,

4.4(d)-2

after due inquiry, threatened against or affecting the Collateral Trustee which questions the validity of the Trustee Documents, and there is no action, proceeding or investigation pending or, to its best knowledge, threatened which is likely to result, either in any case or in the aggregate, in any material adverse change in the ability of the Collateral Trustee to perform its obligations under the Trustee Documents.

The opinions set forth above are subject to the following qualifications and exceptions:

(a)

The opinions are subject to the effect of any applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws of general application affecting creditors’ rights; and

(b)

The opinions are subject to the effect of general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing, and other similar doctrines affecting the enforceability of agreements generally (regardless of whether considered in a proceeding in equity or at law).

Based upon and subject to the foregoing, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we do not have knowledge, without investigation, of any pending or overtly threatened lawsuits or claims against the Collateral Trustee questioning the validity of the Trustee Documents or that would impair materially the ability of the Collateral Trustee to perform its obligations under the Trustee Documents.

Our opinions expressed above are limited to the laws of the State of New York and the federal laws of the United States of America.  We assume no obligation to update or supplement this opinion to reflect any facts or circumstances that hereafter may come to our attention or any changes in law or court decision that may occur after the date hereof.  We do not render any opinion with respect to any matter other than those expressly set forth above.

This opinion letter is delivered in connection with the issuance of the Notes, may be relied upon only by each addressee of this opinion letter, in each case in connection with such closing, and may not be relied upon by any of them for any other purpose.  Without our prior written consent, this opinion letter may not be furnished to any other person or entity or quoted, published or otherwise disseminated, except (a) pursuant to order or legal process of any court, governmental agency or authority, (b) to any other person or entity as required by applicable law, and (c) transferees of the Notes may receive a copy of our opinion (although they will not be entitled to rely thereon).

Very truly yours,

4.4(d)-3

Schedule I

Purchasers

The Northwestern Mutual Life Insurance Company

720 East Wisconsin Avenue

Milwaukee, Wisconsin 53020

Metropolitan Life Insurance Company

1095 Avenue of the Americas

New York, New York 10036

4.4(d)-4

Schedule II

No Conflicts Agreements

(1)

 Elm Road I Ownership Agreement dated as of December 17, 2004 among Elm Road Generating Station Supercritical, LLC, MGE Power Elm Road, LLC, Wisconsin Public Power Inc., Elm Road Services, LLC and W.E. Power LLC;

(2)

Elm Road I Facility Lease Agreement dated as of November 4, 2005 between MGE Power Elm Road, LLC and Madison Gas and Electric Company, including schedules;

(3)

Elm Road Unit I Operating and Maintenance Agreement dated as of December 17, 2004 among Wisconsin Electric Power Company, Madison Gas and Electric Company, Wisconsin Public Power Inc., as Lessee/Owner Parties, and Wisconsin Electric Power Company, as Operating Agent;

(4)

Elm Road Unit I Easement and Indemnification Agreement dated as of December 17, 2004 between Wisconsin Electric Power Company, as Grantor, and MGE Power Elm Road, LLC and Wisconsin Public Power Inc., as Grantees;

(5)

Assignment and Assumption Agreement dated as of November 4, 2005 between MGE Power Elm Road, LLC, as Assignor, and Madison Gas and Electric Company, as Assignee;

(6)

Elm Road II Ownership Agreement dated as of December 17, 2004 among Elm Road Generating Station Supercritical, LLC, MGE Power Elm Road, LLC, Wisconsin Public Power Inc., Elm Road Services, LLC and W.E. Power LLC;

(7)

Elm Road II Facility Lease Agreement dated as of November 4, 2005 between MGE Power Elm Road, LLC and Madison Gas and Electric Company, including schedules;

(8)

Elm Road Unit II Operating and Maintenance Agreement dated as of December 17, 2004 among Wisconsin Electric Power Company, Madison Gas and Electric Company and Wisconsin Public Power Inc., as Lessee/Owner Parties, and Wisconsin Electric Power Company, as Operating Agent;

(9)

Elm Road Unit II Easement and Indemnification Agreement dated as of December 17, 2004 between Wisconsin Electric Power Company, as Grantor, and MGE Power Elm Road, LLC and Wisconsin Public Power Inc., as Grantees;

(10)

Assignment and Assumption Agreement dated as of November 4, 2005 between MGE Power Elm Road, LLC, as Assignor, and Madison Gas and Electric Company, as Assignee;

4.4(d)-5

(11)

Elm Road New Common Facilities Ownership Agreement dated as of December 17, 2004 among Elm Road Generating Station Supercritical, LLC, MGE Power Elm Road, LLC and Wisconsin Public Power Inc. and

(12)

Elm Road Common Facilities Operating and Maintenance Agreement dated as of December 17, 2004 among Wisconsin Electric Power Company, Madison Gas and Electric Company and Wisconsin Public Power Inc., as Lessee/Owner Parties, and Wisconsin Electric Power Company, as Operating Agent.

(13)

Turnkey Engineering, Procurement and Construction Contract for the Elm Road Units dated as of April 9, 2004 between Elm Road Services, LLC and Bechtel Power Corporation; and

(14)

Amended and Restated Generation-Transmission Interconnection Agreement dated as of November 30, 2004 between American Transmission Company LLC and Wisconsin Electric Power Company, relating to the Oak Creek Power Plant, Power the Future Units (the Elm Road Units).

4.4(d)-6